As filed with the Securities and Exchange Commission on November 19, 2021.

Registration No. 333- 260422

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GARDINER HEALTHCARE ACQUISITIONS CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	86-2899992
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3107 Warrington Road

Shaker Heights, OH 44120

(216) 633-6708
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marc F. Pelletier
Chief Executive Officer
3107 Warrington Road

Shaker Heights, OH 44120

(216) 633-6708
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ari Edelman, Esq. Reed Smith LLP 599 Lexington Avenue New York, New York 10022 (212) 521-5400	Jason T. Simon Greenberg Traurig, LLP 1750 Tysons Blvd., Suite 1000 McLean, Virginia 22102 (703) 749-1386

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this offering.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(5)
Units, each consisting of one share of common stock, $0.0001 par value, and one redeemable warrant(2)	8,625,000 Units	$10.00	$86,250,000	$7,995.38
Shares of common stock included as part of the units(3)	8,625,000 Shares	—	—	—	(4)
Redeemable warrants included as part of the units(3)	8,625,000 Warrants	—	—	—	(4)
Total			$86,250,000	$7,995.38

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 1,125,000 units, consisting of 1,125,000 shares of common stock and 1,125,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.

(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED NOVEMBER 19, 2021

$75,000,000

GARDINER HEALTHCARE ACQUISITIONS CORP.

7,500,000 UNITS

Gardiner Healthcare Acquisitions Corp., which we refer to as “we,” “us” or “our company,” is a newly organized blank check company incorporated in Delaware and formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our “initial business combination.” While we may pursue an initial business combination in any region or sector, we intend to focus our efforts on identifying high-growth healthcare businesses.

This is an initial public offering (“IPO”) of our securities. We are offering 7,500,000 units at an offering price of $10.00 per unit. Each unit consists of one share of common stock, par value $0.0001, and one warrant, which we refer to throughout this prospectus as “warrants” or the “public warrants.” Each warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as described in the prospectus. We will not issue fractional shares. Each public warrant will become exercisable on the later of one year after the closing of this offering or the consummation of an initial business combination, and will expire five years after the completion of an initial business combination, or earlier upon redemption.

We have granted Chardan Capital Markets LLC, the representative of the underwriters (“Chardan”), a 45-day option to purchase up to an additional 1,125,000 units (over and above the 7,500,000 units referred to above) solely to cover over-allotments, if any.

We will provide the holders of our outstanding shares of common stock that were sold as part of the units in this offering with the opportunity to redeem their shares of common stock upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, including interest (net of taxes payable), divided by the number of then outstanding shares of common stock that were sold as part of the units in this offering, which we refer to as our “public shares.”

We have 12 months to consummate our initial business combination (which is extendable to up to 18 months, as described herein). If we are unable to consummate our initial business combination within the above time period, we will distribute the aggregate amount then on deposit in the trust account, pro rata to our public stockholders, by way of the redemption of their shares and thereafter cease all operations except for the purposes of winding up of our affairs, as further described herein. In such event, the warrants will expire and be worthless.

Gardiner Healthcare Holdings, LLC (“Gardiner Healthcare”), our co-sponsor and an affiliate of certain of our directors and officers, has committed to purchase from us 2,775,000 warrants (or 2,985,938 warrants if the over-allotment option is exercised in full), Chardan Gardiner LLC, our co-sponsor and an affiliate of Chardan (“Chardan Gardiner”), has committed to purchase from us 475,714 warrants (or 511,875 warrants if the over-allotment option is exercised in full), and CCMAUS Pty Ltd., our co-sponsor, has committed to purchase from us 449,286 warrants (or 483,438 warrants if the over-allotment option is exercised in full), in each case, at a price of $1.00 per warrant, for an aggregate purchase price of $3,700,000 (or $3,981,250 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. We refer to these warrants, collectively, as the “private warrants” throughout this prospectus. Each private warrant is exercisable for one share of common stock at an exercise price of $11.50 per share. Of the $3,700,000 (or $3,981,250 if the over-allotment option is exercised in full) we will receive from the sale of the private warrants, $2,350,000 (or $2,631,250 if the over-allotment option is exercised in full) will be used for offering expenses and $1,350,000 will be used for working capital.

As of the date hereof, our initial stockholders hold an aggregate of 2,156,250 shares of our common stock. We refer to these shares held by our initial stockholders as “founder shares” or “insider shares.” The founder shares include an aggregate of up to 281,250 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or is exercised in part.

There is presently no public market for our units, common stock, or warrants. We intend to apply to have our units listed on Nasdaq, under the symbol “GDNRU” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. Once the securities comprising the units begin separate trading as described in this prospectus, the shares of common stock and warrants will be traded on Nasdaq under the symbols “GDNR” and “GDNRW”, respectively. We cannot assure you that our securities will continue to be listed on Nasdaq after this offering.

We are an “emerging growth company” and “smaller reporting company” under applicable federal securities laws and we will therefore be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 27 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (also referred to as the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses, to us
Per unit	$10.00	$0.25	$9.75
Total	$75,000,000	$1,875,000	$73,125,000

(1)       Includes $100,000 payable to B. Riley Securities, Inc. for acting as a qualified independent underwriter. See also “Underwriting (Conflicts of Interest)” for a description of compensation and other items of value payable to the underwriters.

Upon consummation of the offering, $10.00  per unit sold to the public in this offering (whether or not the over-allotment option has been exercised in full or part) will be deposited into a United States-based trust account maintained by Continental Stock Transfer & Trust Company acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of our initial business combination and our redemption of the public shares upon our failure to consummate a business combination within the required period.

The underwriters are offering the units on a firm commitment basis. Chardan Capital Markets LLC, acting as the representative of the underwriters, expects to deliver the units to purchasers on or about [__], 2021.

Sole Book-Running Manager

Chardan

___________, 2021

GARDINER HEALTHCARE ACQUISITIONS CORP.

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus:

•	“CCMAUS” refers to CCMAUS Pty Ltd;

•	“certificate of incorporation” refers to our amended and restated certificate of incorporation, to be in effect upon completion of this offering;

•	“Chardan” or “Chardan Capital Markets LLC” refers to Chardan Capital Markets LLC, the representative of the underwriters;

•	“Chardan Gardiner” refers to Chardan Gardiner LLC, an affiliate of Chardan;

•	“co-sponsors” refers to Gardiner Healthcare, Chardan Gardiner and CCMAUS;

•	“founder shares” or “insider shares” refers to the 2,156,250 shares of common stock held by our initial stockholders prior to this offering (including up to an aggregate of 281,250 shares of common stock subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or is exercised in part);

•	“Gardiner Healthcare” refers to Gardiner Healthcare Holdings, LLC, an affiliate of certain of our officers and directors;

•	“initial stockholders” refers to all of our stockholders immediately prior to the date of this prospectus, including the co-sponsors, officers, directors and director nominees, to the extent they hold such shares;

•	“private warrants” refers to the warrants issued to Gardiner Healthcare, Chardan Gardiner and CCMAUS in a private placement simultaneously with the closing of this offering;

•	“public stockholders” means the holders of shares of common stock which are being sold as part of the units in this public offering, or “public shares,” whether they are purchased in the public offering or in the aftermarket, including any of our initial stockholders to the extent that they purchase such public shares (except that our initial stockholders will not have conversion or tender rights with respect to any public shares they own);

•	“we,” “us” “our” or “our company” refers to Gardiner Healthcare Acquisitions Corp.;

•	the information in this prospectus assumes that the underwriters will not exercise their over-allotment option (unless otherwise indicated); and

•	the information presented in this prospectus assumes that the initial business combination has been consummated within 12 months from the closing of this offering.

Certain financial information contained in this prospectus has been rounded and, as a result, certain totals shown in this prospectus may not equal the arithmetic sum of the figures that should otherwise aggregate to those totals. You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

1

General

We are a newly organized blank check company incorporated on March 25, 2021 as a Delaware corporation formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not identified any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We have generated no operating revenues to-date and we may not generate operating revenues for an extended period of time following consummation of our initial business combination.

While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business, focusing on the healthcare or healthcare related industries. In particular, we will target North American or European companies in the life sciences and medical technology sectors, with a specific focus on small and large molecule therapeutics, where our management team as a whole has extensive operational and investment experience. We may pursue a transaction in which our shareholders immediately prior to the completion of our initial business combination would collectively own a minority interest in the post-business combination company.

Our Active Co-Sponsors

Gardiner Healthcare Acquisitions Corp. will have three co-sponsors: Gardiner Healthcare, Chardan Gardiner and CCMAUS. Gardiner Healthcare and Chardan Gardiner will be our active co-sponsors.

Gardiner Healthcare is a wholly owned subsidiary of Gardiner Founder, LLC (f/k/a Gardiner Healthcare Acquisition Corp.), a newly formed life sciences investment company focused on early mid-stage clinical stage assets. Our founders have 120 years of combined experience in the life sciences. Marc F. Pelletier, PhD (Chief Executive Officer, co-founder) and Paul R. McGuirk, PhD (Chief Development Officer, co-founder) worked recently together on Aeromics, Inc. (“Aeromics”), and Frank C. Sciavolino, PhD (board member, co-founder) co-founded Thetis Pharmaceuticals (“Thetis”) with Greg Gardiner, our company’s namesake. Prior to launching Aeromics and Thetis, Paul R. McGuirk and Frank C. Sciavolino held senior positions at Pfizer, Executive Director and Vice President of R&D Operations, respectively, and were responsible for four marketed drugs at Pfizer, with over $25 billion in sales. Marc F. Pelletier also co-founded Iridia, Inc., a company that is developing DNA-based memory chips.

Chardan Gardiner is an affiliate of Chardan, an investment firm and a provider of investment banking services, primarily focused on private and public emerging companies in the healthcare industry. Since its inception, Chardan has executed more than 450 capital markets transactions, raising approximately $26 billion of capital in both public and private markets. Chardan is a leading special purpose acquisition company (“SPAC”) underwriter, SPAC sponsor (or co-sponsor) and SPAC M&A advisor, providing a highly competitive position as SPACs have become more mainstream in the financial industry. Since 2004, Chardan has underwritten over 90 SPAC initial public offerings (“IPOs”). Chardan-advised SPACs have targeted a wide range of industries, including life sciences, healthcare services, and technology.  No SPAC that has either been co-sponsored by Chardan or for which Chardan has served as the lead underwriter has liquidated to-date. Since 2015, Chardan has met with a substantial number of private healthcare companies annually and has earned a reputation for partnering with innovative healthcare platforms to develop and deploy disruptive technologies.

We have not identified any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

2

Our Board of Directors, Management, and Advisors

Marc F. Pelletier, PhD, Chairman and Chief Executive Officer, is a scientist-entrepreneur with over thirty years of research and operational experience in the life sciences industry. Dr. Pelletier is a co-founder of Gardiner Founder, LLC and has been serving as its Managing Member since October 2020. Dr. Pelletier founded his first company, Aeromics, as a James Hudson Brown-Alexander B. Coxe Fellow at Yale School of Medicine. He led Aeromics’ drug discovery and development program from bench to clinic, developing a clinical-stage Aquaporin inhibitor to treat diseases of water imbalance, starting with brain swelling or cerebral edema. At Aeromics, Dr. Pelletier served as Chief Executive Officer from 2008-2019, Chief Financial Officer from 2008-2016 and as a Director from 2013-2019, overseeing strategic business and scientific operations. Dr. Pelletier also held the position of Chief Science Officer at Aeromics from 2008 through September 2020, when he launched Gardiner Founder, LLC. In 2015, he co-founded Iridia, Inc., a company developing DNA-based computer hard drive or molecular information storage technology. Dr. Pelletier served as a Director of Iridia from 2016-2019, and as secretary of Iridia from 2017-2019. Dr. Pelletier has extensive training in the life sciences sector, having completed three Post-Doctoral Fellowships at Yale University: one in the Department of Genetics, another in the Department of Molecular Biophysics & Biochemistry and a third in the Department of Cellular and Molecular Physiology. He received his Ph.D. in Genetics and Cell Biology from McGill University and both a M.Sc. in Genetics and B.Sc. in Biology and Economics from Concordia University in Montreal. We believe Dr. Pelletier is well qualified to serve as a member of our Board of Directors due to his extensive scientific, strategic and operational experience.

David P. Jenkins, Chief Financial Officer, is a finance and business executive with over thirty-five years of experience in the technology, health and higher education sectors, and is currently serving as Chief Financial Officer of Gardiner Founder, LLC. Mr. Jenkins was an Audit Partner at PricewaterhouseCoopers LLP (“PwC”) with over thirty-one years of experience (1983 to 1994, and 1997 to 2017) serving in the firm’s audit practice. Many of his audit clients were publicly traded technology and/or bioscience companies. Early in his career, he also served as controller to a small, advanced materials business. Since retiring from PwC, Mr. Jenkins has provided financial consulting to several different venture-backed health software or bioscience companies, assisting with business planning, capital raising and financial analysis. In his capacity as an independent financial consultant, Mr. Jenkins’ work includes serving as the Chief Financial Officer of PatientWisdom, Inc. from June 2018 until its sale to NRC Health in January 2021, the Vice President of Finance at Aeromics, Inc. from March 2019 to the present, and the Chief Financial Officer of Bioasis Technologies Inc. from May 2021 to the present. He received his B.A. in Accounting and Business Administration from Muhlenberg College. Mr. Jenkins was also a Certified Public Accountant for many years, but no longer maintains an active license.

Paul R. McGuirk, PhD, Executive Vice President, Director and Chief Development Officer, brings nearly 40 years of pharmaceutical industry leadership experience to our company. Prior to joining Gardiner, from March 2009 to November 2020, Dr. McGuirk served in numerous capacities at Aeromics Inc., including as Chief Technology Officer, Executive Vice President and Head of Medicinal Chemistry, Process Chemistry, and Clinical Development, and as a member of the Board of Directors. Dr. McGuirk was responsible for the discovery and development of the only documented clinical stage aquaporin-4 inhibitor for the treatment of brain edema, which is preparing for Phase II clinical trials in China. Prior to Aeromics, Dr. McGuirk was at Pfizer from 1982 to 2009. As a medicinal chemist and manager of Infectious Diseases Medicinal Chemistry at Pfizer Global Research and Development in Groton, CT, Dr. McGuirk was responsible for leading the discovery and development of the marketed drug danofloxacin/Advocin®, which is approved for treatment of bovine respiratory disease. Dr. McGuirk chaired the Allergy and Respiratory Early Clinical Management Team, addressing numerous development challenges while progressing the inhaled PDEIV inhibitor tofimilast into Phase 2 studies. As a director, Dr. McGuirk led the nearly 100-person interdisciplinary team that pioneered Pfizer’s Absorption, Distribution, Metabolism and Excretion (ADME) & Toxicology program. As Group Director and Executive Director of Chemical Technologies, Dr. McGuirk co-led the large matrix multi-company team that helped build a successful three million compound HTS library. As Executive Director, Dr. McGuirk led the global review and evaluation of 310 clinical candidates, over a ten-year period, as a prerequisite to their entry into formal development. The candidate reviews spanned ten therapeutic areas and included several successful drugs such as Maraviroc®, Chantix®, and Zeljanz®. Dr. McGuirk is an expert on new molecular entity (“NME”) attributes needed for success in drug development. We believe Dr. McGuirk is well qualified to serve as a member of our Board of Directors due to his extensive strategic and operational experience.

Janelle R. Anderson, PhD, Director and Chief Business Officer, was most recently the Chief Strategy Officer at Century Therapeutics (2019-2021), where she drove the execution of deals and external partnerships that enabled Century’s scientific objectives and furthered its strategic goals. Prior to Century Therapeutics, Dr. Anderson was an Entrepreneur-in-Residence at Versant Ventures (2017-2019), where she was instrumental in establishing Century Therapeutics’s funding and core technology. Prior to Versant Ventures, Dr. Anderson was Managing Partner at CTI Life Sciences Fund (2014-2017), where she led U.S. biotech transactions. Prior to CTI Life Science Fund, Dr. Anderson worked at Merck (2008-2014), as a Finance Director and later as Managing Director of the MRL Ventures Fund, Merck’s therapeutic-focused venture group. Prior to Merck, Dr. Anderson held roles at Boston Consulting Group (2002-2004) before taking on various operational and deal-making positions in medical venture capital, including serving as interim Chief Executive Officer of Access Scientific while at Carrot Capital (2005-2007) (now known as Embark Healthcare). Dr. Anderson earned her B.Sc. in Chemistry (Honors) from McGill University, and A.M. and Ph.D. from the Department of Chemistry and Chemical Biology at Harvard University. We believe Dr. Anderson is well qualified to serve as a member of our Board of Directors due to her extensive strategic and operational experience.

Frank C. Sciavolino, PhD, Director, has extensive experience in the pharmaceutical industry, including a distinguished thirty-five year career at Pfizer Global Research & Development from 1968 to 2003. At Pfizer, Dr. Sciavolino held various management roles and responsibilities in drug discovery, development, registration and licensing, culminating in his role as Vice President of Research &Development Operations, in which he oversaw a team of more than one thousand scientists in the United States, Europe and Asia. He was responsible for two of Pfizer’s leading franchises, Zithromax and Celebrex. After leading the discovery chemistry team responsible for the initial macrolide antibiotic research, he served as principal investigator for the Phase I evaluation of eleven compounds in first-in-human (FIH) studies. This led to the identification and development of Zithromax, an antibiotic widely considered as one of the most important new drugs of the twentieth century, and one of the most commonly prescribed medications in the United States. He also played a major role in the licensing of Celebrex, a COX-2 inhibitor that reached several billion in peak annual sales globally. From 2003 until 2007, Dr. Sciavolino was Vice President of Product Development and Regulatory Affairs at Indigene Pharmaceuticals, at which he later served as Executive Vice President of Global Design and Development from 2007-2010. Between 2010 and 2013, Dr. Sciavolino served as a Senior Management and Board Advisor at Max Zeller Söhne AG. In 2012, along with Drs. Gregory Gardiner, B. L. Mylari and Mr. Gary Mathias, Dr. Sciavolino co-founded Thetis Pharmaceuticals, a biotech company developing drugs for multiple diseases rooted in immune system deficits like cancers, respiratory conditions and gastro-intestinal disorders. As President and Chief Scientific Officer of Thetis, positions he has held since the founding of Thetis in 2012 to present, Dr. Sciavolino has pioneered the discovery and development of the HEALER platform, a technology that is enabling clinical evaluation of the extraordinarily potent Resolvins, an endogenous class of mediators that regulate both the innate and adaptive components of the immune system. Dr. Sciavolino has served on numerous editorial boards, including Annual Reports in Medicinal Chemistry, Antimicrobial Agents and Chemotherapy and the Journal of Antibiotics. Dr. Sciavolino has more than forty-eight issued patents and has a Ph.D. in organic chemistry from the University of Michigan and B.S. in Pharmacy from St. John’s University. We believe Dr. Sciavolino is well qualified to serve as a member of our Board of Directors due to his extensive strategic and operational experience.

3

James P. Linton, PhD, MBA, Director, has over thirty years of entrepreneur and executive experience in the biotechnology space, co-founding or serving as a co-founding management member of six companies and leading the operations, fund raising and business development efforts for several of these companies. Since September 2021, Dr. Linton has served as interim Chief Executive Officer of Resolute Bio, Inc., which focuses on developing novel human drug delivery and immunotolerance technology by coupling therapeutic peptides and proteins to circulating red blood cells. Among his previous start-ups, Dr. Linton co-founded (with Dr. Pelletier) Iridia Inc., a company developing DNA-based microchip data storage, where he served as the company’s Chief Executive Officer and chairman (2016-2017), and President and director (March 2016 through November 2019). During his tenure as Iridia’s Chief Executive Officer, Dr. Linton was responsible for raising more than $26 million, including investment capital from Western Digital Corporation. Also, in this role he oversaw all operations, financing efforts, financial management, intellectual property, human resources and investor relations. Currently, he serves as a director and Chief Executive Officer emeritus, collaborating with the Chief Executive Officer in fundraising, strategic planning and investor relations. In late 2020, Dr. Linton also co-founded New Frontier Bio, a biotechnology-driven health and wellness company, where he is a Director and serves as an Executive Consultant, supporting strategic planning and fundraising. Dr. Linton has successfully raised over $129 million in capital, negotiated over $298 million in deals, and has participated in a number of exits, including Protometrix Inc, Genicon Sciences, Axiom Biotechnologies and Owl Biomedical, Inc. Early in his career, Dr. Linton was a Post-Doctoral Fellow at Merck Research Laboratories working on molecular cloning of genes responsible for FK-506-induced immunosuppression. He obtained his M.B.A. from the University of California at Davis and his Ph.D. in Molecular Genetics from Emory University. We believe Dr. Linton is well qualified to serve as a member of our Board of Directors due to his extensive strategic and operational experience in early-stage biotechnology companies.

Thomas F. Ryan, Jr., Director, has approximately twenty years of business development, marketing and sales management experience in the life sciences sector. Mr. Ryan founded NavigatorBIO in October of 2017 and currently serves as its Chief Executive Officer. In that role, Mr. Ryan leads the operational and business development teams to help the company’s global clientele overcome challenges in brand recognition, market positioning, and business development. Prior to NavigatorBIO, Mr. Ryan served as the Director of Business Development at Eurofins Central Laboratory from November 2014 until October 2017. During his time at Eurofins, Mr. Ryan earned the “Business Development Representative of the Year” award in 2016 in recognition of his excellence in sales and participated on several steering committees. Prior to Eurofins, Mr. Ryan served as Strategic Account Manager for Lantheus Medical Imaging from May 2011 to May 2014. In that role, Mr. Ryan partnered with sales representatives to initiate, design and negotiate agreements with healthcare systems such as Yale New Haven Health, Columbia Presbyterian, Northwell Health and Mass General Brigham. For his efforts, Mr. Ryan earned the “Summit Award” in 2011 in recognition of his outstanding sales leadership and the “Lantheus Star Award” in 2013 in recognition of his exemplary commitment, contribution and leadership. Mr. Ryan began his career in the life sciences sector with Covidien, where his tenure ran from June 2003 through March 2011. Mr. Ryan was fortunate to have moved through various positions at Covidien that continuously increased his level of responsibility. He started as a Business Development Representative in the New York area, was eventually promoted to Sales Trainer and rounded out the last 3 years of his tenure as a Region Manager. Mr. Ryan led a sales team of several business development executives covering the Midwest market, and, in 2010, he earned Covidien’s “Sharp – Safety Manager of the Year” award. In addition to his strategy and business development background, Mr. Ryan has extensive experience with building teams and ensuring execution of sales plans. His career has focused on business and sales process optimization to ensure successful execution of corporate strategy in the most efficient manner possible. We believe Mr. Ryan is well qualified to serve as a member of our Board of Directors due to his extensive strategic and operational experience in the life sciences sector, including his knowledge of the North American biotechnology market.

Matthew Rossen, MBA, Director, has 20 years’ experience in the pharmaceutical and biotech arena, working across multiple therapeutic categories including Anti-Infectives, Alzheimer’s, Cardiovascular, Hematology, Solid Tumor, and Sleep Science. From April 2019 until May 2021, Mr. Rossen was Vice President of Marketing at QED Therapeutics, a subsidiary of BridgeBio. From August 2010 until April 2019, Mr. Rossen held various roles at Jazz Pharmaceuticals, eventually becoming Senior Director of New Product Planning. Prior thereto, from July 2001 to July 2010, Mr. Rossen worked at Pfizer Inc., where he spent 10 years in positions of increasing responsibility, ultimately becoming Senior Manager of Commercial Development for Dimebon, a neuroprotective drug. He holds a B.S. in Kinesiology and Applied Human Physiology from the University of Colorado and received his MBA from NYU’s Stern School of Business. We believe Mr. Rossen is well qualified to serve as a member of our Board of Directors due to his deep understanding of and appreciation for the investments needed to ensure development and commercial success in the biotechnology sector.

Mohendra Moodley, Board Advisor, is an investment professional with two decades of experience in financial services. He is a Director at Capricorn Commodities, a boutique investment and advisory business. Mohendra has extensive experience in trading, corporate finance, capital market arranging and funds management. He has been a key arranger and advisor to private and public companies on mid-market mergers and acquisitions and debt transactions centered in Australia, South Africa, the United States, Brazil, Indonesia, Chile and Hong Kong, in financial services, resources and technology. Mohendra has worked with a number of institutional investors across the world, including family offices, wealth managers, pension funds, credit funds, commercial banks, endowments, private equity groups, charities and multi strategy funds. Prior to Capricorn, Mohendra was a Director and Portfolio Manager at Taurus Funds Management, an Australian funds management firm. Prior to Taurus, Mohendra was at Macquarie Group in Australia in the Funds Management Division where he worked across various funds. Prior to joining Macquarie, Mohendra was a Partner at Craton Capital in South Africa, a specialist natural resources fund manager. Before Craton, Mohendra founded Knight Capital Management in August 2002 where he managed a South African hedge fund. Prior to Knight, Mohendra worked at UBS as a sell-side equity research analyst in South Africa, where he was a ranked analyst in various sectors including financial services, electronics and electrical. Mohendra holds a Bachelor of Commerce degree and an Honors degree (cum laude) from the University of Natal.

Jack A. Reynolds, DVM, DACLAM, DACVP and FIATP, Board Advisor, is a founding Partner and Chairman Emeritus of the AnaBios Corporation and continues to serve as a director. He retired from Pfizer as Senior Vice President of R&D and Worldwide Head of Safety Sciences. Dr. Reynolds has over forty years of experience in the pharmaceutical industry, and has contributed to numerous development programs and drug approvals. At Pfizer, he worked to elucidate, understand, manage and mitigate the inherent risks of medicines. Dr. Reynolds has done extensive work in building partnerships with regulatory agencies, and has served leadership roles in professional societies, industry executive groups and scientific organizations. He is the founder and former Advisory Board Chair of the Drug Safety Executive Council, which now includes a membership of almost 2,000 industry professionals and plays a cross-industry role in collaboratively evaluating, validating and qualifying new technologies for safety testing and decision making. He remains an active consultant to the pharmaceutical industry, and his firm, JAReynolds & Associates, provides scientific and drug development support to clients both large and small. He is also a premier expert consultant for NDA Partners, a life sciences management consulting and contract development organization focused on providing product development and regulatory services to the pharmaceutical, biotechnology, and medical device industries worldwide.  He is board certified in both Veterinary Pathology and Laboratory Animal Medicine and is a Fellow of the International Academy of Toxicological Pathologists. Dr. Reynolds, until recently, was an adjunct professor in the Division of Pharmacotherapy and Experimental Therapeutics at the School of Pharmacy, The University of North Carolina at Chapel Hill and is a long-standing member of the Scientific Advisory Committee of the Global Alliance for TB Drug Development.

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Anthony Caggiano, MD PhD, Board Advisor, has broad experience in the development of new medicines for neurological conditions. He is currently Chief Medical Officer and Head of Research and Development with NeuroTrauma Sciences. During his seventeen years at Acorda Therapeutics, Inc. the last three as Senior Vice President of Research and Development, Dr. Caggiano oversaw pre-clinical and clinical development programs in neurological conditions such as multiple sclerosis, stroke and spinal cord injury. In addition, he directed a team responsible for all aspects of early development through a combination of internal research efforts and external research collaborations. He built relationships with thought leaders, developed clinical trial strategies and participated in licensing activities. After Acorda Therapeutics, Dr. Caggiano was Chief Medical Officer of Cognition Therapeutics, which is developing CT1812 for Alzheimer’s disease, and served as acting President and Chief Medical Officer of Constant Pharmaceuticals and Chief Medical Officer of Aeromics, Inc., clinical-stage companies, respectively, developing candidates for central nervous system indications.

Thomas Hoxie, LLD, Board Advisor, has approximately 35 years of experience in intellectual property law. Tom handles patent prosecution, licensing, litigation, and appeals. Tom has also served as an expert witness on patent and licensing matters in cases involving patent infringement, antitrust, licensing, and legal malpractice. In 2004, Tom entered private practice as Founding Partner of Hoxie & Tso LLP, which became Hoxie & Associates LLC in 2007. Hoxie & Associates handles patent matters in the area of chemistry, pharmaceuticals and biotechnology. From 2003 to 2004, Tom was Vice President and Head of the US patent and Trademark Department for Novartis, a multi-national pharmaceutical company. From 1991 to 2004, Tom held a variety of positions at Novartis and its predecessor company, Sandoz, including Global Head of Intellectual Property Litigation for Novartis’s branded and generic pharmaceuticals and consumer businesses, Deputy Global Head of Pharmaceutical Patents, Head of Novartis’s Agricultural Biotechnology Patent Group in North Carolina, and pharmaceutical patent attorney at Sandoz in Basel, Switzerland. Prior to going in-house, Tom was a litigation attorney in private practice in Baltimore and Washington, D.C., and was lead counsel on a number of jury and bench trials. Tom has given numerous seminars on patent law to patent attorneys in the United States and Europe, he was a tutor in European patent law for the Centre d’Etudes Internationales de la Propriété Industrielle (CEIPI), Université de Strasbourg, Strasbourg, France, and he is a co-author of “Patents for Chemicals, Pharmaceuticals, and Biotechnology”, 6th ed., 2016, Oxford University Press.

Mark Zhu, PhD, MBA, Board Advisor, is an investment professional with over ten years of investing experience in science-based companies. Since October 2016, Dr. Zhu has served as a director of Propel(x), a deep tech investment company, where he is responsible for deal sourcing, due diligence, and portfolio management. Since July 2017, Mark has also served as a Partner at Newton Fund, an affiliated fund managed by Propel(x). In the past five years, Dr. Zhu has invested in twenty-four deals, nine of which were in the healthcare sector. In addition to his roles at Propel(x) and Newton Fund, Dr. Zhu has served, since March 2019, as an Advisor at Lunewave, a radar sensor startup, and since August 2020, as an Advisor to AM Batteries, a battery manufacturing technology startup, which he also helped to launch. From October 2015 to September 2016, Dr. Zhu served as an Investment Director at Gibraltar Ventures (a subsidiary of Prudential Financial). Prior to his tenure at Gibraltar Ventures, Dr. Zhu held various investment roles at Connecticut Innovations (from July 2014 to October 2015) and DTE Energy Ventures (from 2008 to 2014). Dr. Zhu started his investment career as a cleantech investor and eventually became a generalist with a strong interest in science-based startups. Before Dr. Zhu’s investment career, he worked in technology development roles at United Technologies (from 2002 to 2008) and Praxair (from 1999 to 2002). Dr. Zhu received his B.S. in Chemical Engineering from the University of South Florida in 1996, Ph.D. in Chemical Engineering from Louisiana State University in 2000, and MBA from Carnegie Mellon University in 2007.

We believe our sponsor team, management team and Board of Directors have the skills and experience to identify, evaluate and consummate a business combination and is positioned to assist businesses we acquire. However, our team’s network of contacts, and its investing and operating experience, does not guarantee a successful initial business combination. We cannot guarantee that our current officers and directors will continue in their respective roles, or in any other role, after our initial business combination, and their expertise may only be of benefit to us until we complete our initial business combination. Past performance by our management team is not a guarantee of success with respect to any business combination we may consummate.

Industry Opportunity

Although we intend to target North American or European companies, our focus will be to acquire a business in the healthcare industry in the United States. We believe the healthcare industry, particularly the life sciences sector, represents an enormous and growing target market with a large number of potential target acquisition opportunities. More specifically, we intend to target companies in the biopharmaceutical sector. Since the beginning of 2020, over 85 SPACs focusing within the broader healthcare market have been formed, over 50 of which were this year, according to SPAC Analytics (as of October 11, 2021).

We believe that the momentum of research and development strategies of the biopharmaceutical sector is readily apparent, with global R&D expenditures totaling $186 billion in 2019, with more than $60 billion in estimated expenditures on U.S. health and medical R&D from federal, state and local governments and other industry sources. These figures encompass spending on all steps, from discovery through clinical development, and highlight the scope and scale of opportunity. U.S. Food and Drug Administration (“FDA”) approval of new drugs increased approximately 40% comparing 2010 to 2014 numbers with those of 2015 to 2019, and the base case outlook in the next five years forecasts that net medicine spending in the United States will increase from $344 billion in 2018 to $420 billion in 2023. Therefore, we believe that the industry is in a powerful growth mode.

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 We believe that the current state of the life sciences IPO market will enhance our ability to locate attractive targets. Since 2016, approximately 235 biotechnology companies have gone public in the United States. In 2019, there were estimated to be approximately 9,500 biotechnology companies globally, only a fraction of which are publicly traded. As these companies mature, we believe they will need partners to complement, enhance, and extend their reach. We believe these privately held biotechnology companies represent an enormous investment opportunity, and recent trends in equity capital markets continue to demonstrate their desire to access public capital. Since 2015, over $200 billion has been raised in the public equity markets by biotechnology companies, of which over $30 billion has been raised through IPOs by approximately 275 biotechnology companies.

Since the advent of the completion of the human genome project in 2003, a mechanistic understanding of the molecular pathology of many diseases has been uncovered. New molecular drug targets and their biological function have been elucidated, enabling pharmaceutical development of ground-breaking therapeutics to treat and in some cases cure these diseases.

We believe that there are major benefits for privately held, pre-commercial stage biotechnology companies to become publicly traded, including greater access to capital, broader investor base, more liquid securities, and increased market awareness. As a result of our analysis, we are confident that an acquisition by a SPAC with a management team that is well known (and respected by biotechnology and life science infrastructure company founders, their investors, and management teams) will become a preferred route for a high-quality private healthcare company to access the public markets. Furthermore, we believe that market volatility caused by the COVID-19 pandemic is likely to make such an on-ramp to the public markets even more attractive to private companies, as it promises more certainty about deal completion, a more efficient path to the public markets, and a defined investor base.

We believe that there is continued tremendous investor demand for IPOs in the biotechnology sector and that the COVID-19 pandemic has led to a renewed appreciation of the critical contributions the biotechnology sector makes to society, which in turn will continue to fuel investor demand.

We expect our primary focus will be on the healthcare industry in the United States. Overall, total U.S. national health expenditures currently exceed $3.8 trillion, according to the Centers for Medicare and Medicaid Services, which also estimates that total healthcare spending will approach 20% of total U.S. gross domestic product in 2028. We believe investors are just now beginning to recognize that life sciences will be a major beneficiary of that growth. The momentum of discovery and propagation of science and technologies combined with the appeal of early-stage industry formation, we believe, creates dynamic investment opportunities and significant advantages to knowledgeable specialists. In addition to these industry-wide dynamics in healthcare, specifically within the biotechnology sector, the past decade has seen a shift in the research and development strategy of the “Big Pharma” companies to external innovation through licensing partnerships and strategic acquisitions, resulting in over 1,000 M&A transactions totaling more than $700 billion from 2015 to 2019. Furthermore, there has been a gradual increase in FDA approval of new drugs, from 160 approvals between 2010 and 2014 to 220 approvals between 2015 and 2019. The global biotechnology market is expecting to grow to over $105 billion in revenue in 2021, and total sales of prescription drugs worldwide were over $850 billion in 2019. We believe that these trends present a favorable opportunity for investors in pre-clinical to pre-commercial companies within the biotechnology sector.

The Current Life Sciences IPO Market

We believe that current dynamics in the life sciences IPO market may enhance our ability to locate an attractive target. Hundreds of biotechnology companies have gone public since 2016 in the United States. We also believe that the process for life sciences IPOs often produces offerings that are significantly oversubscribed, but where a majority of the offering is allocated to the top ten investors, some of whom may be existing investors in these companies or are industry specialists. As a result, we believe that there may be numerous investors who have not been able to receive meaningful, or any, allocations in recent life sciences and medical technology IPOs who may be interested in a potential target opportunity that we identify.

We believe that life sciences companies, at a certain stage in their development, will see material benefits from being publicly traded, including greater access to capital, more liquid securities and increased customer awareness. An acquisition by a special purpose acquisition company with a management team that is well-known to, and respected by, life sciences founders, their current third-party investors and their management teams, we believe, can provide a more transparent and efficient mechanism to bring a private healthcare company to the public markets. Of the almost 60 SPACs seeking acquisition within broader healthcare industries, about half are focused specifically on biotechnology. As of October 10, 2021, almost 30 biotechnology-focused SPACs have come to market, over 15 of which are seeking acquisitions, on track to exceed the amount in 2020.

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Despite the global pandemic, biotech companies in 2020 vigorously tapped into the public markets, topping the previous three years in numbers of IPOs and capital raised. We believe that the rising tide of overall healthcare investment, along with a steady pace of positive news, kept the IPO window wide open. The public’s newfound appreciation for the importance of rapidly developing desperately needed drugs and vaccines, we believe, added to the enthusiasm. According to a recent data from The Harris Poll, consumers’ impression of pharmaceutical companies has soared during the pandemic, with 40% now reporting they now have a more positive view of the industry than they did before the pandemic began. Previously, only 32% of Americans had a positive view of the industry pre-COVID-19, ranking it third from the bottom among 12 industry categories. The pandemic has opened the world’s eye to how vital biotech is to society. When equities started to rebound, following the March decline, the biotech sector was among the first to benefit. Through the first 2 quarters of 2021, over 55 biotech companies had completed an IPO, raising approximately $9 billion in capital.

An increasing number of the IPOs have been biotech companies that have yet to put a drug into the clinic. Not long ago taking a pre-clinical company public was unusual at best. We believe that the change in sentiment for these young companies reflects the increasing confidence in the science and the ability to translate early results to the patient. With the advent of technology advancements, we believe one can make a much better prediction whether an early-stage biotech company could survive the development gauntlet. We anticipate that the investment climate to remain positive for 2021 and onward. We believe that the appeal of medical science and innovation will remain strong well into 2022 and that the pipeline of new, high-quality companies and assets will continue to grow, with concerns surrounding the dramatic changes to healthcare laws and drug prices dissipating. Overall, this is supported by data collected for the first months of 2021, in which over $3 billion of SPAC capital focused on biotechnology has come to market. By implementing development strategies hard sought by large pharmaceuticals, such as rigorous portfolio management, Phase II entry criteria, and enhanced clinical trial design, we believe that real improvements in program survival can be realized. For example, Pfizer recently reported significantly increased success in Phase II translation to human efficacy—the most challenging stage of development. Over the 5-year period from 2015 to 2020, the Pfizer success rate has moved from 15% to 52%—the industry benchmark has reached 29%. Perhaps even more impressive, end-to-end success is 21% (versus the industry end-to-end success at 8%). We believe we are well positioned to implement these same strategies through the expertise and execution of our management team.

Our Business Strategy

We intend to identify high-growth healthcare acquisition targets by leveraging the expertise of our management team, co-sponsor team and Board of Directors. Our broader team maintains robust deal sourcing channels and industry-leading relationships across the healthcare landscape.

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our Board of Directors will make the determination as to the fair market value of our initial business combination. If our Board of Directors is not able to determine independently the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our Board of Directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. We have also agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our co-sponsors. In addition, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

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 We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses, or (ii) in such a way so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders, or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the “Investment Company Act”. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% fair market value test. If the initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable.

In addition to any potential business targets we may identify on our own, we anticipate that other targets will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, as applicable and among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, and a review of financial and other information about the target and its industry.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our co-sponsors, officers or directors, nor are we prohibited from partnering, submitting joint bids, or entering into any similar transaction with our co-sponsors, or an affiliate of our co-sponsors, in the pursuit of an initial business combination. If we seek to complete an initial business combination with such a company or we partner with our co-sponsors, or any of their affiliates in our pursuit of an initial business combination, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm, and reasonably acceptable to Chardan, with respect to fair market value that the business combination is fair to our stockholders from a financial point of view.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Certain of our directors currently have relevant fiduciary duties or contractual obligations that may take priority over their duties to us. Our officers and directors are not prohibited from becoming either a director or officer of any other special purpose acquisition corporation with a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

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 We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Acquisition Criteria

While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business, focusing on the healthcare or healthcare related industries. In particular, we anticipate targeting North American or European companies in the life sciences and medical technology sectors, with a specific focus on small and large molecule therapeutics, where our management team as a whole has extensive operational and investment experience. We see a multitude of strong targets, both regionally emanating from the general Yale-New Haven ecosystem (including through clinical research and technology licensing carried out by Yale University, Yale New Haven Hospital, and other local medical centers) and nationally, that meet our acquisition criteria. Remarkably, we believe there has been tremendous growth in the biotechnology sector in the New Haven ecosystem with companies like Alexion, RallyBio, Arvinas, and Biohaven becoming a new breeding ground for biotech in the region. Our company would like to be a part of this growth. We envision ourselves being a catalyst for growth in the New Haven area through continued acquisitions consistent with the growth experienced in Cambridge, Boston and South San Francisco. Many very attractive targets fall within the so-called “gap” between Phase I and Phase II or even further back at pre-clinical. The “gap” exists as the risk of Phase II failure is high and the funding needed for the requisite studies is increasing, further compounding the risk equation. The opportunity is to identify these targets and assess the likelihood of success through the “gap”, a job that has been made more accessible by advancements in science and technology. We believe many technically sound programs are failing because of lack of funding and administrative reasons that would otherwise spawn marketed drugs in high, unmet need areas.

We believe our management team is well positioned to identify unique opportunities in our target sectors; to recognize requirements for clinical success; and to operate efficiently, in view of the fact that our management team has worked together for nearly a decade. Our selection process will leverage our relationships with leading researchers in their field and our own due diligence and risk management model. Given our profile and dedicated management team and advisors, we believe that a strong connection can be made with our target companies facilitating the acquisition process. We also believe that Chardan’s reputation, experience and track record of making investments in the healthcare space will make us a preferred partner for our potential targets.

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Consistent with our strategy, we have identified the following criteria to evaluate prospective target businesses. We intend to seek to acquire companies that we believe:

•	Have a scientific or other competitive advantage and are differentiated in the markets in which they operate;

•	Have the potential to be best in class and potentially but not necessarily first in class;

•	Possess a platform technology with a growing pipeline of candidates;

•	Possess multiple assets with the ability to create value, diversify risk, and are looking for multiple shots on goal;

•	Are technologically applicable to multiple indications within the therapeutic area;

•	Are Phase II ready with an approved clinical protocol close to major value inflection;

•	Are in an area of high unmet medical need;

•	Are innovative rather than a follow-on;

•	Are not restricted to new molecular entity type and can be biologic (includes siRNA, RNA, peptide) or small molecule;

•	Are ready to be public, with strong management, corporate governance and reporting policies in place;

•	Will likely be well received by public investors and are expected to have good access to the public capital markets;

•	Have significant embedded and/or under-exploited growth opportunities;

•	Exhibit unrecognized value or other characteristics that we believe have been misevaluated by the market based on our rigorous analysis and scientific and business due diligence review; and

•	Will offer attractive risk-adjusted equity returns for our shareholders.

We intend for our acquisition and diligence process to include:

•	Scientific and clinical analysis, with assessment of clinical and regulatory success factors;

•	Assessment of individual asset quality based on manufacturing, pharmacology, biomarker strategy, pharmacokinetics, and safety against industry standards;

•	Review of market factors such as size, growth opportunity, competition, and development trends;

•	Reimbursement review;

•	Full review of proprietary technology content and intellectual property;

•	Interviews with key opinion leaders, customers, competitors, and industry experts;

•	Full financial evaluation, including analysis of historical results and modeling of various scenarios including product launch forecasting;

•	Review and evaluation of operations, including R&D, manufacturing, sales, and distribution;

•	Identification of key milestones that will drive liquidity, and assessment of the likelihood of various paths to liquidity;

•	Preparation of a detailed financial forecast and potential cash-on-cash returns analysis using several scenarios of financial performance, structure and exit timing;

•	Comparison of a company’s progress against tracked prior meetings and its competition; and

•	Analysis of relevant and available data using advanced data science techniques (for example, claims analysis to identify potential patient population).

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We intend to focus our efforts on identifying a high-growth healthcare business that has the potential to be a $1 billion or more market capitalization company. The broad vision and on-the-ground expertise of our management team, we believe, should allow us to see opportunities and synergies even before the target company’s management or board may.

These criteria and guidelines are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents that we would file with the SEC.

Initial Business Combination

We will have up to 12 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 12 months, we may, by resolution of our Board of Directors if requested by our co-sponsors, extend the period of time we will have to consummate an initial business combination up to two times, each by an additional three months (for a total of up to 18 months from the closing of this offering), provided that, pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our co-sponsors or their affiliates or designees, upon five days’ advance notice prior to the applicable deadline, must deposit into the trust account $750,000, or $862,500 if the over-allotment option is exercised in full ($0.10 per share in either case, or an aggregate of $1,500,000 (or $1,725,000 if the over-allotment option is exercised in full)), on or prior to the date of the applicable deadline. Our public stockholders will not be entitled to vote or redeem their shares in connection with any such extension. In the event that our co-sponsors elect to extend the time to complete a business combination and deposit the applicable amount of money into trust, the co-sponsors would receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. In the event that we receive notice from our co-sponsors five days prior to the applicable deadline of their intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our co-sponsors and their affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. To the extent that some, but not all, of our co-sponsors’ affiliates or designees, decide to extend the period of time to consummate our initial business combination, such affiliates or designees may deposit the entire amount required. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than 10 business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our taxes, and then seek to dissolve and liquidate. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders. In the event of our dissolution and liquidation, the private warrants will expire and be worthless.

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our Board of Directors will make the determination as to the fair market value of our initial business combination. If our Board of Directors is not able to independently determine the fair market value of our initial business combination, we may obtain an opinion from an independent investment banking or accounting firm as to the fair market value of the target business. We have also agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our co-sponsors. In addition, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses, or (ii) in such a way so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders, or for other reasons. However, we will only complete our initial business combination only if the post-transaction company in which our public stockholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the “Investment Company Act.” Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test, provided that in the event that the business combination involves more than one target business, the 80% test will be based on the aggregate value of all of the target businesses.

Private Placements

On March 25, 2021, Gardiner Healthcare purchased 2,156,250 founder shares from us for $25,000, or approximately $0.012 per share. On April 9, 2021, Gardiner Healthcare sold (i) 388,125 founder shares to Chardan Gardiner and (ii) 366,562 founder shares to CCMAUS, in each case for approximately $0.012 per share, resulting in Gardiner Healthcare holding a balance of 1,401,563 founder shares.

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On October 15, 2021, Gardiner Healthcare, Chardan Gardiner and CCMAUS collectively granted 50,000 founder shares to our independent directors, Dr. Linton and Dr. Sciavolino, with each independent director receiving 25,000 founder shares. On October 15, 2021, Gardiner Healthcare, Chardan Gardiner and CCMAUS collectively granted 25,000 founder shares to our independent director, Mr. Ryan. On October 15, 2021, Gardiner Healthcare, Chardan Gardiner and CCMAUS collectively granted 25,000 founder shares to our independent director, Mr. Rossen.

Of the 100,000 founder shares granted to our independent directors, Gardiner Healthcare granted 65,000 founder shares, Chardan Gardiner granted 18,000 founder shares, and CCMAUS granted 17,000 founder shares, leaving Gardiner Healthcare, Chardan Gardiner and CCMAUS, respectively, with 1,336,563 founder shares, 370,125 founder shares, and 349,562 founder shares.

The founder shares include an aggregate of up to 281,250 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or is exercised in part, so that our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (excluding the sale of the private warrants and assuming our initial stockholders do not purchase public units in this offering). None of our initial stockholders has indicated any intention to purchase public units in this offering.

The founder shares are identical to the public shares. However, our initial stockholders have agreed (A) to vote their founder shares and any public shares held by them in favor of any proposed business combination, (B) not to propose, or vote in favor of, prior to and unrelated to an initial business combination, an amendment to our certificate of incorporation that would affect the substance or timing of our redemption obligation to redeem all public shares if we cannot complete an initial business combination within 12 months (or up to 18 months at our co-sponsors’ option, as described herein) of the closing of this offering, unless we provide public stockholders an opportunity to redeem their public shares in conjunction with any such amendment, (C) not to convert any shares, including founder shares, into the right to receive cash from the trust account in connection with a stockholder vote to approve our proposed initial business combination or sell any shares to us in any tender offer in connection with our proposed initial business combination, and (D) that the founder shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

On the date of this prospectus, the founder shares will be placed into an escrow account maintained by Continental Stock Transfer & Trust Company acting as escrow agent. 50% of these shares will not be transferred, assigned, sold or released from escrow until the earlier of (i) 6 months after the date of the consummation of our initial business combination or (ii) the date on which the closing price of our shares of common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, and the remaining 50% of the founder shares will not be transferred, assigned, sold or released from escrow until 6 months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (1) to any persons (including their affiliates and stockholders) participating in the private placement of the private warrants, officers, directors, stockholders, employees and members of the co-sponsors and their affiliates, (2) amongst initial stockholders or to our officers, directors and employees, (3) if a holder is an entity, as a distribution to its, partners, stockholders or members upon its liquidation, (4) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a holder or a member of a holder’s immediate family, for estate planning purposes, (5) by virtue of the laws of descent and distribution upon death, (6) pursuant to a qualified domestic relations order, (7) by certain pledges to secure obligations incurred in connection with purchases of our securities, (8) by private sales at prices no greater than the price at which the shares were originally purchased or (9) for the cancellation of up to 281,250 shares of common stock subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or is exercised in part or in connection with the consummation of our initial business combination, in each case (except for clause 9 or with our prior consent) where the transferee agrees to the terms of the escrow agreement and the insider letter.

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 The private warrants and any shares of common stock issued upon conversion or exercise thereof are subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us to be entered into by the co-sponsors and our officers and directors. Those lock-up provisions provide that such securities are not transferable or salable until 30 days after the completion of our initial business combination, except (a) to our officers or directors, any affiliates or family members of any of our officers or directors and any members or affiliates of the co-sponsors; (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial business combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) in the event of our liquidation prior to the completion of our initial business combination; or (g) by virtue of the laws of Delaware or the applicable limited liability company agreement upon dissolution of the co-sponsors, provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements and by the same agreements entered into by the co-sponsors, officers and directors, as the case may be, with respect to such securities (including provisions relating to voting, the trust account and liquidation distributions described elsewhere in this prospectus).

Gardiner Healthcare has committed to purchase from us 2,775,000 warrants (or 2,985,938 warrants if the over-allotment option is exercised in full), Chardan Gardiner has committed to purchase from us 475,714 warrants (or 511,875 warrants if the over-allotment option is exercised in full), and CCMAUS has committed to purchase from us 449,286 warrants (or up to 483,438 warrants if the over-allotment option is exercised in full), in each case, at a price of $1.00 per warrant, for an aggregate purchase price of $3,700,000 (or $3,981,250 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. We refer to these warrants, collectively, as the “private warrants” throughout this prospectus.

Each private warrant is exercisable for one share of common stock at an exercise price of $11.50 per share. Of the $3,700,000 (or $3,981,250 if the over-allotment option is exercised in full) we will receive from the sale of the private warrants, $2,350,000 (or $2,631,250 if the over-allotment option is exercised in full) will be used for offering expenses and $1,350,000 will be used for working capital.

The proceeds from the private placement of the private warrants will be added to the proceeds of this offering and placed in a trust account in the United States maintained by Continental Stock Transfer & Trust Company, as trustee. If we do not complete our initial business combination within 12 months (or up to 18 months at our co-sponsors’ option, as described herein), the proceeds from the sale of the private warrants will be included in the liquidating distribution to the holders of our public shares.

The private warrants are identical to the warrants sold as part of the public units in this offering except that the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees.

If public units or shares of common stock are purchased by any of our directors, officers or initial stockholders, they will be entitled to funds from the trust account to the same extent as any public stockholder upon our liquidation but will not have redemption rights related thereto.

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Corporate Information

Our executive offices are located at 3107 Warrington Road, Shaker Heights, Ohio 44120, and our telephone number is (216) 633-6708.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of common stock that are held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

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The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 27 of this prospectus.

Securities offered	7,500,000 units, at $10.00 per unit, each unit consisting of one share of common stock and one warrant. Each whole warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus.

Listing of our securities and proposed symbols	We anticipate the units and the shares of common stock and the warrants, once they begin separate trading, will be listed on Nasdaq under the symbols “GDNRU”, “GDNR” and “GDNRW”, respectively.

Each of the shares of common stock and warrants comprising the units may trade separately on the 90th day after the date of this prospectus (or, if such date is not a business day, the following business day) unless Chardan determines that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will Chardan allow separate trading of the shares of common stock and warrants until we file a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering.

Once the shares of common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into shares of common stock and warrants. Holders will need to have their brokers contact our transfer agent, Continental Stock Transfer & Trust Company, in order to separate the units into separately trading shares of common stock and warrants.

We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place two business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Chardan has allowed separate trading of the shares of common stock and warrants prior to the 90th day after the date of this prospectus.

In connection with the completion of our initial business combination, we may, at our discretion, mandatorily separate all issued and outstanding units into shares of common stock and warrants.

Shares of common stock:

Number issued and outstanding before this offering	2,156,250 shares(1)

Number to be issued and outstanding after this offering	9,375,000 shares(2)

Redeemable Warrants:

Number issued and outstanding before this offering	0 warrants

Number to be issued and outstanding after this offering and sale of private warrants	7,500,000 public warrants and 3,700,000 private warrants(3)

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Exercisability	Each redeemable whole public warrant entitles the holder thereof to purchase one share of common stock, and each private warrant entitles the holder thereof to purchase one share of common stock.

Exercise price

$11.50 per whole share, subject to adjustment as described herein. If (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our Board of Directors and, in the case of any such issuance to our initial stockholders or their affiliates, without taking into account any founder shares or private warrants held by them, as applicable, prior to such issuance) (the “newly issued price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume-weighted average trading price of our common stock during the 20 trading day period starting on the trading day prior to the day on which we complete our initial business combination (such price, the “Market Value”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the newly issued price and the $16.50 per share redemption trigger price described below under “— Redemption” will be adjusted (to the nearest cent) to be equal to 165% of the higher of the Market Value and the newly issued price.

No public warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. It is our current intention to have an effective and current registration statement covering the shares of common stock issuable upon exercise of the public warrants and a current prospectus relating to such shares of common stock in effect promptly following consummation of an initial business combination. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within 120 days following the consummation of our initial business combination, public warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the day prior to the date of exercise. For example, if a holder held 300 warrants to purchase 300 shares and the fair market value on the date prior to exercise was $15.00, that holder would receive 70 shares without the payment of any additional cash consideration.

(1)      This number includes an aggregate of up to 281,250 shares of common stock held by our initial stockholders that are subject to forfeiture if the over-allotment option is not fully exercised by the underwriters.

(2)      Assumes the over-allotment option has not been exercised and an aggregate of 281,250 shares of common stock held by our initial stockholders have been forfeited. If the over-allotment option is exercised in full, there will be a total of 10,781,250 shares of common stock issued and outstanding.

(3)      Assumes the over-allotment option has not been exercised. If the over-allotment option is exercised, there would be 8,625,000 public warrants outstanding and 3,981,250 private warrants outstanding.

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Exercise period	The warrants will become exercisable on the later of one year after the closing of this offering or the consummation of an initial business combination. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption.

Redemption

We may redeem the outstanding warrants (excluding the private warrants), in whole and not in part, at a price of $0.01 per warrant:

•   at any time while the warrants are exercisable,

•   upon a minimum of 30 days’ prior written notice of redemption,

•   if, and only if, the last sales price of our common stock equals or exceeds $16.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, and

•   if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of our common stock may fall below the $16.50 trigger price, as well as the $11.50 warrant exercise price, after the redemption notice is issued.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our shares of common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

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Offering proceeds to be held in trust

The rules of Nasdaq provide that at least 90% of the gross proceeds from this offering and the sales of the private warrants be deposited in a trust account. $75,000,000 of the net proceeds of this offering (or $86,250,000 if the over-allotment option is exercised in full) or $10.00 per unit sold to the public in this offering, including a portion of the $3,700,000 we will receive from the sale of the private warrants (or $3,981,250 if the over-allotment option is exercised in full) will be placed in a trust account maintained in the United States by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. Of the $3,700,000 we will receive from the sale of the private warrants (or $3,981,250 if the over-allotment option is exercised in full), $2,350,000 will be used for offering expenses and $1,350,000 will be used for working capital.

Except as set forth below, the proceeds in the trust account will not be released until the earlier of: (1) the completion of an initial business combination within the required time period and (2) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there can be released to us, from time to time, any interest earned on the funds in the trust account that we may need to pay our tax obligations. With this exception, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account of approximately $1,350,000 provided, however, that in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our initial stockholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into additional private warrants to purchase shares of common stock at a conversion price of $1.00 per private warrant. Such private warrants will be identical to the private warrants to be issued at the closing of this offering, except that the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Our stockholders have approved the issuance of the private warrants (and underlying securities) upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans will only be repaid with funds not held in the trust account, to the extent available.

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Limited payments to insiders

Prior to the consummation of a business combination, there will be no fees, reimbursements or other cash payments paid to our initial stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

•   repayment of loans of up to $300,000 made to us by Gardiner Healthcare;

•   payment of $10,000 per month to Gardiner Healthcare for office space and related services;

•   payment of $38,750 per month (in the aggregate) for consulting services (which amount may be increased following the closing of this offering), comprised of $13,500 per month payable to Marc F. Pelletier, $12,500 per month payable to Paul R. McGuirk, $5,000 per month payable to David P. Jenkins, $6,250 per month payable to Janelle R. Anderson, and $1,500 per month payable to Frank C. Sciavolino;

•   reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations;

•   payment to Chardan of its underwriting discount, Marketing Fee, fees for any financial advisory, placement agency or other similar investment banking services Chardan may provide to our company in the future, and reimbursement of Chardan for any out-of-pocket expenses incurred by it in connection with the performance of such services; and

•   repayment upon consummation of our initial business combination of any loans which may be made by our initial stockholders or their affiliates or our officers and directors to finance transaction costs in connection with an intended initial business combination.

There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account available to us, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to any initial stockholder or member of our management team, or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.

Potential revisions to agreements with insiders	We could seek to amend certain agreements made by our management team disclosed in this prospectus without the approval of stockholders, although we have no intention to do so. For example, restrictions on our executives relating to the voting of securities owned by them, the agreement of our management team to remain with us until the closing of a business combination, the obligation of our management team to not propose certain changes to our organizational documents or the obligation of the management team and its affiliates to not receive any compensation in connection with a business combination could be modified without obtaining stockholder approval. Although stockholders would not be given the opportunity to redeem their shares in connection with such changes, in no event would we be able to modify the redemption or liquidation rights of our stockholders without permitting our stockholders the right to redeem their shares in connection with any such change. We will not agree to any such changes unless we believed that such changes were in the best interests of our stockholders (for example, if such a modification were necessary to complete a business combination).

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Stockholder approval of, tender offer or redemption in connection with, initial business combination

In connection with any proposed initial business combination, we will either (1) seek stockholder approval of such initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their public shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable) or (2) provide our public stockholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. Notwithstanding the foregoing, our initial stockholders have agreed, pursuant to written letter agreements with us, not to convert any public shares held by them into their pro rata share of the aggregate amount then on deposit in the trust account. If we determine to engage in a tender offer, such tender offer will be structured so that each public stockholder may tender any or all of his, her or its public shares rather than some pro rata portion of his, her or its shares. If enough stockholders tender their shares so that we are unable to satisfy any applicable closing condition set forth in the definitive agreement related to our initial business combination, or we are unable to maintain net tangible assets of at least $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules), we will not consummate such initial business combination. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us based on a variety of factors such as the timing of the transaction or whether the terms of the transaction would otherwise require us to seek stockholder approval. If we provide stockholders with the opportunity to sell their shares to us by means of a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. If we seek stockholder approval of our initial business combination, we will consummate the business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

In order for a public stockholder to have his, her or its shares redeemed for cash in connection with any proposed business combination, we may require that the public stockholder vote either in favor of or against a proposed business combination. If required to vote pursuant to the procedures specified in our proxy statement to stockholders relating to the business combination, and such public stockholder fails to vote in favor of or against the proposed business combination, whether that stockholder abstains from the vote or simply does not vote, that stockholder would not be able to have his, her or its shares of common stock redeemed to cash in connection with such business combination.

We have determined not to consummate any business combination unless we have net tangible assets of at least $5,000,001 upon such consummation in order to avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares redeemed) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all.

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Our initial stockholders have agreed (A) to vote their founder shares and any public shares in favor of any proposed business combination, (B) not to propose, or vote in favor of, prior to and unrelated to an initial business combination, an amendment to our certificate of incorporation that would affect the substance or timing of our redemption obligation to redeem all public shares if we cannot complete an initial business combination within 12 months (or up to 18 months at our co-sponsors’ option, as described herein) unless we provide public stockholders an opportunity to redeem their public shares in conjunction with any such amendment, (C) not to convert any shares (including the founder shares) into the right to receive cash from the trust account in connection with a stockholder vote to approve our proposed initial business combination or sell any shares to us in a tender offer in connection with our proposed initial business combination, and (D) that the founder shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. As a result, if we sought stockholder approval of a proposed transaction, we would need only (i) 2,812,501 of our public shares (or approximately 37.5% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming all issued and outstanding shares are voted, the over-allotment option is not exercised and the initial stockholders do not purchase any units in this offering or units or shares in the after-market); or (ii) 468,752 of our public shares (or approximately 6.3% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming only the minimum number of shares representing a quorum are voted, the over-allotment option is not exercised and the initial stockholders do not purchase any units in this offering or units or shares in the after-market). None of our initial stockholders or their affiliates has indicated any intention to purchase public units in this offering or any units or shares of common stock in the open market or in private transactions. However, if a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our initial stockholders, officers, directors or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Our initial stockholders, officers, directors and their affiliates could purchase sufficient shares so that the initial business combination may be approved without the majority vote of public shares held by non-affiliates. Notwithstanding the foregoing, our officers, directors, initial stockholders and their affiliates will not make purchases of shares of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock or purchasing shares when the buyer is in possession of material non-public information about the Company.

Conditions to completing our initial business combination

We will have up to 12 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 12 months, we may, by resolution of our Board of Directors if requested by our co-sponsors, extend the period of time we will have to consummate an initial business combination up to two times, each by an additional three months (for a total of up to 18 months from the closing of this offering), subject to the co-sponsors depositing additional funds into the trust account as set out below. Pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our co-sponsors or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $750,000, or $862,500 if the underwriters’ over-allotment option is exercised in full ($0.10 per share in either case), on or prior to the date of the applicable deadline, for each of the available three month extensions providing a total possible business combination period of 18 months at a total payment value of $1,500,000, or $1,725,000 if the underwriters’ over-allotment option is exercised in full. Any such payments would be made in the form of non-interest bearing loans, evidenced by an unsecured promissory note equal to the amount of any such deposit, which will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Our co-sponsors and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. Our public stockholders will not be entitled to vote or redeem their shares in connection with any such extension. As a result, we may conduct such an extension even though a majority of our public stockholders do not support such an extension and will not be able to redeem their shares in connection therewith.

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the trust account (excluding taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test.

If our board is not able to independently determine the fair market value of the target business or businesses, we may obtain an opinion from an independent investment banking or accounting firm as to the fair market value of the target business. We have also agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our co- sponsors. In addition, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors. We will complete our initial business combination only if the post-transaction company in which our public stockholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test, provided that in the event that the business combination involves more than one target business, the 80% test will be based on the aggregate value of all of the target businesses.

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Conversion rights

In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he, she or it is voting for or against such proposed business combination, to demand that we convert his, her or its public shares into a pro rata share of the trust account upon consummation of the business combination.

We may require public stockholders wishing to exercise conversion rights, whether they are a record holder or hold their shares in “street name,” to either tender the certificates they are seeking to convert to our transfer agent or to deliver the shares they are seeking to convert to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at any time at or prior to the vote on the business combination. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45, and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders to deliver their shares prior to the vote on the business combination in order to exercise conversion rights. This is because a holder would need to deliver shares to exercise conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders to deliver their shares prior to the vote on the proposed business combination and the proposed business combination is not consummated, this may result in an increased cost to stockholders. The conversion rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares.

Under Delaware law, we are required to give a minimum of only ten days’ notice for each general meeting. As a result, if we require public stockholders who wish to convert their shares of common stock into the right to receive a pro rata portion of the funds in the trust account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their shares for conversion. Accordingly, investors may not be able to exercise their conversion rights and may be forced to retain our securities when they otherwise would not want to.

If we require public stockholders who wish to convert their shares of common stock to comply with specific delivery requirements for conversion described above and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public stockholders.

Release of funds in trust account upon closing of our initial business combination	On the completion of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their conversion rights as described above under “— Conversion rights” to pay all or a portion of the consideration payable to the target or targets or owners of the target or targets of our initial business combination and to pay other expenses associated with our initial business combination, including the fee payable to Chardan pursuant to the Business Combination Marketing Agreement described under “Underwriting (Conflicts of Interest) — Business Combination Marketing Agreement,” which fee we refer to throughout this prospectus as the “Marketing Fee.” If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

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Liquidation if no business combination

If we are unable to complete our initial business combination within 12 months (or up to 18 months at our co-sponsors’ option, as described herein) from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than five business days thereafter, redeem 100% of the outstanding public shares (including any public units in this offering or any public units or shares that our initial stockholders or their affiliates purchased in this offering or later acquired in the open market or in private transactions), which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably practicable following such redemption, subject to the approval of our remaining holders of common stock and our Board of Directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject (in the case of (ii) and (iii) above) to our obligations to provide for claims of creditors and the requirements of applicable law.

In connection with our redemption of 100% of our outstanding public shares for a portion of the funds held in the trust account, each holder will receive a pro rata portion of the amount then in the trust account, plus any pro rata interest earned on the funds held in the trust account and not necessary to pay our taxes payable on such funds. Holders of warrants will receive no proceeds in connection with the liquidation with respect to such warrants, which will expire worthless.

We may not have funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. There is also no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them.

The holders of the founder shares and private warrants will not participate in any redemption distribution with respect to their founder shares and private warrants, but may have any public shares redeemed upon liquidation.

If we are unable to conclude our initial business combination and we expend all of the net proceeds of this offering not deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share redemption price will be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. Furthermore, our underwriters may seek recourse against the proceeds in the trust account relating to any future claims they may have against us. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, the actual per-share redemption price may be less than the estimated $10.00. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Gardiner Healthcare has agreed to pay the funds necessary to complete such liquidation and has agreed not to seek repayment for such expenses. We currently do not anticipate that such funds will be insufficient.

Conflicts of Interest

Chardan Gardiner, an affiliate of Chardan, beneficially owns in excess of 10% of our issued and outstanding common stock. Because Chardan is an underwriter in this offering and its affiliate owns in excess of 10% of our issued and outstanding common stock, Chardan is deemed to have a “conflict of interest” under Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering is being made in compliance with the requirements of Rule 5121, which requires, among other things, that a qualified independent underwriter participate in the preparation of, and exercise the usual standards of due diligence with respect to, the registration statement and this prospectus. B. Riley Securities, Inc. has agreed to act as a qualified independent underwriter for this offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 thereof. B. Riley Securities, Inc. will receive $100,000 for serving as a qualified independent underwriter in connection with this offering. We have agreed to indemnify B. Riley Securities, Inc. against liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act. See “Underwriting (Conflicts of Interest).”

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RISKS

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to Offerings of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 27 of this prospectus.

Summary of Risk Factors

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

•	We are a newly formed blank check company in the early stage with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

•	Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

•	Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) outbreak and the status of debt and equity markets.

•	Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, which means we may consummate our initial business combination even though a majority of our stockholders do not support such a combination.

•	Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

•	Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with our management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders.

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•	Certain of our officers and directors are affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented. Our officers and directors are not prohibited from becoming either a director or officer of any other special purpose acquisition company with a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

•	The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

•	If we seek stockholder approval of our business combination, our co-sponsors, directors, officers and their affiliates may elect to purchase shares from stockholders, in which case they may influence a vote in favor of a proposed business combination that you do not support.

•	The ability of our public stockholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

•	The requirement that we complete our initial business combination within 12 months (or up to 18 months at our co-sponsors’ option, as described herein) from the closing of this offering may give potential target businesses leverage over us in negotiating our initial business combination.

•	You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares, potentially at a loss.

•	Once initially listed on Nasdaq, our securities may not continue to be listed on Nasdaq in the future, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

•	You will not be entitled to protections normally afforded to investors of many other blank check companies.

•	If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the next 12 months (or up to 18 months at our co-sponsors’ option, as described herein), it could limit the amount available to fund our search for a target business or businesses and our ability to complete our initial business combination, and we will depend on loans from Gardiner Healthcare, its affiliates or members of our management team to fund our search and to complete our initial business combination.

•	If we are unable to complete our initial business combination, our public stockholders may be forced to wait up to 12 months (or up to 18 months at our co-sponsors’ option, as described herein) or longer before redemption from our trust account. In addition, our public stockholders may only receive a pro rata portion of the amount then in the trust account (which may be less than $10.00 per share) (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

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SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	September 30, 2021
Balance Sheet Data:	Actual	As Adjusted
Working capital (deficiency) (1)	($119,916)	$1,373,821
Total assets (2)	$145,300	$76,373,821
Total liabilities (3)	$121,479	$3,936,800
Value of common stock subject to possible redemption	$-	$75,000,000
Shareholders’ equity (4)	$23,821	$(2,562,979)

(1) The “as adjusted” calculation includes $1,350,000 in cash held outside the trust account, plus $23,821 of actual shareholder’s equity, as of September 30, 2021.
(2) The “as adjusted” calculation includes $75,000,000 cash held in trust from the proceeds of this offering, plus $1,350,000 in cash held outside the trust account, plus $23,821 of actual shareholder’s equity as of September 30, 2021.
(3) The “as adjusted” calculation includes $3,936,800 for the warrant liability.
(4) Excludes 7,500,000 shares of common stock purchased in the public market which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of common stock that may be redeemed in connection with our initial business combination (approximately $10.00 per share).

If no business combination is completed within 12 months (or up to 18 months at our co-sponsors’ option, as described herein) from the closing of this offering, the proceeds then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of our public shares. Our initial stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within such time period. However, if our initial stockholders acquire public shares in, or subsequent to, this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

RISKS RELATING TO OUR SEARCH FOR, CONSUMMATION OF, OR INABILITY TO CONSUMMATE, A BUSINESS COMBINATION AND POST-BUSINESS COMBINATION RISKS

We are a newly formed blank check company in the early stage with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly formed blank check company with no operating results, and we will not commence operations until obtaining funding through this offering and consummating our initial business combination. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning our initial business combination, and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of September 30, 2021, we had $1,563 in cash and a working capital deficiency of $119,916. Further, we expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

Our co-sponsors have the right to extend the term we have to consummate our initial business combination to up to 18 months from the closing of this offering without providing our stockholders with a corresponding redemption right.

We will have until 12 months from the closing of this offering to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 12 months, we may, by resolution of our Board of Directors if requested by our co-sponsors, extend the period of time we will have to consummate an initial business combination up to two times, each by an additional three months (for a total of up to 18 months from the closing of this offering), subject to our co-sponsors depositing additional funds into the trust account as set out below. Pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our co-sponsors or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $750,000, or $862,500 if the underwriters’ over-allotment option is exercised in full ($0.10 per share in either case), on or prior to the date of the applicable deadline, for each of the available three month extensions providing a total possible business combination period of 18 months at a total payment value of $1,500,000, or $1,725,000 if the underwriters’ over-allotment option is exercised in full. Any such payments would be made in the form of non-interest bearing loans, evidenced by an unsecured promissory note equal to the amount of any such deposit, which will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Our co-sponsors and their affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. Our public stockholders will not be entitled to vote or redeem their shares in connection with any such extension. As a result, we may conduct such an extension even though a majority of our public stockholders do not support such an extension and will not be able to redeem their shares in connection therewith. This feature is different than most other special purpose acquisition companies, in which any extension of the company’s period to consummate an initial business combination would require a vote of the company’s stockholders and such stockholders would have the right to redeem their public shares.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) outbreak and the status of debt and equity markets.

In March 2020, the World Health Organization declared novel coronavirus disease 2019 (COVID-19) a global pandemic. The COVID-19 pandemic has negatively impacted the global economy, disrupted global supply chains, lowered equity market valuations, created significant volatility and disruption in financial markets, and increased unemployment levels, all of which may become heightened concerns upon a second wave of infection or future developments. In addition, the pandemic has resulted in temporary closures of many businesses and the institution of social distancing and sheltering in place requirements in many states and communities. The COVID-19 pandemic has resulted, and a significant outbreak of other infectious diseases could result in, a widespread health crisis that has affected, or could adversely affect, the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected.

Furthermore, we may be unable to complete a business combination if concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the target business’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

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We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Our co-sponsors, officers and directors have agreed that we must complete our initial business combination within 12 months (or up to 18 months at our co-sponsors’ option, as described herein) from the closing of this offering. We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, the outbreak of COVID-19 continues to grow both in the United States and globally and, while the extent of the impact of the outbreak on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the continued outbreak of COVID-19 may negatively impact businesses we may seek to acquire. If we have not completed our initial business combination within such 12-month (or up to 18-month at our co-sponsors’ option, as described herein) period, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board of Directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law, in which case our public stockholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors herein.”

As the number of special purpose acquisition companies increases, there may be more competition to find an attractive target for an initial business combination. This could increase the costs associated with completing our initial business combination and may result in our inability to find a suitable target for our initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many companies have entered into business combinations with special purpose acquisition companies, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many additional special purpose acquisition companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, effort and resources to identify a suitable target for an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find a suitable target for and/or complete our initial business combination.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue.

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The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

We may issue our shares to investors in connection with our initial business combination at a price that is less than the prevailing market price of our shares at that time.

In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions) at a price of $10.00 per share or which approximates the per-share amounts in our trust account at such time, which is generally approximately $10.00. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time.

We may engage the underwriter or its affiliates to provide additional services to us after this offering, which may include acting as financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. The underwriter is entitled to a business combination marketing fee that will be payable only on a completion of an initial business combination. These financial incentives may cause the underwriter to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage the underwriter or its affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing financial advisory services, acting as a placement agent in a private offering or arranging debt financing. We may pay the underwriter or its affiliates fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter or its affiliates and no fees or other compensation for such services will be paid to the underwriter or its affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriting compensation in connection with this offering. The underwriter is also entitled to receive a business combination marketing fee that is conditioned on the completion of an initial business combination. The fact that the underwriter or its affiliates’ financial interests are tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.

The requirement that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies with which we may complete such a business combination.

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Pursuant to Nasdaq listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies that we may complete a business combination with. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account, which may be less than $10.00 per share.

Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, which means we may consummate our initial business combination even though a majority of our public stockholders do not support such a combination.

If a stockholder vote is not required, we may conduct redemptions via a tender offer. Accordingly, we may consummate our initial business combination even if holders of a majority of our public shares do not approve the business combination.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Because our Board of Directors may consummate our initial business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our business combination.

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into our initial business combination with a target.

We may enter into a transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we may not be able to meet such closing condition, and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001, or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets would be aware of these risks and, thus, may be reluctant to enter into our initial business combination transaction with us.

The ability of a large number of our stockholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

In connection with the consummation of our business combination, we may redeem up to that number of shares of common stock that would permit us to maintain net tangible assets of $5,000,001. If our business combination requires us to use substantially all of our cash to pay the purchase price, the redemption threshold may be further limited. Alternatively, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercises its redemption rights than we expect. If the acquisition involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to the target or its stockholders to make up for the failure to satisfy a minimum cash requirement. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

The requirement that we maintain a minimum net worth or retain a certain amount of cash could increase the probability that we cannot consummate our business combination and that you would have to wait for liquidation in order to redeem your shares.

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If, pursuant to the terms of our proposed business combination, we are required to maintain a minimum net worth or retain a certain amount of cash in trust in order to consummate the business combination, regardless of whether we proceed with redemptions under the tender offer or proxy rules, the probability that we cannot consummate our business combination is increased. If we do not consummate our business combination, you would not receive your pro rata portion of the trust account until we liquidate. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount in our trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with a redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within12 months (or up to 18 months at our co-sponsors’ option, as described herein) from the closing of this offering may give potential target businesses leverage over us in negotiating our initial business combination.

Any potential target business with which we enter into negotiations concerning our initial business combination will be aware that we must consummate our initial business combination within 12 months (or up to 18 months at our co-sponsors’ option, as described herein) from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating our initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence, and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to consummate our initial business combination within the required time period, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

Our co-sponsors and our officers and directors have agreed that we must complete our initial business combination within 12 months (or up to 18 months at our co-sponsors’ option, as described herein) from the closing of this offering. We may not be able to find a suitable target business and consummate our initial business combination within such time period. If we are unable to consummate our initial business combination within the required time period, we will, as promptly as reasonably possible but not more than five business days thereafter (subject to our certificate of incorporation and Delaware law), distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public stockholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. This redemption of public stockholders from the trust account shall be effected as required by our certificate of incorporation and Delaware law, prior to any voluntary winding up.

If we seek stockholder approval of our business combination, our co-sponsors, directors, officers and their affiliates may elect to purchase shares from stockholders, in which case they may influence a vote in favor of a proposed business combination that you do not support.

If we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our co-sponsors, directors, officers or their affiliates may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Such purchases will not be made if our co-sponsors, directors, officers or their affiliates are in possession of any material non-public information that has not been disclosed to the selling stockholder. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our co-sponsors, directors, officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. It is intended that, if Rule 10b-18 under the Exchange Act would apply to purchases by our initial stockholders, directors, officers or their affiliates, then such purchases will comply with Rule 10b-18, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.

The purpose of such purchases would be to (1) increase the likelihood of obtaining stockholder approval of the business combination or (2) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of an initial business combination that may not otherwise have been possible.

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Purchases of shares of common stock in the open market or in privately negotiated transactions by our co-sponsors, directors, officers or their affiliates may make it difficult for us to maintain the listing of our shares on a national securities exchange following the consummation of an initial business combination.

If our co-sponsors, directors, officers or their affiliates purchase shares of common stock in the open market or in privately negotiated transactions, the public “float” of our shares of common stock and the number of beneficial holders of our securities would both be reduced, possibly making it difficult to maintain the listing or trading of our securities on a national securities exchange following consummation of the business combination.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares, potentially at a loss.

Our public stockholders are entitled to receive funds from the trust account only in the event of a redemption to public stockholders prior to any winding up in the event we do not consummate our initial business combination or our liquidation, if they redeem their shares in connection with an initial business combination that we consummate, or if we seek to amend our certificate of incorporation to affect the substance or timing of our redemption obligation to redeem all public shares if we cannot complete an initial business combination within 12 months (or up to 18 months at our co-sponsors’ option, as described herein) of the closing of this offering. In no other circumstances will a stockholder have any right or interest of any kind to the funds in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares, potentially at a loss.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Because the net proceeds of this offering are intended to be used to complete our initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable, and we will have a longer period of time to complete our initial business combination than companies have that are subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison to Offerings of Blank Check Companies Subject to Rule 419.”

If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the next 12 months (or up to 18 months at our co-sponsors’ option, as described herein), we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the next 12 months (or up to 18 months at our co-sponsors’ option, as described herein), assuming that our initial business combination is not consummated during that time. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we are unable to fund such down payments or “no shop” provisions, our ability to close a contemplated transaction could be impaired. Furthermore, if we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public stockholders may only receive a pro rata portion of the amount then in the trust account (which may be less than $10.00 per share) (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

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Subsequent to our consummation of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges.

Even if we conduct thorough due diligence on a target business with which we combine, this diligence may not surface all material issues that may be present inside a particular target business. Even with thorough due diligence, we may not be able to uncover all material issues, and there may be factors outside of the target business and outside of our control that may arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption price received by stockholders may be less than $10.00.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to consummate an initial business combination within 12 months (or up to 18 months at our co-sponsors’ option, as described herein) from the closing of this offering, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, Gardiner Healthcare has agreed that it will be liable to us if and to the extent any claims by a third-party (excluding our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, provided that such liability will not apply to any claims by a third-party who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third-party, Gardiner Healthcare will not be responsible to the extent of any liability for such third-party claims. However, we have not asked Gardiner Healthcare to reserve for such indemnification obligations, nor have we independently verified whether Gardiner Healthcare has sufficient funds to satisfy its indemnity obligations and we believe that Gardiner Healthcare’s only assets are securities of our company. Therefore, we cannot assure you that Gardiner Healthcare would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

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Our directors may decide not to enforce indemnification obligations against Gardiner Healthcare, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below $10.00 per share (whether or not the underwriters’ overallotment option is exercised in full) and Gardiner Healthcare asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine on our behalf whether to take legal action against Gardiner Healthcare to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Gardiner Healthcare to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations on our behalf, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our Board of Directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our Board of Directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our stockholders. In addition, our Board of Directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

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If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including restrictions on the nature of our investments and restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including registration as an investment company, adoption of a specific form of corporate structure and reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate our initial business combination.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments and agencies, in particular, the Securities Exchange and Commission. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application also may change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

If we are unable to consummate our initial business combination, our public stockholders may be forced to wait up to 12 months (or up to 18 months at our co-sponsors’ option, as described herein) or longer before redemption from our trust account.

If we are unable to consummate our initial business combination within 12 months (or up to 18 months at our co-sponsors’ option, as described herein) from the closing of this offering, we will, as promptly as reasonably possible but not more than five business days thereafter (subject to our certificate of incorporation and applicable law), distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public stockholders by way of redemption and cease all operations except for the purposes of winding up of our affairs by way of a voluntary liquidation, as further described herein. Any redemption of public stockholders from the trust account shall be effected as required by our certificate of incorporation prior to our commencing any voluntary liquidation. Except as otherwise described herein, we have no obligation to return funds to investors prior to the date of any redemption required as a result of our failure to consummate our initial business combination within the period described above or our liquidation, unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their shares of common stock. Only upon any such redemption of public shares as we are required to effect or any liquidation will public stockholders be entitled to distributions if we are unable to complete our initial business combination.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies and smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years. However, if our non-convertible debt issued within a three-year period or revenues exceeds $1.07 billion, or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we are not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

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Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a new accounting standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our shares less attractive because we may rely on the provisions of the JOBS Act. If some investors find our shares less attractive as a result of, there may be a less active trading market for our shares and our share price may be more volatile.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

We may face risks related to healthcare or related businesses.

Business combinations with healthcare or related businesses may involve special considerations and risks. If we complete our initial business combination with a healthcare or related business, we will be subject to the following risks, any of which could be detrimental to us and the business we acquire:

•	the outcome of research and development activities, including, the ability to meet expected pre-clinical or clinical endpoints, commencement and/or completion dates for our pre-clinical or clinical trials, regulatory submission dates, and/or regulatory approval and/or launch dates, as well as the possibility of unfavorable pre-clinical and clinical trial results, including the possibility of unfavorable new pre-clinical or clinical data and further analyses of existing pre-clinical or clinical data;

•	our ability to successfully address comments received from regulatory authorities, or obtain approval from regulators on a timely basis or at all; regulatory decisions impacting labeling, manufacturing processes, safety and/or other matters; the impact of recommendations by technical or advisory committees; and the timing of pricing approvals and product launches;

•	claims and concerns that may arise regarding the safety or efficacy of products and product candidates, including claims and concerns that may arise from the outcome of post-approval clinical trials, which could impact marketing approval, product labeling, and/or availability or commercial potential;

•	the success and impact of business development activities, including the ability to identify and execute on potential business development opportunities; the ability to realize the anticipated benefits of any such transactions; challenges integrating the businesses and operations; disruption to business and operations relationships; significant transaction costs; and unknown liabilities;

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•	competition, including from new product entrants, branded products, generic products, private label products, biosimilars and product candidates that treat diseases and conditions similar to those treated by our drugs and drug candidates;

•	the ability to successfully market both new and existing products, including biosimilars;

•	difficulties or delays in manufacturing, sales or marketing; supply disruptions, shortages or stock-outs at our facilities; and legal or regulatory actions;

•	the impact of public health outbreaks, epidemics or pandemics (such as the COVID-19 pandemic) on our business, operations and financial condition and results;

•	the impact of the increased presence of counterfeit medicines in the pharmaceutical supply chain;

•	the impact of product recalls, withdrawals and other unusual items;

•	U.S. federal, state or foreign legislation or regulatory action and/or policy efforts affecting, among other things, pharmaceutical product pricing, intellectual property, reimbursement or access or restrictions on U.S. direct-to-consumer advertising; limitations on interactions with healthcare professionals and other industry stakeholders; as well as pricing pressures for our products as a result of highly competitive insurance markets; and

•	our inability to protect our trade secrets, patents and other intellectual property.

Any of the foregoing could have an adverse impact on our operations following a business combination. If we acquire a target business in another industry, these risks will likely not affect us and we will be subject to other risks attendant with the specific industry in which we operate or target business which we acquire, none of which can be presently ascertained.

Because we have not selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

We may pursue acquisition opportunities in any geographic region. While we may pursue an acquisition opportunity in any business industry or sector, we intend to focus our efforts on identifying high-growth healthcare businesses. Except for the limitations that a target business have a fair market value of at least 80% of the value of the trust account (excluding any taxes payable on the income earned on the trust account) and that we are not permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations, we will have flexibility in identifying and selecting a prospective acquisition candidate. Because we have not yet identified or approached any specific target business with respect to our initial business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risk factors, or we may not have adequate time to complete due diligence with respect to the target business and its industry. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. In addition, investors will be relying on the business judgment of our Board of Directors, which will have significant discretion in choosing the standard used to establish the fair market value of a particular target business. An investment in our units may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target.

We may seek investment opportunities outside our management’s area of expertise and our management may not be able to adequately ascertain or assess all significant risks associated with the target company.

There is no limitation on the industry or business sector we may consider when contemplating our initial business combination. We may therefore be presented with a business combination candidate in an industry unfamiliar to our management team, but determine that such candidate offers an attractive investment opportunity for our company. In the event we elect to pursue an investment outside of our management’s expertise, our management’s experience may not be directly applicable to the target business or the evaluation of its operations.

Although we identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and, as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified specific criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these attributes. If we consummate our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce our initial business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise its redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law or Nasdaq, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per share or even less (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

We are not required to obtain an opinion from an independent investment banking firm in connection with a business combination, and consequently, an independent source may not confirm that the price we are paying for the business is fair to our public stockholders from a financial point of view.

Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our public stockholders from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our Board of Directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

Resources could be wasted in researching acquisitions that are not consummated.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per share or even less (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per share or even less (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption, and the warrants will expire worthless.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction or our costs to operate or locate a transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. Financing may not be available on acceptable terms, if at all. The current economic environment, including due to the effects of the COVID-19 pandemic, has made it especially difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to consummate our initial business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per share or even less (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption, and the warrants will expire worthless. In addition, even if we do not need additional financing to consummate our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business, which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering together with the funds we will receive from the sale of the private warrants (excluding $1,350,000 of net proceeds that will not be held in the trust account) will provide us with approximately $72,375,000 (or approximately $83,231,250 if the underwriters’ over-allotment option is exercised in full) after payment of the Marketing Fee of $2,625,000 (or $3,018,750 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination.

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities, which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be solely dependent upon the performance of a single business, property or asset, or dependent upon the development or market acceptance of a single or limited number of products or services. This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously consummate business combinations with multiple prospective targets, which may hinder our ability to consummate our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to consummate our initial business combination with a private company about which little information is available.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in our initial business combination with a company that is not as profitable as we suspected, if at all.

We may not be able to maintain control of a target business after our initial business combination.

We may structure our initial business combination to acquire less than 100% of the equity interests or assets of a target business, but we will only consummate such business combination if we will become the majority stockholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes) or are otherwise not required to register as an investment company under the Investment Company Act, or to the extent permitted by law we may acquire interests in a variable interest entity, in which we may have less than a majority of the voting rights in such entity, but in which we are the primary beneficiary. Even though we may own a majority interest in the target, our stockholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.

Because of our structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. Therefore, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking stockholder approval of our initial business combination may delay the consummation of a transaction. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating our initial business combination.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early-stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

Because we must furnish our stockholders with target business financial statements prepared in accordance with United States generally accepted accounting principles or international financial reporting standards, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules, which require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards, or IFRS as issued by the International Accounting Standards Board or the IASB, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. We will include substantially the same financial statement disclosure in connection with any tender offer documents we use, whether or not they are required under the tender offer rules. These financial statement requirements may limit the pool of potential target businesses we may consummate our initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Compliance obligations under the Sarbanes-Oxley Act of 2002 may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

RISKS RELATING TO OUR CO-SPONSORS AND MANAGEMENT TEAM

Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our directors and officers may now be, or in the future become, affiliated with entities that are engaged in a similar business.

In addition, our directors and officers may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to our directors’ and officers’ fiduciary duties under the DGCL. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Our co-sponsors and directors and officers are also not prohibited from sponsoring, investing or otherwise becoming involved with, any other blank check companies similar to ours, including in connection with their initial business combinations, or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or ventures may present additional conflicts of interest in pursuing an initial business combination. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

For further discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management-Directors, Director Nominees and Executive Officers,” “Management-Conflicts of Interest” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Related Party Transactions.”

Members of our management team and Board of Directors have significant experience as founders, board members, officers or executives of other companies. As a result, certain of those persons have been, or may become, involved in proceedings, investigations and litigation relating to the business affairs of the companies with which they were, are, or may be in the future be, affiliated. These activities may have an adverse effect on us, which may impede our ability to consummate an initial business combination.

During the course of their careers, members of our management team and Board of Directors have had significant experience as founders, board members, officers or executives of other companies. As a result of their involvement and positions in these companies, certain of those persons, are now, or may in the future become, involved in litigation, investigations or other proceedings relating to the business affairs of such companies or transactions entered into by such companies. Any such litigation, investigations or other proceedings may divert the attention and resources of the members of both our management team and our Board of Directors away from identifying and selecting a target business or businesses for our initial business combination and may negatively affect our reputation, which may impede our ability to complete an initial business combination.

Since our officers and directors will be eligible to share in a portion of any appreciation in founder shares purchased at approximately $0.012 per share, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

The members of our management team own founder shares, either directly (in the case of our independent directors) or indirectly through their ownership interests in Gardiner Founder, LLC, which is the sole member of Gardiner Healthcare. Other than the $10,000 per month general and administrative services fee payable to Gardiner Healthcare, and the $38,750 per month aggregate consulting fees payable to Mr. Jenkins and Drs. Pelletier, McGuirk, Anderson and Sciavolino, our officers and directors will not receive any cash compensation from us prior to a business combination but through their investment in the co-sponsor, Gardiner Healthcare, will be eligible to share in a portion of any appreciation in founder shares and private placement units, provided that we successfully complete a business combination. We believe that this structure aligns the incentives of our officers and directors with the interests of our stockholders. However, investors should be aware that, as our officers and directors have paid approximately $0.012 per share for the interest in the founder shares, this structure also creates an incentive whereby our officers and directors could potentially make a substantial profit even if we complete a business combination with a target that ultimately declines in value and is not profitable for public investors.

Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with our management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders.

Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the agreement to enter into such initial business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to identify business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders, which would be the case if the trading price of our shares of common stock after giving effect to such business combination was less than the per-share trust liquidation value that our stockholders would have received if we had dissolved without consummating our initial business combination.

Our ability to successfully effect our initial business combination and to be successful thereafter will be largely dependent upon the efforts of our officers, directors and key personnel, some of whom may join us following our initial business combination.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have consummated our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

The role of such persons in the target business, however, cannot presently be ascertained. Although some of such persons may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and, as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with us after the consummation of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and, could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the consummation of our initial business combination. Our key personnel may not remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effectuate our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’ management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect, and such management may lack the expected skills, qualifications or abilities. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted.

The officers and directors of an acquisition candidate may resign upon consummation of our initial business combination. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the consummation of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that some members of the management team of an acquisition candidate will not wish to remain in place.

Past performance by our management team or their respective affiliates may not be indicative of future performance of an investment in us.

Information regarding performance is presented for informational purposes only. Any past experience or performance of our management team and their respective affiliates is not a guarantee of either (i) our ability to successfully identify and execute a transaction or (ii) success with respect to any business combination that we may consummate. You should not rely on the historical record of our management team or their respective affiliates as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. Our management has no experience in operating special purpose acquisition companies.

Certain of our officers and directors are affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our business combination, we intend to engage in the business of identifying and combining with one or more businesses. Certain of our executive officers and directors are affiliated with entities that are engaged in a similar business.

Our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Any conflict of interest may not be resolved in our favor, and potential target businesses may be presented to another entity prior to their presentation to us.

Certain shares beneficially owned by our officers and directors will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

Our officers and directors have waived their right to redeem any shares in connection with our initial business combination, or to receive distributions with respect to their founder shares upon our liquidation if we are unable to consummate our initial business combination. Accordingly, these securities will be worthless if we do not consummate our initial business combination. Any warrants they hold, like those held by the public, will also be worthless if we do not consummate an initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

We may engage in our initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or existing holders, which may raise potential conflicts of interest.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In light of the involvement of our co-sponsors, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our co-sponsors, officers and directors. Our directors also serve as officers and board members for other entities. Our co-sponsors, officers and directors are not currently aware of any specific opportunities for us to consummate our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for our initial business combination as set forth in “Proposed Business — Acquisition Criteria” and such transaction was approved by a majority of our disinterested directors and our co-sponsors. Despite our agreement to obtain an opinion in connection with such transaction from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we seek to acquire, regarding the fairness to our stockholders from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our executive officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest. Our directors have a fiduciary duty to act in the best interests of our stockholders, whether or not a conflict of interest may exist.

Because our co-sponsors will lose their entire initial investment in us if our initial business combination is not consummated and our officers and directors have significant financial interests in us, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business combination.

On March 25, 2021, Gardiner Healthcare purchased 2,156,250 founder shares from us for $25,000, or approximately $0.012 per share. On April 9, 2021, Gardiner Healthcare sold (i) 388,125 founder shares to Chardan Gardiner and (ii) 366,562 founder shares to CCMAUS, in each case, for approximately $0.012 per share, resulting in Gardiner Healthcare holding a balance of 1,401,563 founder shares.

On October 15, 2021, Gardiner Healthcare, Chardan Gardiner and CCMAUS collectively granted 50,000 founder shares to our independent directors, Dr. Linton and Dr. Sciavolino, with each independent director receiving 25,000 founder shares. On October 15, 2021, Gardiner Healthcare, Chardan Gardiner and CCMAUS collectively granted 25,000 founder shares to our independent director, Mr. Ryan. On October 15, 2021, Gardiner Healthcare, Chardan Gardiner and CCMAUS collectively granted 25,000 founder shares to our independent director, Mr. Rossen.

Of the 100,000 founder shares granted to our independent directors, Gardiner Healthcare granted 65,000 founder shares, Chardan Gardiner granted 18,000 founder shares, and CCMAUS granted 17,000 founder shares, leaving Gardiner Healthcare, Chardan Gardiner and CCMAUS, respectively, with 1,336,563 founder shares, 370,125 founder shares, and 349,562 founder shares.

The founder shares include an aggregate of up to 281,250 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or is exercised in part. The founder shares will be worthless if we do not consummate an initial business combination. In addition, Gardiner Healthcare has committed to purchase from us 2,775,000 private warrants (or 2,985,938 private warrants if the over-allotment option is exercised in full), Chardan Gardiner has committed to purchase from us 475,714 private warrants (or 511,875 private warrants if the over-allotment option is exercised in full), and CCMAUS has committed to purchase from us 449,286 private warrants (or 483,438 private warrants if the over-allotment option is exercised in full), in each case, at a price of $1.00 per warrant, for an aggregate purchase price of $3,700,000 (or $4,843,750 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. The founder shares and private warrants will be worthless if we do not consummate an initial business combination.

RISKS RELATING TO OUR SECURITIES

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

The net proceeds of this offering and certain proceeds from the sale of the private placement warrants, in the amount of $75,000,000, will be held in an interest-bearing trust account. The proceeds held in the trust account may only be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. While short-term U.S. treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event of very low or negative yields, the amount of interest income (which we may use to pay our taxes, if any) would be reduced. In the event that we are unable to complete our initial business combination, our public stockholders are entitled to receive their pro-rata share of the proceeds then held in the trust account, plus any interest income, net of taxes paid or payable (less up to $100,000 of interest to pay dissolution expenses). If the balance of the trust account is reduced below $75,000,000 as a result of negative interest rates, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

Since our co-sponsors paid only approximately $0.012 per share for the founder shares, certain of our officers and directors could potentially make a substantial profit even if we acquire a target business that subsequently declines in value.

In March 2021, we issued 2,156,250 founder shares to Gardiner Healthcare in exchange for a capital contribution of $25,000, or approximately $0.012 per share. Subsequently, on April 9, 2021, Gardiner Healthcare sold (i) 388,125 founder shares to Chardan Gardiner and (ii) 366,562 founder shares to CCMAUS, in each case, for approximately $0.012 per share. Certain of our officers and directors have a significant economic interest in certain of our co-sponsors. As a result, the low acquisition cost of the founder shares creates an economic incentive whereby our officers and directors could potentially make a substantial profit even if we complete a business combination with a target business that subsequently declines in value and is unprofitable for public investors.

The nominal purchase price paid by our co-sponsors for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.

We are offering our units at an offering price of $10.00 per unit and the amount in our trust account is initially anticipated to be $10.00 per public share, implying an initial value of $10.00 per public share. However, prior to this offering, our co-sponsors paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.012 per share. As a result, the value of your public shares may be significantly diluted upon the consummation of our initial business combination, when the founder shares are converted into public shares. For example, the following table shows the dilutive effect of the founder shares on the implied value of the public shares upon the consummation of our initial business combination, assuming that our equity value at that time is $72,375,000, which is the amount we would have for our initial business combination in the trust account after payment of $2,625,000 to the underwriter pursuant to the Business Combination Marketing Agreement, assuming the underwriters’ over-allotment option is not exercised, no interest is earned on the funds held in the trust account, and no public shares are redeemed in connection with our initial business combination, and without taking into account any other potential impacts on our valuation at such time, such as the trading price of our public shares, the business combination transaction costs, any equity issued or cash paid to the target’s sellers or other third parties, or the target’s business itself, including its assets, liabilities, management and prospects, as well as the value of our public and private warrants. At such valuation, each of our shares of common stock would have an implied value of $7.72 per share upon consummation of our initial business combination, which would be a 22.8% decrease as compared to the initial implied value per public share of $10.00.

Public shares	7,500,000
Founder shares	1,875,000
Total shares	9,375,000
Total funds in trust available for initial business combination (less business combination marketing fee)	$72,375,000
Initial implied value per public share	$10.00
Implied value per share upon consummation of initial business combination	$7.72

The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our common stock at such time is substantially less than $10.00 per share.

Upon the closing of this offering, assuming no exercise of the underwriters’ over-allotment option, our co-sponsors will have invested in us an aggregate of $3,725,000, comprised of the $25,000 purchase price for the founder shares and the $3,700,000 purchase price for the private placement warrants. Assuming a trading price of $10.00 per share upon consummation of our initial business combination, the 1,875,000 founder shares would have an aggregate implied value of $18,750,000. Even if the trading price of our common stock was as low as $1.99 per share, and the private placement warrants were worthless, the value of the founder shares would be equal to the co-sponsors’ initial investment in us. As a result, our co-sponsors are likely to be able to recoup their investment in us and make a substantial profit on that investment, even if our public shares have lost significant value. Accordingly, our management team, which owns interests in our co-sponsor, Gardiner Healthcare, may have an economic incentive that differs from that of the public shareholders to pursue and consummate an initial business combination rather than to liquidate and to return all of the cash in the trust to the public shareholders, even if that business combination were with a riskier or less-established target business. For the foregoing reasons, you should consider our management team's financial incentive to complete an initial business combination when evaluating whether to redeem your shares prior to or in connection with the initial business combination.

Our private placement warrants are expected to be accounted for as a warrant liability and will be recorded at fair value upon issuance with any changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our securities or may make it more difficult for us to consummate an initial business combination.

Following the consummation of this offering and the concurrent private placement of warrants, we will have 11,200,000 warrants outstanding (comprised of the 7,500,000 warrants included in the units and the 3,700,000 private placement warrants, assuming the underwriters’ option to purchase additional units is not exercised). We currently expect to account for the private placement warrants as a warrant liability, which means that we will record them at fair value upon issuance, with any changes in fair value reported in earnings. The impact of changes in fair value on earnings may have an adverse effect on the market price of our securities. In addition, potential targets may seek a business combination partner that does not have warrants that are accounted for as a warrant liability, which may make it more difficult for us to consummate an initial business combination with a target business.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York, or a foreign action, in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions, or an enforcement action, and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

The choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board of Directors. We note that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

We are registering the offer and sale of the common stock underlying the public warrants under the Securities Act, however we cannot assure you that such registration will be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

Under the terms of the warrant agreement, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file, and within 60 business days following our initial business combination to have declared effective, a registration statement covering the offer and sale of such shares and maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the offer and sale of the shares issuable upon exercise of the warrants is not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. Notwithstanding the foregoing, if a registration statement covering the offer and sale of the common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. Notwithstanding the above, if our common stock is, at the time of any exercise of a warrant, not listed on a national securities exchange such that the shares of common stock satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and no exemption is available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the common stock included in the units. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our commercially reasonable efforts to register or qualify the offer and sale of such shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete our initial business combination, which may adversely affect our financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete our initial business combination. If we incur any indebtedness without a waiver from any lender of any right, title, interest or claim of any kind in or to any monies held in the trust account, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our shares of common stock;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our shares of common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

If we seek stockholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 20% of our shares of common stock, you will lose the ability to redeem all such shares in excess of 20% of our shares of common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our certificate of incorporation provides that a public stockholder, individually or together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 20% of the shares sold in this offering. Your inability to redeem more than an aggregate of 20% of the shares sold in this offering will reduce your influence over our ability to consummate our initial business combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. As a result, you will continue to hold that number of shares exceeding 20% and, in order to dispose of such shares, you would be required to sell your shares in open market transaction, potentially at a loss.

Holders of warrants will not participate in liquidating distributions if we are unable to complete an initial business combination within the required time period.

If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, the warrants will expire and holders will not receive any of such proceeds with respect to the warrants. The foregoing may provide a financial incentive to public stockholders to vote in favor of any proposed initial business combination as each of their warrants would entitle the holder to receive or purchase additional shares of common stock, resulting in an increase in their overall economic stake in us. If a business combination is not approved, the warrants will expire and be worthless.

Certain of our warrants are expected to be accounted for as a warrant liability and will be recorded at fair market value upon issuance with changes in fair market value each period reported in earnings,which may have an adverse effect on the market price of our common stock or may make it more difficult for us to consummate an initial business combination.

Following the consummation of the concurrent private placement of our units, Gardiner Healthcare, Chardan Gardiner and CCMAUS will hold 3,700,000 private warrants (or 3,981,250 if the over-allotment option is exercised in full). We expect to account for these as a warrant liability and will record at fair market value upon issuance and any changes in fair market value each period reported in earnings as determined by the company based upon a valuation report obtained from its independent third party valuation firm. The impact of changes in fair market value on earnings may have an adverse effect on the market price of our common stock. In addition, potential targets may seek a special purposes acquisition company that does not have warrants that are accounted for as a warrant liability, which may make it more difficult for us to consummate an initial business combination with a target business.

If we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the warrants, public holders will only be able to exercise such warrants on a “cashless basis” which would result in a fewer number of shares being issued to the holder had such holder exercised the warrants for cash.

If we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the public warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of common stock that a holder will receive upon exercise of its public warrants will be fewer than it would have been had such holder exercised its warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise their warrants on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the shares of common stock issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential benefit of the holder’s investment in us may be reduced or the warrants may expire worthless. Notwithstanding the foregoing, the private warrants may be exercisable for unregistered shares of common stock for cash even if the prospectus relating to the shares of common stock issuable upon exercise of the warrants is not current and effective.

An investor will only be able to exercise a warrant for cash if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No public warrants will be exercisable for cash, and we will not be obligated to issue shares of common stock unless the shares of common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable, we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. However, we cannot assure you of this fact. If the common shares issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our public warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant (including any warrants held by our co-sponsors and/or their permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential benefit of the holder’s investment in our company.

We may amend the terms of the warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of a majority of the then outstanding warrants (including the private warrants) in order to make any change that adversely affects the interests of the registered holders.

We have no obligation to net cash settle the warrants.

In no event will we have any obligation to net cash settle the warrants. Accordingly, the warrants may expire worthless.

A public stockholder who fails to vote either in favor of or against a proposed business combination may not be able to have his, her or its shares redeemed for cash.

In order for a public stockholder to have his, her or its shares redeemed for cash in connection with any proposed business combination, we may require that the public stockholder vote either in favor of or against a proposed business combination. If required to vote pursuant to the procedures specified in our proxy statement to stockholders relating to the business combination, and such public stockholder fails to vote in favor of or against the proposed business combination, whether that stockholder abstains from the vote or simply does not vote, that stockholder would not be able to have his, her or its shares of common stock redeemed for cash in connection with such business combination.

We will require public stockholders who wish to redeem their shares of common stock in connection with a proposed business combination or amendment to our certificate of incorporation to effect the substance or timing of their redemption obligation, if we fail to timely complete a business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

We will require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the expiration date set forth in the tender offer documents mailed to such holders, or in the event we distribute proxy materials, up to two business days prior to the vote on the proposal to approve the business combination or amendment to our certificate of incorporation to affect the substance or timing of our redemption obligation to redeem all public shares if we cannot complete an initial business combination, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, this may not be the case. Under Delaware law, we are required to provide at least 10 days’ advance notice of any stockholder meeting, which would be the minimum amount of time a stockholder would have to determine whether to exercise redemption rights. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares.

Redeeming stockholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

We will require public stockholders who wish to redeem their shares of common stock in connection with any proposed business combination to comply with the delivery requirements discussed above for redemption. If such proposed business combination is not consummated, we will promptly return such certificates to the tendering public stockholders. Accordingly, investors who attempted to redeem their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our shares of common stock may decline during this time, and you may not be able to sell your securities when you wish, even while other stockholders that did not seek redemption may be able to sell their securities.

Our certificate of incorporation contains provisions that prohibit our engaging in business combinations with interested stockholders in certain circumstances.

We have opted out of Section 203 of the Delaware General Corporate Law, or the DGCL. However, our certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless

•	prior to such time, our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•	at or subsequent to that time, the business combination is approved by our Board of Directors and by the affirmative vote of holders of at least 66⅔% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or certain other transactions with the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 20% or more of our voting stock.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our Board of Directors because the stockholder approval requirement would be avoided if our Board of Directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board of Directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our certificate of incorporation provides that our co-sponsors, and their respective affiliates, any of their respective direct or indirect transferees of at least 20% of our outstanding common stock and any group as to which such persons are party to, do not constitute “interested stockholders” for purposes of this provision.

Our initial stockholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon closing of this offering, our initial stockholders, including our co-sponsors (and/or their designees) collectively will own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). Accordingly, they may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our certificate of incorporation. If our initial stockholders, including our co-sponsors (and/or their designees) purchase any units in this offering or if our any of the foregoing persons purchases any additional shares of common stock in the aftermarket or in privately negotiated transactions, this would increase their control. Neither of our co-sponsors nor, to our knowledge, any of our officers or directors, has any current intention to purchase additional securities. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our shares of common stock.

The grant of registration rights to our initial stockholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our shares of common stock.

Pursuant to an agreement to be entered into on the date of this prospectus, our initial stockholders, including our co-sponsors and their permitted transferees can demand that we register the founder shares and the private warrants and the underlying securities. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our shares of common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholder of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our shares of common stock that is expected when the securities owned by our initial stockholders, including our co-sponsors and their permitted transferees are registered.

Our initial stockholders paid an aggregate of $25,000, or approximately $0.012 per founder share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.

The difference between the public offering price per share (allocating all of the unit purchase price to the shares of common stock included in a unit and none to the warrants included in a unit) and the pro forma net tangible book value per share after this offering constitutes the dilution to you and the other investors in this offering. Our initial stockholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, you and the other public stockholders will incur an immediate and substantial dilution of approximately 81.0% or $8.10 per share (the difference between the pro forma net tangible book value per share of $1.90 and the initial offering price of $10.00 per share immediately upon the closing of this offering), or approximately 83.0% dilution or $8.30 per share (the difference between the pro forma net tangible book value per share of $1.70 and the initial offering price of $10.00 per share) if the over-allotment is fully exercised.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

Unlike most blank check companies, if we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a newly issued price of less than $9.20 per share of common stock, then the exercise price of the warrants will be adjusted to be equal to 115% of higher of the Market Value and the newly issued price and the $16.50 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 165% of the higher of the Market Value and the newly issued price. This may make it more difficult for us to consummate an initial business combination with a target business.

The determination of the offering price of our units and the size of this offering are more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the shares of common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering including with respect to the impact from the COVID-19 pandemic; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

As of the date of this prospectus there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Once listed on Nasdaq, an active trading market for our securities may never develop or, if developed, it may not be sustained. Additionally, if our securities become delisted from Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities not listed on a national exchange, the liquidity and price of our securities may be more limited than if we were listed on Nasdaq or another national exchange. You may be unable to sell your securities unless a market can be established and sustained.

Once initially listed on Nasdaq, our securities may not continue to be listed on Nasdaq in the future, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be initially listed on Nasdaq upon consummation of this offering. However, we cannot assure you of this or that our securities will continue to be listed on Nasdaq in the future. Additionally, in connection with our business combination, Nasdaq may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a reduced liquidity with respect to our securities;

•	a determination that our shares of common stock are a “penny stock,” which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

Our certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with our company or our company’s directors, officers or other employees.

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (1) any derivative action or proceeding brought on behalf of our company, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee or agent of our company to our company or our stockholders, or any claim for aiding and abetting any such alleged breach, (3) any action asserting a claim against our company or any director, officer, or employee of our company arising pursuant to any provision of the DGCL or our certificate of incorporation or our bylaws, or (4) any action asserting a claim against us or any director, officer, or employee of our company governed by the internal affairs doctrine except for, as to each of (1) through (4) above, any claim (a) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (c)  which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding the foregoing, the inclusion of such provision in our certificate of incorporation is not be deemed to be a waiver by our stockholders of our obligation to comply with federal securities laws, rules and regulations, and the provisions of this paragraph in our certificate of incorporation will not apply to suits brought to enforce any liability or duty created by the Exchange Act, the Securities Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in our certificate of incorporation. If any action the subject matter of which is within the scope the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.

This choice-of-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company or its directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our certificate of incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board of Directors.

RISKS RELATING TO ACQUIRING AND OPERATING A BUSINESS OUTSIDE OF THE UNITED STATES

We may effect our initial business combination with a company located outside of the United States.

If we effect our initial business combination with a company located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency redemption or corporate withholding taxes on individuals;

•	laws governing the manner in which future business combinations may be effected;

•	exchange listing and/or delisting requirements;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States. We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

There are costs and difficulties inherent in managing cross-border business operations.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the United States) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments may occur in a country in which we may operate after we effect our initial business combination.

Political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience.

Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.

Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.

Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

The relationship between the United States and foreign governments could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports or become involved in trade wars with other nations. Such import quotas or trade wars may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business or move our principal manufacturing or service operations.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws.

Following our initial business combination, our management may resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming, and could lead to various regulatory issues, which may adversely affect our operations.

Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target all revenues and income would likely be received in a foreign currency and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Because foreign law could govern our material agreements, we may not be able to enforce our rights within such jurisdiction or elsewhere.

Foreign law could govern our material agreements. The target business may not be able to enforce any of its material agreements or remedies may not be available outside of such foreign jurisdiction’s legal system. The system of laws and the enforcement of existing laws and contracts in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The judiciaries in certain foreign countries may be relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation, any such jurisdictions may not favor outsiders or could be corrupt. As a result, the inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business and business opportunities.

RISKS RELATING TO TAXATION

Our initial business combination and our structure thereafter may not be tax-efficient to our stockholders and warrant holders. As a result of our initial business combination, our tax obligations may be more complex, burdensome and uncertain.

Although we will attempt to structure our initial business combination in a tax-efficient manner, tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. For example, in connection with our initial business combination and subject to requisite stockholder approval, we may structure our business combination in a manner that requires stockholders and/or warrant holders to recognize gain or income for tax purposes. We do not intend to make any cash distributions to stockholders or warrant holders to pay taxes in connection with our business combination or thereafter. Accordingly, a stockholder or a warrant holder may need to satisfy any liability resulting from our initial business combination with cash from its own funds or by selling all or a portion of such holder’s shares or warrants. In addition, we may effect a business combination with a target company in another jurisdiction or reincorporate in a different jurisdiction (including, but not limited to, the jurisdiction in which the target company or business is located). As a result, stockholders and warrant holders may be subject to additional income, withholding or other taxes with respect to their ownership of us after our initial business combination.

Furthermore, we may effect a business combination with a target company that has business operations outside of the United States, and, possibly, business operations in multiple jurisdictions. If we effect such a business combination, we could be subject to significant income, withholding and other tax obligations in a number of jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Due to the complexity of tax obligations and filings in other jurisdictions, we may have a heightened risk related to audits or examinations by taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax profitability and financial condition.

An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes of the purchase price of a unit between the share of our common stock and one warrant to purchase one share of our common stock included in each unit could be challenged by the Internal Revenue Service or the courts. In addition, if we are determined to be a personal holding company for U.S. federal income tax purposes, our taxable income would be subjected to an additional 20% federal income tax, which would reduce the net after-tax amount of interest income earned on the funds placed in our trust account. Furthermore, the U.S. federal income tax consequences of a cashless exercise of warrants is unclear under current law, and the adjustment to the exercise price and/or redemption price of the warrants could give rise to dividend income to investors without a corresponding payment of cash. Finally, it is unclear whether the redemption rights with respect to our shares of common stock suspend the running of a U.S. holder’s holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of common stock is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividend income” for U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations” below for a summary of the principal U.S. federal income tax consequences of an investment in our securities. Each prospective investor is urged to consult its own tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, which reflect our current views with respect to future events and financial performance, and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purpose of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to complete our initial business combination, particularly in light of disruption that may result from limitations imposed by the COVID-19 pandemic;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	the delisting of our securities from Nasdaq or an inability to have our securities listed on Nasdaq following a business combination;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” beginning on page 27. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 7,500,000 units at a price of $10.00 per unit. We estimate that the net proceeds of this offering, together with the funds we receive from the sale of the private warrants (all of which will be deposited into the trust account), will be used as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
From offering	$75,000,000	$86,250,000
From sale of private warrants	3,700,000	3,981,250
Total gross proceeds	$78,700,000	$90,231,250

Offering expenses(1)
Underwriting commissions	$1,875,000	$2,156,250
Legal fees and expenses	250,000	250,000
Nasdaq listing and filing fees	75,000	75,000
Printing and filing expenses	35,000	35,000
Accounting fees and expenses	40,000	40,000
FINRA filing fee	13,438	13,438
SEC registration fee	7,996	7,996
Initial trustee’s fee	6,500	6,500
Miscellaneous expenses	47,066	47,066
Total offering expenses	$2,350,000	$2,631,250

Net proceeds
Held in trust(2)	$75,000,000	$86,250,000
Not held in trust(3)	1,350,000	1,350,000
Total net proceeds	$76,350,000	$87,600,000

Use of net proceeds not held in the trust account(3)(4)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$120,000	8.9%
Due diligence of prospective target businesses by officers, directors and initial stockholders	70,000	5.2%
Legal and accounting fees relating to SEC reporting obligations	60,000	4.4%
Payment for administrative support services ($10,000 per month for up to 12 months	120,000	8.9%
Director and officer liability insurance premiums(5)	650,000	48.2%
Working capital to cover miscellaneous expenses, Nasdaq continued listing fees, general corporate purposes, liquidation obligations and reserves	330,000	24.4%
Total	$1,350,000	100.0%

____________

___________________________

(1)	A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of Nasdaq listing fee and a portion of the legal and audit fees, have been paid from the funds we borrowed from Gardiner Healthcare. These funds will be repaid out of the proceeds of this offering available to us.
(2)	The funds held in the trust account will be used to acquire a target business, to pay holders who wish to convert or sell their shares for a portion of the funds held in the trust account and potentially to pay our expenses relating thereto. Our expenses relating to the acquisition of a target business would either come from the funds held in the trust account or additional funds otherwise available to us outside of the trust account, including cash held by the target business. Any remaining funds will be disbursed to the combined company and be used as working capital to finance the operations of the target business.
(3)	The amount of proceeds not held in trust will remain constant at $1,350,000 even if the over-allotment is exercised.
(4)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.
(5)	This amount represents the approximate amount of annual director and officer liability insurance premiums we anticipate paying following the completion of this offering and until we complete our initial business combination.

The payment to Gardiner Healthcare of a monthly fee of $10,000 is for general and administrative services including office space, utilities and secretarial support. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination. This arrangement is being agreed to by Gardiner Healthcare for our benefit. This arrangement will terminate upon completion of our initial business combination or the distribution of the trust account to our public stockholders. Other than the $10,000 per month general and administrative services fee payable to Gardiner Healthcare, and the $38,750 per month aggregate consulting fees payable to Mr. Jenkins, Drs. Pelletier, McGuirk, Anderson and Sciavolino, no compensation of any kind (including finder’s fees, consulting fees or other similar compensation) will be paid to members of our management team or any of our or their respective affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Since the role of present management after our initial business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after our initial business combination.

A total of $10.00 per unit (whether or not the underwriters’ over-allotment option is exercised in full) of the net proceeds from this offering and the sale of the private warrants described in this prospectus will be placed in a trust account in the United States maintained by Continental Stock Transfer & Trust Company acting as trustee and will be invested only in U.S. government treasury bills, notes and bonds with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries. Except for all interest income that may be released to us to pay our tax obligations, as discussed below, none of the funds held in the trust account will be released from the trust account until the earlier of: (i) the consummation of our initial business combination within 12 months (or up to 18 months at our co-sponsors’ option, as described herein) from the closing of this offering and (ii) a redemption to public stockholders prior to any voluntary winding-up in the event we do not consummate our initial business combination within the applicable period.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available to use from the trust account is minimal as a result of the current interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

On March 25, 2021, we issued an unsecured promissory note to Gardiner Healthcare, pursuant to which we may borrow up to an aggregate principal amount of $300,000. The promissory note is non-interest bearing and will be payable on the earlier to occur of (i) December 31, 2021 or (ii) the date on which we consummate an initial public offering of our securities. As of September 30, 2021, we have drawn $45,025 under the promissory note.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our co-sponsors or an affiliate of our co-sponsors or our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate our initial business combination, we would repay such loaned amounts. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into additional private warrants to purchase shares of common stock at a conversion price of $1.00 per private warrant. Such private warrants will be identical to the private warrants to be issued at the closing of this offering, except that the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees.

In no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public stockholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our consummation of our initial business combination, and then only in connection with those shares of common stock that such stockholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of our public shares if we are unable to consummate our initial business combination within 12 months (or up to 18 months at our co-sponsors’ option, as described herein) following the closing of this offering, subject to applicable law, or (iii) if we seek to amend our certificate of incorporation to affect the substance or timing of our obligation to redeem all public shares if we cannot complete an initial business combination within 12 months (or up to 18 months at our co-sponsors’ option, as described herein) of the closing of this offering and such amendment is duly approved. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Our initial stockholders have agreed to waive their redemption rights with respect to any shares they own in connection with the consummation of our initial business combination, including their founder shares and public shares that they have purchased during or after the offering, if any. In addition, our initial stockholders have agreed to waive their rights to liquidating distributions with respect to its founder shares if we fail to consummate our initial business combination within 12 months (or up to 18 months at our co-sponsors’ option, as described herein) from the closing of this offering. However, if our initial stockholders acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.

DIVIDEND POLICY

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our Board of Directors at such time and subject to Delaware law. In addition, our Board of Directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain our initial stockholders’ ownership at 20% of the issued and outstanding shares of common stock upon the consummation of this offering (assuming no purchase in this offering and not taking into account ownership of the private warrants). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share, assuming no value is attributed to the warrants included in the units we are offering by this prospectus, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of shares of common stock which may be redeemed for cash), by the number of outstanding shares of common stock.

At September 30, 2021, our net tangible book value was $(119,916) or approximately $(0.06) per share. After giving effect to the sale of 7,500,000 shares of common stock included in the units we are offering by this prospectus and the proceeds received from the sale of the private warrants, the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at September 30, 2021 would have been $5,000,001 or $1.90 per share, representing an immediate increase in net tangible book value of $1.96 per share to the initial stockholders and an immediate dilution of 81.0% per share or $8.10 to new investors not exercising their conversion/tender rights. For purposes of presentation, our pro forma net tangible book value after this offering is $67,437,020 less than it otherwise would have been because, if we effect a business combination, the ability of public stockholders to exercise conversion rights or sell their shares to us in any tender offer may result in the conversion or tender of up to 6,743,702 shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the redeemable warrants, including the private warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.06)
Increase attributable to new investors, private sales and capital contribution	1.96
Pro forma net tangible book value after this offering		1.90
Dilution to new investors		$8.10
Percentage of dilution to new investors		81.0%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ option to purchase additional units) by $67,437,020 assuming holders of up to approximately 89.9% of our public shares may redeem their shares for a pro rata share of the aggregate amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of the then-outstanding public shares).

The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Initial stockholders(1)	1,875,000	20.0%	$25,000	0.03%	$0.013
New investors	7,500,000	80.0%	75,000,000	99.97%	10.00
	9,375,000	100.00%	$75,025,000	100.00%

(1)      Assumes the over-allotment option has not been exercised and an aggregate of 281,250 shares of common stock held by our initial stockholders have been forfeited as a result thereof.

Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules). Accordingly, we have calculated pro forma net tangible book value in the table below assuming that holders of approximately 89.9% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:(1)
Net tangible book value before this offering	$(119,916)
Net proceeds from this offering and private placement of private warrants	76,350,000
Offering costs accrued for and paid in advance, excluded from net tangible book value before this offering	143,737
Less: Warrant liability(2)	(3,936,800)
Less: Proceeds held in trust subject to conversion/tender	(67,437,020)
$5,000,001

Denominator:
Shares of common stock issued and outstanding prior to this offering(1)	1,875,000
Shares of common stock to be sold in this offering	7,500,000
Less: Shares subject to conversion/tender	(6,743,702)
2,631,298

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 281,250 shares of common stock held by our initial stockholders have been forfeited as a result thereof.

(2)	We will account for the 3,700,000 private placement warrants in accordance with the guidance contained in ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, we will classify each private warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in our statement of operations.

CAPITALIZATION

The following table sets forth our capitalization at September 30, 2021 and as adjusted to give effect to the sale of our units and the private warrants and the application of the estimated net proceeds derived from the sale of such securities.

	September 30, 2021
	Actual	As Adjusted(1)
Promissory note – related party(2)	$45,025	—
Warrant liability(3)	—	3,936,800
Shares of common stock, $0.0001 par value, -0- and 7,500,000 shares are subject to possible conversion/tender, respectively(4)(5)(7)	—	75,000,000
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized; 2,156,250 and 1,875,000 shares issued and outstanding, actual and as adjusted, respectively	215	188
Additional paid-in capital(6)	24,785	—
Accumulated deficit	(1,179)	(2,563,167)
Total stockholder’s equity	23,821	(2,562,979)
Total capitalization	$68,846	$76,373,821

(1)	Includes the $3,700,000 we will receive from the sale of the private warrants (assumes the over-allotment option has not been exercised). Assumes the over-allotment option has not been exercised and an aggregate of 281,250 shares of common stock held by our initial stockholders have been forfeited as a result thereof

(2)	Our co-sponsor, Gardiner Healthcare, has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. The “as adjusted” information gives effect to the repayment of this note out of the proceeds from this offering, the sale of the private placement warrants. As of September 30, 2021, we had $45,025 outstanding under the promissory note with our co-sponsor.

(3)	We will account for the 3,700,000 private placement warrants in accordance with the guidance contained in ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, we will classify each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in our statement of operations.

(4)

All of the 7,500,000 shares of common stock sold as part of the units in the offering contain a redemption feature which allows for the redemption of such public shares in connection with our liquidation, if there is a stockholder vote or tender offer in connection with the business combination and in connection with certain amendments to our amended and restated certificate of incorporation. In accordance with SEC guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require common stock subject to redemption to be classified outside of permanent equity. Given that the shares of common stock sold as part of the units in the offering will be issued with other freestanding instruments (i.e., public warrants), the initial carrying value of common stock classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. Our common stock is subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, we have the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. We have elected to recognize the changes immediately.

(5)	Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash at a price per share equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein whereby redemptions cannot cause our net tangible assets to be less than $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination. The “as adjusted” amount is presented net of proceeds allocated to the public warrants and net of allocated transaction costs related to this offering.

(6)	The “as adjusted” additional paid-in capital calculation is adjusted to zero, with the off-setting balance recorded to accumulated deficit since additional paid-in capital cannot be less than zero.

(7)

We have engaged Chardan as an advisor in connection with our business combination, to introduce us to potential investors that are interested in purchasing our securities in connection with the potential business combination, assist us in obtaining stockholder approval for the business combination and assist us with our press releases and public filings in connection with the business combination. We will pay Chardan the Marketing Fee for such services upon the consummation of our initial business combination in an amount equal to 3.5% of the gross proceeds of this offering, including any proceeds from the full or partial exercise of the over-allotment option (exclusive of any other fees which might become payable pursuant to any other agreement among Chardan and us or any target business).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were incorporated on March 25, 2021 as a Delaware corporation to serve as a vehicle to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more target businesses. While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business, focusing on the healthcare or healthcare related industries. In particular, we will target North American or European companies in the life sciences and medical technology sectors, with a specific focus on small and large molecule therapeutics, where our management team as a whole has extensive operational and investment experience. We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting a business combination. The issuance of additional shares in our business combination:

•        may significantly reduce the equity interest of our stockholders;

•        may subordinate the rights of holders of common stock if we issue preferred shares with rights senior to those afforded to our shares of common stock;

•        will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•        our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

As indicated in the accompanying financial statements, at September 30, 2021, we had $1,563 in cash and $143,737 in deferred offering costs. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. Our plans to raise capital or to consummate our initial business combination may not be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, at September 30, 2021, we had $1,563 in cash and working capital deficit of $119,916. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. Our plans to raise capital or to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founder shares. We estimate that the net proceeds from (1) the sale of the units in this offering, after deducting offering expenses of approximately $2,350,000 (or $2,631,250 if the over-allotment option is exercised in full) including underwriting fees and qualified independent underwriter fees of $1,875,000 (or $2,156,250 if the over-allotment option is exercised in full) and (2) the sale of the private warrants for a purchase price of $3,700,000 will be $76,350,000 (or $87,600,000 if the over-allotment option is exercised in full). Of this amount, $75,000,000 (or $86,250,000 if the over-allotment option is exercised in full), or “the net offering proceeds,” will be held in the trust account. The remaining $1,350,000 (whether or not the over-allotment option is exercised in full) will not be held in the trust account.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business or businesses and to pay our expenses relating thereto. To the extent that our share capital is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

Over the next 12 months (or up to 18 months at our co-sponsors’ option, as described herein) (assuming a business combination is not consummated prior thereto), we will be using the funds held outside of the trust account for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. Out of the funds available outside the trust account, we anticipate that we will incur approximately:

•        $120,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

•        $70,000 of expenses for the due diligence and investigation of a target business by our officers, directors and initial stockholders;

•        $60,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•        $120,000 for the payment of the administrative fee to Gardiner Healthcare of $10,000 per month for up to 12 months (or up to 18 months at our co-sponsors’ option, as described herein);

•        $650,000 for director and officer liability insurance premiums; and

•        $330,000 for general working capital that will be used for miscellaneous expenses, including Nasdaq continued listing fees, general corporate purposes, liquidation obligations and reserves.

If our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

In March 25, 2021, we issued an unsecured promissory note to Gardiner Healthcare, pursuant to which we may borrow up to an aggregate principal amount of $300,000. The promissory note is non-interest bearing and will be payable on the earlier of (i) December 31, 2021 or (ii) the date on which we consummate an initial public offering of our securities. As of September 30, 2021, we have drawn $45,025 under the promissory note.

Gardiner Healthcare has committed to purchase from us 2,775,000 private warrants (or 2,985,938 private warrants if the over-allotment option is exercised in full), Chardan Gardiner has committed to purchase from us 475,714 private warrants (or 511,875 private warrants if the over-allotment option is exercised in full), and CCMAUS has committed to purchase from us 449,286 private warrants (or 483,438 private warrants if the over-allotment option is exercised in full), in each case, at a price of $1.00 per warrant, for an aggregate purchase price of $3,700,000 (or $3,981,250 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Each private warrant is exercisable for one (1) share of common stock at an exercise price of $11.50 per share. Of the $3,700,000 (or $3,981,250 if the over-allotment option is exercised in full) we will receive from the sale of the private warrants, $2,350,000 (or $2,631,250 if the over-allotment option is exercised in full) will be used for offering expenses and $1,350,000 will be used for working capital.

If needed to finance transaction costs in connection with searching for a target business or consummating an intended initial business combination, our initial stockholders, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into additional private warrants to purchase shares of common stock at a conversion price of $1.00 per private warrant. Such private warrants will be identical to the private warrants to be issued at the closing of this offering, except that the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. We believe the purchase price of these private warrants will approximate the fair value of such private warrants when issued. However, if it is determined, at the time of issuance, that the fair value of such private warrants exceeds the purchase price, we would record compensation expense for the excess of the fair value of the private warrants on the day of issuance over the purchase price in accordance with Accounting Standards Codification (“ASC”) 718 — Compensation — Stock Compensation.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when, or if, required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in United States government treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of September 30, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and, as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

PROPOSED BUSINESS

General

We are a newly organized blank check company incorporated on March 25, 2021 as a Delaware corporation formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not identified any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We have generated no operating revenues to-date and we may not generate operating revenues for an extended period of time following consummation of our initial business combination.

While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business, focusing on the healthcare or healthcare related industries. In particular, we will target North American or European companies in the life sciences and medical technology sectors, with a specific focus on small and large molecule therapeutics, where our management as a whole has extensive operational and investment experience. We may pursue a transaction in which our shareholders immediately prior to the completion of our initial business combination would collectively own a minority interest in the post-business combination company.

Our Active Co-Sponsors

Gardiner Healthcare Acquisitions Corp. will have three co-sponsors: Gardiner Healthcare, Chardan Gardiner and CCMAUS. Gardiner Healthcare and Chardan Gardiner will be our active co-sponsors.

Gardiner Healthcare is a wholly owned subsidiary of Gardiner Founder, LLC (f/k/a Gardiner Healthcare Acquisition Corp.), a newly formed life sciences investment company focused on early mid-stage clinical stage assets. Our founders have 120 years of combined experience in the life sciences. Marc F. Pelletier, PhD (Chief Executive Officer, co-founder) and Paul R. McGuirk, PhD (Chief Development Officer, co-founder) worked recently together on Aeromics, Inc. (“Aeromics”), and Frank C. Sciavolino, PhD (board member, co-founder) co-founded Thetis Pharmaceuticals (“Thetis”) with Greg Gardiner, our company’s namesake. Prior to launching Aeromics and Thetis, Paul R. McGuirk and Frank C. Sciavolino held senior positions at Pfizer, Executive Director and Vice President of R&D Operations, respectively, and were responsible for four marketed drugs at Pfizer, with over $25 billion in sales. Marc F. Pelletier also co-founded Iridia, Inc., a company that is developing DNA-based memory chips.

Chardan Gardiner is an affiliate of Chardan, an investment firm and a provider of investment banking services, primarily focused on private and public emerging companies in the healthcare industry. Since its inception, Chardan has executed more than 450 capital markets transactions, raising approximately $26 billion of capital in both public and private markets. Chardan is a leading special purpose acquisition company (“SPAC”) underwriter, SPAC sponsor (or co-sponsor) and SPAC M&A advisor, providing a highly competitive position as SPACs have become more mainstream in the financial industry. Since 2004, Chardan has underwritten over 90 SPAC initial public offerings (“IPOs”). Chardan-advised SPACs have targeted a wide range of industries, including life sciences, healthcare services, and technology. No SPAC that has either been co-sponsored by Chardan or for which Chardan has served as the lead underwriter has liquidated to-date. Since 2015, Chardan has met with a substantial number of private healthcare companies annually and has earned a reputation for partnering with innovative healthcare platforms to develop and deploy disruptive technologies.

We have not identified any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

Our Board of Directors, Management, and Advisors

Marc F. Pelletier, PhD, Chairman and Chief Executive Officer, is a scientist-entrepreneur with over thirty years of research and operational experience in the life sciences industry. Dr. Pelletier is a co-founder of Gardiner Founder, LLC and has been serving as its Managing Member since October 2020. Dr. Pelletier founded his first company, Aeromics, as a James Hudson Brown-Alexander B. Coxe Fellow at Yale School of Medicine. He led Aeromics’ drug discovery and development program from bench to clinic, developing a clinical-stage Aquaporin inhibitor to treat diseases of water imbalance, starting with brain swelling or cerebral edema. At Aeromics, Dr. Pelletier served as Chief Executive Officer from 2008-2019, Chief Financial Officer from 2008-2016 and as a Director from 2013-2019, overseeing strategic business and scientific operations. Dr. Pelletier also held the position of Chief Science Officer at Aeromics from 2008 through September 2020, when he launched Gardiner Founder, LLC. In 2015, he co-founded Iridia, Inc., a company developing DNA-based computer hard drive or molecular information storage technology. Dr. Pelletier served as a Director of Iridia from 2016-2019, and as secretary of Iridia from 2017-2019. Dr. Pelletier has extensive training in the life sciences sector, having completed three Post-Doctoral Fellowships at Yale University: one in the Department of Genetics, another in the Department of Molecular Biophysics & Biochemistry and a third in the Department of Cellular and Molecular Physiology. He received his Ph.D. in Genetics and Cell Biology from McGill University and both a M.Sc. in Genetics and B.Sc. in Biology and Economics from Concordia University in Montreal. We believe Dr. Pelletier is well qualified to serve as a member of our Board of Directors due to his extensive scientific, strategic and operational experience.

David P. Jenkins, Chief Financial Officer, is a finance and business executive with over thirty-five years of experience in the technology, health and higher education sectors, and is currently serving as Chief Financial Officer of Gardiner Founder, LLC. Mr. Jenkins was an Audit Partner at PricewaterhouseCoopers LLP (“PwC”) with over thirty-one years of experience (1983 to 1994, and 1997 to 2017) serving in the firm’s audit practice. Many of his audit clients were publicly traded technology and/or bioscience companies. Early in his career, he also served as controller to a small, advanced materials business. Since retiring from PwC, Mr. Jenkins has provided financial consulting to several different venture-backed health software or bioscience companies, assisting with business planning, capital raising and financial analysis. In his capacity as an independent financial consultant, Mr. Jenkins’ work includes serving as the Chief Financial Officer of PatientWisdom, Inc. from June 2018 until its sale to NRC Health in January 2021, the Vice President of Finance at Aeromics, Inc. from March 2019 to the present, and the Chief Financial Officer of Bioasis Technologies Inc. from May 2021 to the present. He received his B.A. in Accounting and Business Administration from Muhlenberg College. Mr. Jenkins was also a Certified Public Accountant for many years, but no longer maintains an active license.

Paul R. McGuirk, PhD, Executive Vice President, Director and Chief Development Officer, brings nearly 40 years of pharmaceutical industry leadership experience to our company. Prior to joining Gardiner, from March 2009 to November 2020, Dr. McGuirk served in numerous capacities at Aeromics Inc., including as Chief Technology Officer, Executive Vice President and Head of Medicinal Chemistry, Process Chemistry, and Clinical Development, and as a member of the Board of Directors. Dr. McGuirk was responsible for the discovery and development of the only documented clinical stage aquaporin-4 inhibitor for the treatment of brain edema, which is preparing for Phase II clinical trials in China. Prior to Aeromics, Dr. McGuirk was at Pfizer from 1982 to 2009. As a medicinal chemist and manager of Infectious Diseases Medicinal Chemistry at Pfizer Global Research and Development in Groton, CT, Dr. McGuirk was responsible for leading the discovery and development of the marketed drug danofloxacin/Advocin®, which is approved for treatment of bovine respiratory disease. Dr. McGuirk chaired the Allergy and Respiratory Early Clinical Management Team, addressing numerous development challenges while progressing the inhaled PDEIV inhibitor tofimilast into Phase 2 studies. As a Director, Dr. McGuirk led the nearly 100-person interdisciplinary team that pioneered Pfizer’s Absorption, Distribution, Metabolism and Excretion (ADME) & Toxicology program. As Group Director and Executive Director of Chemical Technologies, Dr. McGuirk co-led the large matrix multi-company team that helped build a successful three million compound HTS library. As Executive Director, Dr. McGuirk led the global review and evaluation of 310 clinical candidates, over a ten-year period, as a prerequisite to their entry into formal development. The candidate reviews spanned ten therapeutic areas and included several successful drugs such as Maraviroc®, Chantix®, and Zeljanz®. Dr. McGuirk is an expert on new molecular entity (“NME”) attributes needed for success in drug development. We believe Dr. McGuirk is well qualified to serve as a member of our Board of Directors due to his extensive strategic and operational experience.

Janelle R. Anderson, PhD, Director and Chief Business Officer, was most recently the Chief StrategyOfficer at Century Therapeutics (2019-2021), where she drove the execution of deals and external partnerships that enabled Century’s scientific objectives and furthered its strategic goals. Prior to Century Therapeutics, Dr. Anderson was an Entrepreneur-in-Residence at Versant Ventures (2017-2019), where she was instrumental in establishing Century Therapeutics’s funding and core technology. Prior to Versant Ventures, Dr. Anderson was Managing Partner at CTI Life Sciences Fund (2014-2017), where she led U.S. biotech transactions. Prior to CTI Life Science Fund, Dr. Anderson worked at Merck (2008-2014), as a Finance Director and later as Managing Director of the MRL Ventures Fund, Merck’s therapeutic-focused venture group. Prior to Merck, Dr. Anderson held roles at Boston Consulting Group (2002-2004) before taking on various operational and deal-making positions in medical venture capital, including serving as interim Chief Executive Officer of Access Scientific while at Carrot Capital (2005-2007) (now known as Embark Healthcare). Dr. Anderson earned her B.Sc. in Chemistry (Honors) from McGill University, and A.M. and Ph.D. from the Department of Chemistry and Chemical Biology at Harvard University. We believe Dr. Anderson is well qualified to serve as a member of our Board of Directors due to her extensive strategic and operational experience.

Frank C. Sciavolino, PhD, Director, has extensive experience in the pharmaceutical industry, including a distinguished thirty-five year career at Pfizer Global Research & Development from 1968 to 2003. At Pfizer, Dr. Sciavolino held various management roles and responsibilities in drug discovery, development, registration and licensing, culminating in his role as Vice President of Research &Development Operations, in which he oversaw a team of more than one thousand scientists in the United States, Europe and Asia. He was responsible for two of Pfizer’s leading franchises, Zithromax and Celebrex. After leading the discovery chemistry team responsible for the initial macrolide antibiotic research, he served as principal investigator for the Phase I evaluation of eleven compounds in first-in-human (FIH) studies. This led to the identification and development of Zithromax, an antibiotic widely considered as one of the most important new drugs of the twentieth century, and one of the most commonly prescribed medications in the United States. He also played a major role in the licensing of Celebrex, a COX-2 inhibitor that reached several billion in peak annual sales globally. From 2003 until 2007, Dr. Sciavolino was Vice President of Product Development and Regulatory Affairs at Indigene Pharmaceuticals, at which he later served as Executive Vice President of Global Design and Development from 2007-2010. Between 2010 and 2013, Dr. Sciavolino served as a Senior Management and Board Advisor at Max Zeller Söhne AG. In 2012, along with Drs. Gregory Gardiner, B. L. Mylari and Mr. Gary Mathias, Dr. Sciavolino co-founded Thetis Pharmaceuticals, a biotech company developing drugs for multiple diseases rooted in immune system deficits like cancers, respiratory conditions and gastro-intestinal disorders. As President and Chief Scientific Officer of Thetis, positions he has held since the founding of Thetis in 2012 to present, Dr. Sciavolino has pioneered the discovery and development of the HEALER platform, a technology that is enabling clinical evaluation of the extraordinarily potent Resolvins, an endogenous class of mediators that regulate both the innate and adaptive components of the immune system. Dr. Sciavolino has served on numerous editorial boards, including Annual Reports in Medicinal Chemistry, Antimicrobial Agents and Chemotherapy and the Journal of Antibiotics. Dr. Sciavolino has more than forty-eight issued patents and has a Ph.D. in organic chemistry from the University of Michigan and B.S. in Pharmacy from St. John’s University. We believe Dr. Sciavolino is well qualified to serve as a member of our Board of Directors due to his extensive strategic and operational experience.

James P. Linton, PhD, MBA, Director, has over thirty years of entrepreneur and executive experience in the biotechnology space, co-founding or serving as a cofounding management member of six companies and leading the operations, fund raising and business development efforts for several of these companies.  Since September 2021, Dr. Linton has served as interim Chief Executive Officer of Resolute Bio, Inc., which focuses on developing novel human drug delivery and immunotolerance technology by coupling therapeutic peptides and proteins to circulating red blood cells. Among his previous start-ups, Dr. Linton co-founded (with Dr. Pelletier) Iridia Inc., a company developing DNA-based microchip data storage, where he served as the company’s Chief Executive Officer and chairman (2016-2017), and President and Director (March 2016 through November 2019). During his tenure as Iridia’s Chief Executive Officer, Dr. Linton was responsible for raising more than $26 million, including investment capital from Western Digital Corporation. Also, in this role he oversaw all operations, financing efforts, financial management, intellectual property, human resources and investor relations. Currently, he serves as a Director and Chief Executive Officer emeritus, collaborating with the Chief Executive Officer in fundraising, strategic planning and investor relations. In late 2020, Dr. Linton also co-founded New Frontier Bio, a biotechnology-driven health and wellness company, where he is a Director and serves as an Executive Consultant, supporting strategic planning and fundraising. Dr. Linton has successfully raised over $129 million in capital, negotiated over $298 million in deals, and has participated in a number of exits, including Protometrix Inc, Genicon Sciences, Axiom Biotechnologies and Owl Biomedical, Inc. Early in his career, Dr. Linton was a Post-Doctoral Fellow at Merck Research Laboratories working on molecular cloning of genes responsible for FK-506-induced immunosuppression. He obtained his M.B.A. from the University of California at Davis and his Ph.D. in Molecular Genetics from Emory University. We believe Dr. Linton is well qualified to serve as a member of our Board of Directors due to his extensive strategic and operational experience in early-stage biotechnology companies.

Thomas F. Ryan, Jr., Director, has approximately twenty years of business development, marketing and sales management experience in the life sciences sector. Mr. Ryan founded NavigatorBIO in October of 2017 and currently serves as its Chief Executive Officer. In that role, Mr. Ryan leads the operational and business development teams to help the company’s global clientele overcome challenges in brand recognition, market positioning, and business development. Prior to NavigatorBIO, Mr. Ryan served as the Director of Business Development at Eurofins Central Laboratory from November 2014 until October 2017. During his time at Eurofins, Mr. Ryan earned the “Business Development Representative of the Year” award in 2016 in recognition of his excellence in sales and participated on several steering committees. Prior to Eurofins, Mr. Ryan served as Strategic Account Manager for Lantheus Medical Imaging from May 2011 to May 2014. In that role, Mr. Ryan partnered with sales representatives to initiate, design and negotiate agreements with healthcare systems such as Yale New Haven Health, Columbia Presbyterian, Northwell Health and Mass General Brigham. For his efforts, Mr. Ryan earned the “Summit Award” in 2011 in recognition of his outstanding sales leadership and the “Lantheus Star Award” in 2013 in recognition of his exemplary commitment, contribution and leadership. Mr. Ryan began his career in the life sciences sector with Covidien, where his tenure ran from June 2003 through March 2011. Mr. Ryan was fortunate to have moved through various positions at Covidien that continuously increased his level of responsibility. He started as a Business Development Representative in the New York area, was eventually promoted to Sales Trainer and rounded out the last 3 years of his tenure as a Region Manager. Mr. Ryan led a sales team of several business development executives covering the Midwest market, and, in 2010, he earned Covidien’s “Sharp – Safety Manager of the Year” award. In addition to his strategy and business development background, Mr. Ryan has extensive experience with building teams and ensuring execution of sales plans. His career has focused on business and sales process optimization to ensure successful execution of corporate strategy in the most efficient manner possible. We believe Mr. Ryan is well qualified to serve as a member of our Board of Directors due to his extensive strategic and operational experience in the life sciences sector, including his knowledge of the North American biotechnology market.

Matthew Rossen, MBA, Director, has 20 years’ experience in the pharmaceutical and biotech arena, working across multiple therapeutic categories including Anti-Infectives, Alzheimer’s, Cardiovascular, Hematology, Solid Tumor, and Sleep Science. From April 2019 until May 2021, Mr. Rossen was Vice President of Marketing at QED Therapeutics, a subsidiary of BridgeBio. From August 2010 until April 2019, Mr. Rossen held various roles at Jazz Pharmaceuticals, eventually becoming Senior Director of New Product Planning. Prior thereto, from July 2001 to July 2010, Mr. Rossen worked at Pfizer Inc., where he spent 10 years in positions of increasing responsibility, ultimately becoming Senior Manager of Commercial Development for Dimebon, a neuroprotective drug. He holds a B.S. in Kinesiology and Applied Human Physiology from the University of Colorado and received his MBA from NYU’s Stern School of Business. We believe Mr. Rossen is well qualified to serve as a director due to his deep understanding of and appreciation for the investments needed to ensure development and commercial success in the biotechnology sector.

Mohendra Moodley, Board Advisor, is an investment professional with two decades of experience in financial services. He is a Director at Capricorn Commodities, a boutique investment and advisory business. Mohendra has extensive experience in trading, corporate finance, capital market arranging and funds management. He has been a key arranger and advisor to private and public companies on mid-market mergers and acquisitions and debt transactions centered in Australia, South Africa, the United States, Brazil, Indonesia, Chile and Hong Kong, in financial services, resources and technology. Mohendra has worked with a number of institutional investors across the world, including family offices, wealth managers, pension funds, credit funds, commercial banks, endowments, private equity groups, charities and multi strategy funds. Prior to Capricorn, Mohendra was a Director and Portfolio Manager at Taurus Funds Management, an Australian funds management firm. Prior to Taurus, Mohendra was at Macquarie Group in Australia in the Funds Management Division where he worked across various funds. Prior to joining Macquarie, Mohendra was a Partner at Craton Capital in South Africa, a specialist natural resources fund manager. Before Craton, Mohendra founded Knight Capital Management in August 2002 where he managed a South African hedge fund. Prior to Knight, Mohendra worked at UBS as a sell-side equity research analyst in South Africa, where he was a ranked analyst in various sectors including financial services, electronics and electrical. Mohendra holds a Bachelor of Commerce degree and an Honors degree (cum laude) from the University of Natal.

Jack A. Reynolds, DVM, DACLAM, DACVP and FIATP, Board Advisor, is a founding Partner and Chairman Emeritus of the AnaBios Corporation and continues to serve as a Director. He retired from Pfizer as Senior Vice President of R&D and Worldwide Head of Safety Sciences. Dr. Reynolds has over forty years of experience in the pharmaceutical industry, and has contributed to numerous development programs and drug approvals. At Pfizer, he worked to elucidate, understand, manage and mitigate the inherent risks of medicines. Dr. Reynolds has done extensive work in building partnerships with regulatory agencies, and has served leadership roles in professional societies, industry executive groups and scientific organizations. He is the founder and former Advisory Board Chair of the Drug Safety Executive Council, which now includes a membership of almost 2,000 industry professionals and plays a cross-industry role in collaboratively evaluating, validating and qualifying new technologies for safety testing and decision making. He remains an active consultant to the pharmaceutical industry, and his firm, JAReynolds & Associates, provides scientific and drug development support to clients both large and small. He is also a premier expert consultant for NDA Partners, a life sciences management consulting and contract development organization focused on providing product development and regulatory services to the pharmaceutical, biotechnology, and medical device industries worldwide.  He is board certified in both Veterinary Pathology and Laboratory Animal Medicine and is a Fellow of the International Academy of Toxicological Pathologists. Dr. Reynolds, until recently, was an adjunct professor in the Division of Pharmacotherapy and Experimental Therapeutics at the School of Pharmacy, The University of North Carolina at Chapel Hill and is a long-standing member of the Scientific Advisory Committee of the Global Alliance for TB Drug Development.

Anthony Caggiano, MD PhD, Board Advisor, has broad experience in the development of new medicines for neurological conditions. He is currently Chief Medical Officer and Head Of Research and Development with NeuroTrauma Sciences. During his seventeen years at Acorda Therapeutics, Inc. the last three as Senior Vice President of Research and Development, Dr. Caggiano oversaw pre-clinical and clinical development programs in neurological conditions such as multiple sclerosis, stroke and spinal cord injury. In addition, he directed a team responsible for all aspects of early development through a combination of internal research efforts and external research collaborations. He built relationships with thought leaders, developed clinical trial strategies and participated in licensing activities. After Acorda Therapeutics, Dr. Caggiano was Chief Medical Officer of Cognition Therapeutics, which is developing CT1812 for Alzheimer’s disease, and served as acting President and Chief Medical Officer of Constant Pharmaceuticals and Chief Medical Officer of Aeromics, Inc., clinical-stage companies, respectively, developing candidates for central nervous system indications.

Thomas Hoxie, LLD, Board Advisor, has approximately 35 years of experience in intellectual property law. Tom handles patent prosecution, licensing, litigation, and appeals. Tom has also served as an expert witness on patent and licensing matters in cases involving patent infringement, antitrust, licensing, and legal malpractice. In 2004, Tom entered private practice as founding Partner of Hoxie & Tso LLP, which became Hoxie & Associates LLC in 2007. Hoxie & Associates handles patent matters in the area of chemistry, pharmaceuticals and biotechnology. From 2003 to 2004, Tom was Vice President and Head of the US patent and Trademark Department for Novartis, a multi-national pharmaceutical company. From 1991 to 2004, Tom held a variety of positions at Novartis and its predecessor company, Sandoz, including Global Head of Intellectual Property Litigation for Novartis’s branded and generic pharmaceuticals and consumer businesses, Deputy Global Head of Pharmaceutical Patents, Head of Novartis’s Agricultural Biotechnology Patent Group in North Carolina, and pharmaceutical patent attorney at Sandoz in Basel, Switzerland. Prior to going in-house, Tom was a litigation attorney in private practice in Baltimore and Washington, D.C., and was lead counsel on a number of jury and bench trials. Tom has given numerous seminars on patent law to patent attorneys in the United States and Europe, he was a tutor in European patent law for the Centre d’Etudes Internationales de la Propriété Industrielle (CEIPI), Université de Strasbourg, Strasbourg, France, and he is a co-author of “Patents for Chemicals, Pharmaceuticals, and Biotechnology”, 6th ed., 2016, Oxford University Press.

Mark Zhu, PhD, MBA, Board Advisor, is an investment professional with over ten years of investing experience in science-based companies. Since October 2016, Dr. Zhu has served as a Director of Propel(x), a deep tech investment company, where he is responsible for deal sourcing, due diligence, and portfolio management. Since July 2017, Mark has also served as a Partner at Newton Fund, an affiliated fund managed by Propel(x). In the past five years, Dr. Zhu has invested in twenty-four deals, nine of which were in the healthcare sector. In addition to his roles at Propel(x) and Newton Fund, Dr. Zhu has served, since March 2019, as an Advisor at Lunewave, a radar sensor startup, and since August 2020, as an Advisor to AM Batteries, a battery manufacturing technology startup, which he also helped to launch. From October 2015 to September 2016, Dr. Zhu served as an Investment Director at Gibraltar Ventures (a subsidiary of Prudential Financial). Prior to his tenure at Gibraltar Ventures, Dr. Zhu held various investment roles at Connecticut Innovations (from July 2014 to October 2015) and DTE Energy Ventures (from 2008 to 2014). Dr. Zhu started his investment career as a cleantech investor and eventually became a generalist with a strong interest in science-based startups. Before Dr. Zhu’s investment career, he worked in technology development roles at United Technologies (from 2002 to 2008) and Praxair (from 1999 to 2002). Dr. Zhu received his B.S. in Chemical Engineering from the University of South Florida in 1996, Ph.D. in Chemical Engineering from Louisiana State University in 2000, and MBA from Carnegie Mellon University in 2007.

We believe our sponsor team, management team and Board of Directors have the skills and experience to identify, evaluate and consummate a business combination and is positioned to assist businesses we acquire. However, our team’s network of contacts, and its investing and operating experience, does not guarantee a successful initial business combination. We cannot guarantee that our current officers and directors will continue in their respective roles, or in any other role, after our initial business combination, and their expertise may only be of benefit to us until we complete our initial business combination. Past performance by our management team is not a guarantee of success with respect to any business combination we may consummate.

Industry Opportunity

Although we intend to target North American or European companies, our focus will be to acquire a business in the healthcare industry in the United States. We believe the healthcare industry, particularly the life sciences sector, represents an enormous and growing target market with a large number of potential target acquisition opportunities. More specifically, we intend to target companies in the biopharmaceutical sector. Since the beginning of 2020, over 85 SPACs focusing within the broader healthcare market have been formed, over 50 of which were this year, according to SPAC Analytics (as of October 11, 2021).

We believe that the momentum of research and development strategies of the biopharmaceutical sector is readily apparent, with global R&D expenditures totaling $186 billion in 2019, with more than $60 billion in estimated expenditures on U.S. health and medical R&D from federal, state and local governments and other industry sources. These figures encompass spending on all steps, from discovery through clinical development, and highlight the scope and scale of opportunity. U.S. Food and Drug Administration (“FDA”) approval of new drugs increased approximately 40% comparing 2010 to 2014 numbers with those of 2015 to 2019, and the base case outlook in the next five years forecasts that net medicine spending in the United States will increase from $344 billion in 2018 to $420 billion in 2023. Therefore, we believe that the industry is in a powerful growth mode.

We believe that the current state of the life sciences IPO market will enhance our ability to locate attractive targets. Since 2016, approximately 235 biotechnology companies have gone public in the United States. In 2019, there were estimated to be approximately 9,500 biotechnology companies globally, only a fraction of which are publicly traded. As these companies mature, we believe, they will need partners to complement, enhance, and extend their reach. We believe these privately held biotechnology companies represent an enormous investment opportunity, and recent trends in equity capital markets continue to demonstrate their desire to access public capital. Since 2015, over $200 billion has been raised in the public equity markets by biotechnology companies, of which over $30 billion has been raised through IPOs by approximately 275 biotechnology companies.

Since the advent of the completion of the human genome project in 2003, a mechanistic understanding of the molecular pathology of many diseases has been uncovered. New molecular drug targets and their biological function have been elucidated, enabling pharmaceutical development of ground-breaking therapeutics to treat and in some cases cure these diseases.

We believe that there are major benefits for privately held, pre-commercial stage biotechnology companies to become publicly traded, including greater access to capital, broader investor base, more liquid securities, and increased market awareness. As a result of our analysis, we are confident that an acquisition by a SPAC with a management team that is well known (and respected by biotechnology and life science infrastructure company founders, their investors, and management teams) will become a preferred route for a high-quality private healthcare company to access the public markets. Furthermore, we believe that market volatility caused by the COVID-19 pandemic is likely to make such an on-ramp to the public markets even more attractive to private companies, as it promises more certainty about deal completion, a more efficient path to the public markets, and a defined investor base.

We believe that there is continued tremendous investor demand for IPOs in the biotechnology sector and that the COVID-19 pandemic has led to a renewed appreciation of the critical contributions the biotechnology sector makes to society, which in turn will continue to fuel investor demand.

We expect our primary focus will be on the healthcare industry in the United States. Overall, total U.S. national health expenditures currently exceed $3.8 trillion, according to the Centers for Medicare and Medicaid Services, which also estimates that total healthcare spending will approach 20% of total U.S. gross domestic product in 2028. We believe investors are just now beginning to recognize that life sciences will be a major beneficiary of that growth. The momentum of discovery and propagation of science and technologies combined with the appeal of early-stage industry formation, we believe, creates dynamic investment opportunities and significant advantages to knowledgeable specialists. In addition to these industry-wide dynamics in healthcare, specifically within the biotechnology sector, the past decade has seen a shift in the research and development strategy of the “Big Pharma” companies to external innovation through licensing partnerships and strategic acquisitions, resulting in over 1,000 M&A transactions totaling more than $700 billion from 2015 to 2019. Furthermore, there has been a gradual increase in FDA approval of new drugs, from 160 approvals between 2010 and 2014 to 220 approvals between 2015 and 2019. The global biotechnology market is expecting to grow to over $105 billion in revenue in 2021, and total sales of prescription drugs worldwide were over $850 billion in 2019. We believe that these trends present a favorable opportunity for investors in pre-clinical to pre-commercial companies within the biotechnology sector.

The Current Life Sciences IPO Market

We believe that current dynamics in the life sciences IPO market may enhance our ability to locate an attractive target. Hundreds of biotechnology companies have gone public since 2016 in the United States. We also believe that the process for life sciences IPOs often produces offerings that are significantly oversubscribed, but where a majority of the offering is allocated to the top ten investors, some of whom may be existing investors in these companies or are industry specialists. As a result, we believe that there may be numerous investors who have not been able to receive meaningful, or any, allocations in recent life sciences and medical technology IPOs who may be interested in a potential target opportunity that we identify.

We believe that life sciences companies, at a certain stage in their development, will see material benefits from being publicly traded, including greater access to capital, more liquid securities and increased customer awareness. An acquisition by a special purpose acquisition company with a management team that is well-known to, and respected by, life sciences founders, their current third-party investors and their management teams, we believe, can provide a more transparent and efficient mechanism to bring a private healthcare company to the public markets. Of the almost 60 SPACs seeking acquisition within broader healthcare industries, about half are focused specifically on biotechnology. As of October 10, 2021, almost 30 biotechnology-focused SPACs have come to market, over 15 of which are seeking acquisitions, on track to exceed the amount in 2020.

Despite the global pandemic, biotech companies in 2020 vigorously tapped into the public markets, topping the previous three years in numbers of IPOs and capital raised. We believe that the rising tide of overall healthcare investment, along with a steady pace of positive news, kept the IPO window wide open. The public’s newfound appreciation for the importance of rapidly developing desperately needed drugs and vaccines, we believe, added to the enthusiasm. According to a recent data from The Harris Poll, consumers’ impression of pharmaceutical companies has soared during the pandemic, with 40% now reporting they now have a more positive view of the industry than they did before the pandemic began. Previously, only 32% of Americans had a positive view of the industry pre-COVID-19, ranking it third from the bottom among 12 industry categories. The pandemic has opened the world’s eye to how vital biotech is to society. When equities started to rebound, following the March decline, the biotech sector was among the first to benefit. Through the first 2 quarters of 2021, over 55 biotech companies had completed an IPO, raising approximately $9 billion in capital.

An increasing number of the IPOs have been biotech companies that have yet to put a drug into the clinic. Not long ago, taking a pre-clinical company public was unusual at best. We believe that the change in sentiment for these young companies reflects the increasing confidence in the science and the ability to translate early results to the patient. With the advent of technology advancements, we believe one can make a much better prediction whether an early-stage biotech company could survive the development gauntlet. We anticipate that the investment climate will remain positive for 2021 and onward. We believe that the appeal of medical science and innovation will remain strong well into 2021 and that the pipeline of new, high-quality companies and assets will continue to grow, with concerns surrounding the dramatic changes to healthcare laws and drug prices dissipating. Overall, this is supported by data collected for the first months of 2021, in which over $3 billion of SPAC capital focused on biotechnology has come to market. By implementing development strategies hard sought by large pharmaceuticals, such as rigorous portfolio management, Phase II entry criteria, and enhanced clinical trial design, we believe that real improvements in program survival can be realized. For example, Pfizer recently reported significantly increased success in Phase II translation to human efficacy—the most challenging stage of development. Over the 5-year period from 2015 to 2020, the Pfizer success rate has moved from 15% to 52%—the industry benchmark has reached 29%. Perhaps even more impressive, end-to-end success is 21% (versus the industry end-to-end success at 8%). We believe we are well positioned to implement these same strategies through the expertise and execution of our management team.

Our Business Strategy

We intend to identify high-growth healthcare acquisition targets by leveraging the expertise of our management team, co-sponsor team and Board of Directors. Our broader team maintains robust deal sourcing channels and industry-leading relationships across the healthcare landscape.

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our Board of Directors will make the determination as to the fair market value of our initial business combination. If our Board of Directors is not able to determine independently the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our Board of Directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. We have also agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our co-sponsors. In addition, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses, or (ii) in such a way so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders, or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the “Investment Company Act”. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% fair market value test. If the initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable.

In addition to any potential business targets we may identify on our own, we anticipate that other targets will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, as applicable and among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, and a review of financial and other information about the target and its industry.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our co-sponsors, officers or directors, nor are we prohibited from partnering, submitting joint bids, or entering into any similar transaction with our co-sponsors, or an affiliate of our co-sponsors, in the pursuit of an initial business combination. If we seek to complete an initial business combination with such a company or we partner with our co-sponsors, or any of their affiliates in our pursuit of an initial business combination, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm, and reasonably acceptable to Chardan, with respect to fair market value that the business combination is fair to our stockholders from a financial point of view.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Certain of our directors currently have relevant fiduciary duties or contractual obligations that may take priority over their duties to us. Our officers and directors are not prohibited from becoming either a director or officer of any other special purpose acquisition corporation with a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Acquisition Criteria

While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business, focusing on the healthcare or healthcare related industries. In particular, we anticipate targeting North American or European companies in the life sciences and medical technology sectors, with a specific focus on small and large molecule therapeutics, where our management as a whole has extensive operational and investment experience. We see a multitude of strong targets, both regionally emanating from the general Yale-New Haven ecosystem (including through clinical research and technology licensing carried out by Yale University, Yale New Haven Hospital, and other local medical centers) and nationally, that meet our acquisition criteria. Remarkably, we believe there has been tremendous growth in the biotechnology sector in the New Haven ecosystem with companies like Alexion, RallyBio, Arvinas, and Biohaven becoming a new breeding ground for biotech in the region. Our company would like to be a part of this growth. We envisions ourselves being a catalyst for growth in the New Haven area through continued acquisitions consistent with the growth experienced in Cambridge, Boston and South San Francisco. Many very attractive targets fall within the so-called “gap” between Phase I and Phase II or even further back at pre-clinical. The “gap” exists as the risk of Phase II failure is high and the funding needed for the requisite studies is increasing, further compounding the risk equation. The opportunity is to identify these targets and assess the likelihood of success through the “gap,” a job that has been made more accessible by advancements in science and technology. We believe many technically sound programs are failing because of lack of funding and administrative reasons that would otherwise spawn marketed drugs in high, unmet need areas.

We believe our management team is well positioned to identify unique opportunities in our target sectors; to recognize requirements for clinical success; and to operate efficiently, in view of the fact that our management team that worked together for nearly a decade. Our selection process will leverage our relationships with leading researchers in their field and our own due diligence and risk management model. Given our profile and dedicated management team and advisors, we believe that a strong connection can be made with our target companies facilitating the acquisition process. We also believe that Chardan’s reputation, experience and track record of making investments in the healthcare space will make us a preferred partner for our potential targets.

Consistent with our strategy, we have identified the following criteria to evaluate prospective target businesses. We intend to seek to acquire companies that we believe:

•	Have a scientific or other competitive advantage and are differentiated in the markets in which they operate;

•	Have the potential to be best in class and potentially but not necessarily first in class;

•	Possess a platform technology with a growing pipeline of candidates;

•	Possess multiple assets with the ability create value, diversify risk, and are looking for multiple shots on goal;

•	Are technologically applicable to multiple indications within the therapeutic area;

•	Are Phase II ready with an approved clinical protocol close to major value inflection;

•	Are in an area of high, unmet medical need;

•	Are innovative rather than a follow-on;

•	Are not restricted to new molecular entity type and can be biologic (includes siRNA, RNA, peptide) or small molecule;

•	Are ready to be public, with strong management, corporate governance and reporting policies in place;

•	Will likely be well received by public investors and are expected to have good access to the public capital markets;

•	Have significant embedded and/or under-exploited growth opportunities;

•	Exhibit unrecognized value or other characteristics that we believe have been misevaluated by the market based on our rigorous analysis and scientific and business due diligence review; and

•	Will offer attractive risk-adjusted equity returns for our shareholders.

We intend for our acquisition and diligence process to include:

•	Scientific and clinical analysis, with assessment of clinical and regulatory success factors;

•	Assessment of individual asset quality based on manufacturing, pharmacology, biomarker strategy, pharmacokinetics, and safety against industry standards;

•	Review of market factors such as size, growth opportunity, competition, and development trends;

•	Reimbursement review;

•	Full review of proprietary technology content and intellectual property;

•	Interviews with key opinion leaders, customers, competitors, and industry experts;

•	Full financial evaluation, including analysis of historical results and modeling of various scenarios including product launch forecasting;

•	Review and evaluation of operations, including R&D, manufacturing, sales, and distribution;

•	Identification of key milestones that will drive liquidity and assessment of the likelihood of various paths to liquidity;

•	Preparation of a detailed financial forecast and potential cash-on-cash returns analysis using several scenarios of financial performance, structure, and exit timing;

•	Comparison of a company’s progress against tracked prior meetings and its competition; and

•	Analysis of relevant and available data using advanced data science techniques (for example, claims analysis to identify potential patient population).

We intend to focus our efforts on identifying a high-growth healthcare business that has the potential to be a $1 billion or more market capitalization company. The broad vision and on-the-ground expertise of our management team, we believe, should allow us to see opportunities and synergies even before the target company’s management or board may.

These criteria and guidelines are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents that we would file with the SEC.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private warrants, our shares, new debt, or a combination of these, as the consideration to be paid in our initial business combination. We may seek to consummate our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth (such as a company that has begun operations but is not yet at the stage of commercial manufacturing and sales), which would subject us to the numerous risks inherent in such companies and businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination or used for redemptions of purchases of our common stock, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

We have not identified any acquisition targets. From the period prior to our formation through the date of this prospectus, there have been no communications, evaluations or discussions between any of our officers, directors or our co-sponsors and any of their contacts or relationships regarding a potential initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the agreement to enter into such initial business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, this assessment may not result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the consummation of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would consummate such financing only simultaneously with the consummation of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law or Nasdaq, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity groups, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources also may introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, also may bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the business relationships of our officers and directors. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee may be paid out of the funds held in the trust account. Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following our initial business combination, the presence or absence of any such arrangements will not be used as a criterion in our selection process of an acquisition candidate.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our co-sponsors, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions on the type of target business we seek to acquire that such an initial business combination is fair to our public stockholders from a financial point of view.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the agreement to enter into such initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. In any case, we will only consummate an initial business combination in which we become the majority shareholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes as discussed below) or are otherwise not required to register as an investment company under the Investment Company Act, or to the extent permitted by law we may acquire interests in a variable interest entity, in which we may have less than a majority of the voting rights in such entity, but in which we are the primary beneficiary. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination. To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth (such as a company that has begun operations but is not yet at the stage of commercial manufacturing and sales), we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.

Fair Market Value of Target Business or Businesses

The target business or businesses or assets with which we effect our initial business combination must have a collective fair market value equal to at least 80% of the value of the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the agreement to enter into such initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the value of the trust account at the time of the agreement to enter into such initial business combination. However, we will always acquire at least a controlling interest in a target business. The fair market value of a portion of a target business or assets will likely be calculated by multiplying the fair market value of the entire business by the percentage of the target we acquire. We may seek to consummate our initial business combination with an initial target business or businesses with a collective fair market value in excess of the balance in the trust account. In order to consummate such an initial business combination, we may issue a significant amount of debt, equity or other securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt, equity or other securities. If we issue securities in order to consummate such an initial business combination, our stockholders could end up owning a minority of the combined company’s voting securities as there is no requirement that our stockholders own a certain percentage of our company (or, depending on the structure of the initial business combination, an ultimate parent company that may be formed) after our business combination. Because we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

The fair market value of a target business or businesses or assets will be determined by our Board of Directors based upon standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings and cash flow, book value, enterprise value and, where appropriate, upon the advice of appraisers or other professional consultants. Investors will be relying on the business judgment of our Board of Directors, which will have significant discretion in choosing the standard used to establish the fair market value of a particular target business. If our Board of Directors is not able to independently determine that the target business or assets has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm or another independent entity that commonly renders valuation opinions on the type of target business we seek to acquire with respect to the satisfaction of such criterion. Notwithstanding the foregoing, unless we consummate a business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we seek to acquire, that the price we are paying is fair to our public stockholders.

Lack of Business Diversification

For an indefinite period of time after consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may:

•        subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•        cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’ management may not prove to be correct. The future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. Consequently, members of our management team may not become a part of the target’s management team, and the future management may not have the necessary skills, qualifications or abilities to manage a public company. Further, it is also not certain whether one or more of our directors will remain associated in some capacity with us following our initial business combination. Moreover, members of our management team may not have significant experience or knowledge relating to the operations of the particular target business. Our key personnel may not remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, or to ascertain that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders May Not Have the Ability to Approve an Initial Business Combination

In connection with any proposed business combination, we will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their public shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable) or (2) provide our public stockholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. Notwithstanding the foregoing, our initial stockholders have agreed, pursuant to written letter agreements with us, not to convert any public shares held by them into their pro rata share of the aggregate amount then on deposit in the trust account. If we determine to engage in a tender offer, such tender offer will be structured so that each stockholder may tender any or all of his, her or its public shares rather than some pro rata portion of his, her or its shares. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we so choose and are legally permitted to do so, we have the flexibility to avoid a stockholder vote and allow our stockholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek stockholder approval, a majority of the issued and outstanding shares of common stock voted are voted in favor of the business combination.

We chose our net tangible asset threshold of $5,000,001 to ensure that we are not subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares converted or sold to us), and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public stockholders may therefore have to wait 12 months (or up to 18 months at our co-sponsors’ option, as described herein) from the closing of this offering in order to be able to receive a pro rata share of the trust account.

Our initial stockholders and our officers and directors have agreed (1) to vote any shares of common stock owned by them in favor of any proposed business combination, (2) not to convert any shares of common stock in connection with a stockholder vote to approve a proposed initial business combination and (3) not sell any shares of common stock in any tender in connection with a proposed initial business combination. As a result, if we sought stockholder approval of a proposed transaction, we would need only (i) 2,812,501 of our public shares (or approximately 37.5% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming all issued and outstanding shares are voted, the over-allotment option is not exercised and the initial stockholders do not purchase any units in this offering or units or shares in the after-market); or (ii) 468,752 of our public shares (or approximately 6.3% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming only the minimum number of shares representing a quorum are voted, the over-allotment option is not exercised and the initial stockholders do not purchase any units in this offering or units or shares in the after-market).

None of our officers, directors, initial stockholders or their affiliates has indicated any intention to purchase units or shares of common stock in this offering or from persons in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of stockholders vote, or indicate an intention to vote, against such proposed business combination, our officers, directors, initial stockholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Notwithstanding the foregoing, our officers, directors, initial stockholders and their affiliates will not make purchases of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

Conversion/Tender Rights

In connection with any meeting called to approve an initial business combination, public stockholders may seek to convert their public shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid. A public stockholder may be required to vote for or against a proposed business combination in order to have his, her or its shares of common stock redeemed for cash. If required to do so, and the stockholder fails to vote for or against a proposed business combination, that stockholder would not be able to have his, her or its shares of common stock redeemed. Notwithstanding the foregoing, our initial stockholders have agreed, pursuant to written letter agreements with us, not to convert any public shares held by them into their pro rata share of the aggregate amount then on deposit in the trust account. If we hold a meeting to approve an initial business combination, a holder will always have the ability to vote against a proposed business combination and not seek conversion of his, her or its shares.

Alternatively, if we engage in a tender offer, each public stockholder will be provided the opportunity to sell its public shares to us in such tender offer. The tender offer rules require us to hold the tender offer open for at least 20 business days. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether they want to sell their public shares to us in the tender offer or remain an investor in our company.

Our initial stockholders, officers and directors will not have conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.

We may also require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at any time at or prior to the vote on the business combination. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such delivery requirements. Accordingly, a stockholder would have from the time our proxy statement is mailed through the vote on the business combination to deliver his, her or its shares if the holder wishes to seek to exercise his conversion rights. Under Delaware law, we are required to provide at least 10 days’ advance notice of any stockholder meeting, which would be the minimum amount of time a stockholder would have to determine whether to exercise conversion rights. As a result, if we require public stockholders who wish to convert their shares of common stock into the right to receive a pro rata portion of the funds in the trust account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their shares for conversion. Accordingly, investors may not be able to exercise their conversion rights and may be forced to retain our securities when they otherwise would not want to. The conversion rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares.

There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45, and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights. The need to deliver shares is a requirement of exercising conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders seeking to exercise conversion rights to deliver their shares prior to the consummation of the proposed business combination and the proposed business combination is not consummated, this may result in an increased cost to stockholders.

Any request to convert or tender such shares, once made, may be withdrawn at any time up to the vote on the proposed business combination or expiration of the tender offer. Furthermore, if a holder of a public share delivered its certificate in connection with an election of their conversion or tender and subsequently decides prior to the vote on the business combination or the expiration of the tender offer not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their conversion or tender rights would not be entitled to convert their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.

Liquidation of Trust Account if No Business Combination

If we do not complete a business combination within 12 months (or up to 18 months at our co-sponsors’ option, as described herein) from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board of Directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any redemptions are made to stockholders, any liability of stockholders with respect to a redemption is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the Delaware General Corporation Law, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. It is our intention to redeem our public shares as soon as reasonably possible following the 12th month (or 15th or 18th month, as applicable) from the closing of this offering and, therefore, we do not intend to comply with the above procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280 of the Delaware General Corporation Law, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to seeking to complete an initial business combination, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

We will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. The underwriters in this offering will execute such a waiver agreement. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. In the event that a potential contracted party refuses to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refuses to execute a waiver would be the engagement of a third party consultant who cannot sign such an agreement due to regulatory restrictions, such as our auditors who are unable to sign due to independence requirements, or whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver, or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. There is also no guarantee that, even if third parties execute such agreements with us, they will not seek recourse against the trust account. Gardiner Healthcare has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below $10.00 per public share, except as to any claims by a third party who executed a valid and enforceable agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked Gardiner Healthcare to reserve for such indemnification obligations, nor have we independently verified whether Gardiner Healthcare has sufficient funds to satisfy its indemnity obligations and we believe that Gardiner Healthcare’s only assets are securities of our company. Therefore, we cannot assure you that Gardiner Healthcare would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses. As a result, if we liquidate, the per-share distribution from the trust account could be less than the estimated $10.00 due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then held in the trust account, inclusive of any interest not previously released to us, subject to our obligations under Delaware law to provide for claims of creditors.

If we are unable to consummate an initial business combination and are forced to redeem 100% of our outstanding public shares for a portion of the funds held in the trust account, we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date, and anticipate it will take no more than 10 business days to effectuate the redemption of our public shares. Our insiders have waived their rights to participate in any redemption with respect to their insider shares. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our insiders have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $100,000), and have agreed not to seek repayment of such expenses. Each holder of public shares will receive a pro rata portion of the amount then in the trust account, plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of public stockholders.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our failure to complete our initial business combination in the required time period or if the stockholders seek to have us convert their respective shares of common stock upon a business combination which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per share redemption or conversion amount received by public stockholders may be less than $10.00.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our Board of Directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Certificate of Incorporation

Our certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. If we hold a stockholder vote to amend any provisions of our certificate of incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, in connection with any such vote. Our insiders have agreed to waive any conversion rights with respect to any insider shares and any public shares they may hold in connection with any vote to amend our certificate of incorporation. Specifically, our certificate of incorporation provides, among other things, that:

•        prior to the consummation of our initial business combination, we shall either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their shares of common stock, regardless of whether they vote for or against the proposed business combination, into a portion of the aggregate amount then on deposit in the trust account, or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, in each case subject to the limitations described herein;

•        we will consummate our initial business combination only if public stockholders do not exercise conversion rights in an amount that would cause our net tangible assets to be less than $5,000,001 and a majority of the outstanding shares of common stock voted are voted in favor of the business combination;

•        if our initial business combination is not consummated within 12 months (or up to 18 months at our co-sponsors’ option, as described herein) of the closing of this offering, then our existence will terminate and we will distribute all amounts in the trust account to all of our public holders of shares of common stock;

•        upon the consummation of this offering, $75,000,000, or $86,250,000 if the over-allotment option is exercised in full, shall be placed into the trust account;

•        we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination; and

•        prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination.

Potential Revisions to Agreements with Insiders

Each of our insiders has entered into a letter agreement with us pursuant to which each of them has agreed to do certain things relating to us and our activities prior to a business combination. We could seek to amend these letter agreements without the approval of stockholders, although we have no intention to do so. In particular:

•        Restrictions relating to liquidating the trust account if we failed to consummate a business combination in the time-frames specified above could be amended, but only if we allowed all stockholders to redeem their shares in connection with such amendment;

•        Restrictions relating to our insiders being required to vote in favor of a business combination or against any amendments to our organizational documents could be amended to allow our insiders to vote on a transaction as they wished;

•        The requirement of members of the management team to remain our officer or director until the closing of a business combination could be amended to allow persons to resign from their positions with us if, for example, the current management team was having difficulty locating a target business and another management team had a potential target business;

•        The restrictions on transfer of our securities could be amended to allow transfer to third parties who were not members of our original management team;

•        The obligation of our management team to not propose amendments to our organizational documents could be amended to allow them to propose such changes to our stockholders;

•        The obligation of insiders to not receive any compensation in connection with a business combination could be modified in order to allow them to receive such compensation; and

•        The requirement to obtain a valuation for any target business affiliated with our insiders, in the event it was too expensive to do so.

Except as specified above, stockholders would not be required to be given the opportunity to redeem their shares in connection with such changes. Such changes could result in:

•        Our having an extended period of time to consummate a business combination (although with less in trust as a certain number of our stockholders would certainly redeem their shares in connection with any such extension);

•        Our insiders being able to vote against a business combination or in favor of changes to our organizational documents;

•        Our operations being controlled by a new management team that our stockholders did not elect to invest with;

•        Our insiders receiving compensation in connection with a business combination; and

•        Our insiders closing a transaction with one of their affiliates without receiving an independent valuation of such business.

We will not agree to any such changes unless we believed that such changes were in the best interests of our stockholders (for example, if we believed such a modification were necessary to complete a business combination). Each of our officers and directors have fiduciary obligations to us requiring that they act in our best interests and the best interests of our stockholders.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have significant experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, the requirement that we acquire a target business or businesses having a fair market value equal to at least 80% of the value of the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the agreement to enter into the business combination, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights and the number of our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses. Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination.

Facilities

We will pay to Gardiner Healthcare a fee of $10,000 per month for use of office space and certain office and secretarial services. The office space will be located at 3107 Warrington Road, Shaker Heights, OH 44120.

Employees

We currently have four executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, shares of common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of any proxy solicitation sent to stockholders to assist them in assessing the target business. In all likelihood, the financial information included in the proxy solicitation materials will need to be prepared in accordance with U.S. GAAP or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. The financial statements may also be required to be prepared in accordance with U.S. GAAP for the Form 8-K announcing the closing of an initial business combination, which would need to be filed within four business days thereafter. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have the necessary financial information. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act beginning for the fiscal year ending December 31, 2022. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any of our officers or directors in their capacity as such, and we and our officers and directors have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will be listed on a national securities exchange, we will have net tangible assets in excess of $5,000,001 upon the consummation of this offering, and we will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact.

	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$75,000,000 of the net offering proceeds and proceeds from the sale of the private warrants will be deposited into a trust account in the United States, maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$65,812,500 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $75,000,000 of the net offering proceeds and proceeds from the sale of the private warrants held in trust will only be invested in United States government treasury bills, bonds or notes with a maturity of 185 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in United States government treasuries.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in our trust account net of taxes payable at the time of the execution of a definitive agreement for our initial business combination.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of the Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The shares of common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless Chardan informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization and blank check companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering.	No trading of the units or the underlying securities would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the completion of a business combination and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will either (1) give our stockholders the opportunity to vote on the business combination or (2) provide our public stockholders with the opportunity to sell their public shares to us in a tender offer for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes. If we hold a meeting to approve a proposed business combination, we will send each stockholder a proxy statement containing information required by the SEC. Under Delaware law, we must provide at least 10 days’ advance notice of any meeting of stockholders. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether to exercise their rights to convert their shares into cash at such a meeting or to remain an investor in our company. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he, she or it elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of the Offering	Terms Under a Rule 419 Offering
The tender offer rules require us to hold the tender offer open for at least 20 business days. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether they want to sell their shares to us in the tender offer or remain an investor in our company.
Business combination deadline	If we are unable to complete an initial business combination within 12 months, which is extendable at our co-sponsors’ option to up to 18 months, as described herein, from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board of Directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Interest earned on the funds in the trust account	There can be released to us, from time to time, any interest earned on the funds in the trust account that we may need to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our entry into liquidation upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.
Release of funds	Except for interest earned on the funds held in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination (in which case, the proceeds released to us will be net of the funds used to pay converting or tendering stockholders, as the trustee will directly send the appropriate portion of the amount held in trust to the converting or tendering stockholders at the time of the business combination) and the liquidation of our trust account upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors, Director Nominees and Executive Officers

Our current directors, director nominees and executive officers are as follows:

Name	Age	Position
Marc F. Pelletier	50	Chairman and Chief Executive Officer
David P. Jenkins	60	Chief Financial Officer
Paul R. McGuirk	69	Executive Vice President, Chief Development Officer and Director
Janelle R. Anderson	48	Chief Business Officer and Director

Frank C. Sciavolino	80	Director
James P. Linton	58	Director
Thomas F. Ryan, Jr.	43	Director
Matthew Rossen	44	Director

Marc F. Pelletier, PhD, Chairman and Chief Executive Officer, is a scientist-entrepreneur with over thirty years of research and operational experience in the life sciences industry. Dr. Pelletier is a co-founder of Gardiner Founder, LLC and has been serving as its Managing Member since October 2020. Dr. Pelletier founded his first company, Aeromics, as a James Hudson Brown-Alexander B. Coxe Fellow at Yale School of Medicine. He led Aeromics’ drug discovery and development program from bench to clinic, developing a clinical-stage Aquaporin inhibitor to treat diseases of water imbalance, starting with brain swelling or cerebral edema. At Aeromics, Dr. Pelletier served as Chief Executive Officer from 2008-2019, Chief Financial Officer from 2008-2016 and as a Director from 2013-2019, overseeing strategic business and scientific operations. Dr. Pelletier also held the position of Chief Science Officer at Aeromics from 2008 through September 2020, when he launched Gardiner Founder, LLC. In 2015, he co-founded Iridia, Inc., a company developing DNA-based computer hard drive or molecular information storage technology. Dr. Pelletier served as a Director of Iridia from 2016-2019, and as secretary of Iridia from 2017-2019. Dr. Pelletier has extensive training in the life sciences sector, having completed three Post-Doctoral Fellowships at Yale University: one in the Department of Genetics, another in the Department of Molecular Biophysics & Biochemistry and a third in the Department of Cellular and Molecular Physiology. He received his Ph.D. in Genetics and Cell Biology from McGill University and both a M.Sc. in Genetics and B.Sc. in Biology and Economics from Concordia University in Montreal. We believe Dr. Pelletier is well qualified to serve as a member of our Board of Directors due to his extensive scientific, strategic and operational experience.

David P. Jenkins, Chief Financial Officer, is a finance and business executive with over thirty-five years of experience in the technology, health and higher education sectors, and is currently serving as Chief Financial Officer of Gardiner Founder, LLC. Mr. Jenkins was an Audit Partner at PricewaterhouseCoopers LLP (“PwC”) with over thirty-one years of experience (1983 to 1994, and 1997 to to 2017) serving in the firm’s audit practice. Many of his audit clients were publicly traded technology and/or bioscience companies. Early in his career, he also served as controller to a small, advanced materials business. Since retiring from PwC, Mr. Jenkins has provided financial consulting to several different venture-backed health software or bioscience companies, assisting with business planning, capital raising and financial analysis. In his capacity as an independent financial consultant, Mr. Jenkins’ work includes serving as the Chief Financial Officer of PatientWisdom, Inc. from June 2018 until its sale to NRC Health in January 2021, the Vice President of Finance at Aeromics, Inc. from March 2019 to the present, and the Chief Financial Officer of Bioasis Technologies Inc. from May 2021 to the present. He received his B.A. in Accounting and Business Administration from Muhlenberg College. Mr. Jenkins was also a Certified Public Accountant for many years, but no longer maintains an active license.

Paul R. McGuirk, PhD, Executive Vice President, Director and Chief Development Officer, brings nearly 40 years of pharmaceutical industry leadership experience to our company. Prior to joining Gardiner, from March 2009 to November 2020, Dr. McGuirk served in numerous capacities at Aeromics Inc., including as Chief Technology Officer, Executive Vice President and Head of Medicinal Chemistry, Process Chemistry, and Clinical Development, and as a member of the Board of Directors. Dr. McGuirk was responsible for the discovery and development of the only documented clinical stage aquaporin-4 inhibitor for the treatment of brain edema, which is preparing for Phase II clinical trials in China. Prior to Aeromics, Dr. McGuirk was at Pfizer from 1982 to 2009. As a Medicinal Chemist and Manager of Infectious Diseases Medicinal Chemistry at Pfizer Global Research and Development in Groton, CT, Dr. McGuirk was responsible for leading the discovery and development of the marketed drug danofloxacin/Advocin®, which is approved for treatment of bovine respiratory disease. Dr. McGuirk chaired the Allergy and Respiratory Early Clinical Management Team, addressing numerous development challenges while progressing the inhaled PDEIV inhibitor tofimilast into Phase 2 studies. As a Director, Dr. McGuirk led the nearly 100-person interdisciplinary team that pioneered Pfizer’s Absorption, Distribution, Metabolism and Excretion (ADME) & Toxicology program. As Group Director and Executive Director of Chemical Technologies, Dr. McGuirk co-led the large matrix multi-company team that helped build a successful three million compound HTS library. As Executive Director, Dr. McGuirk led the global review and evaluation of 310 clinical candidates, over a ten-year period, as a prerequisite to their entry into formal development. The candidate reviews spanned ten therapeutic areas and included several successful drugs such as Maraviroc®, Chantix®, and Zeljanz®. Dr. McGuirk is an expert on new molecular entity (“NME”) attributes needed for success in drug development. We believe Dr. McGuirk is well qualified to serve as a member of our Board of Directors due to his extensive strategic and operational experience.

Janelle R. Anderson, PhD, Director and Chief Business Officer, was most recently the Chief Strategy Officer at Century Therapeutics (2019-2021), where she drove the execution of deals and external partnerships that enabled Century’s scientific objectives and furthered its strategic goals. Prior to Century Therapeutics, Dr. Anderson was an Entrepreneur-in-Residence at Versant Ventures (2017-2019), where she was instrumental in establishing Century Therapeutics’s funding and core technology. Prior to Versant Ventures, Dr. Anderson was Managing Partner at CTI Life Sciences Fund (2014-2017), where she led U.S. biotech transactions. Prior to CTI Life Science Fund, Dr. Anderson worked at Merck (2008-2014), as a Finance Director and later as Managing Director of the MRL Ventures Fund, Merck’s therapeutic-focused venture group. Prior to Merck, Dr. Anderson held roles at Boston Consulting Group (2002-2004) before taking on various operational and deal-making positions in medical venture capital, including serving as interim Chief Executive Officer of Access Scientific while at Carrot Capital (2005-2007) (now known as Embark Healthcare). Dr. Anderson earned her B.Sc. in Chemistry (Honors) from McGill University, and A.M. and Ph.D. from the Department of Chemistry and Chemical Biology at Harvard University. We believe Dr. Anderson is well qualified to serve as a member of our Board of Directors due to her extensive strategic and operational experience.

Frank C. Sciavolino, PhD, Director, has extensive experience in the pharmaceutical industry, including a distinguished thirty-five year career at Pfizer Global Research & Development from 1968 to 2003. At Pfizer, Dr. Sciavolino held various management roles and responsibilities in drug discovery, development, registration and licensing, culminating in his role as Vice President of Research &Development Operations, in which he oversaw a team of more than one thousand scientists in the United States, Europe and Asia. He was responsible for two of Pfizer’s leading franchises, Zithromax and Celebrex. After leading the discovery chemistry team responsible for the initial macrolide antibiotic research, he served as principal investigator for the Phase I evaluation of eleven compounds in first-in-human (FIH) studies. This led to the identification and development of Zithromax, an antibiotic widely considered as one of the most important new drugs of the twentieth century, and one of the most commonly prescribed medications in the United States. He also played a major role in the licensing of Celebrex, a COX-2 inhibitor that reached several billion in peak annual sales globally. From 2003 until 2007, Dr. Sciavolino was Vice President of Product Development and Regulatory Affairs at Indigene Pharmaceuticals, at which he later served as Executive Vice President of Global Design and Development from 2007-2010. Between 2010 and 2013, Dr. Sciavolino served as a Senior Management and Board Advisor at Max Zeller Söhne AG. In 2012, along with Drs. Gregory Gardiner, B. L. Mylari and Mr. Gary Mathias, Dr. Sciavolino co-founded Thetis Pharmaceuticals, a biotech company developing drugs for multiple diseases rooted in immune system deficits like cancers, respiratory conditions and gastro-intestinal disorders. As President and Chief Scientific Officer of Thetis, positions he has held since the founding of Thetis in 2012 to present, Dr. Sciavolino has pioneered the discovery and development of the HEALER platform, a technology that is enabling clinical evaluation of the extraordinarily potent Resolvins, an endogenous class of mediators that regulate both the innate and adaptive components of the immune system. Dr. Sciavolino has served on numerous editorial boards, including Annual Reports in Medicinal Chemistry, Antimicrobial Agents and Chemotherapy and the Journal of Antibiotics. Dr. Sciavolino has more than forty-eight issued patents and has a Ph.D. in organic chemistry from the University of Michigan and B.S. in Pharmacy from St. John’s University. We believe Dr. Sciavolino is well qualified to serve as a member of our Board of Directors due to his extensive strategic and operational experience.

James P. Linton, PhD, MBA, Director, has over thirty years of entrepreneur and executive experience in the biotechnology space, co-founding or serving as a cofounding management member of six companies and leading the operations, fund raising and business development efforts for several of these companies.  Since September 2021, Dr. Linton has served as interim Chief Executive Officer of Resolute Bio, Inc., which focuses on developing novel human drug delivery and immunotolerance technology by coupling therapeutic peptides and proteins to circulating red blood cells. Among his previous start-ups, Dr. Linton co-founded (with Dr. Pelletier) Iridia Inc., a company developing DNA-based microchip data storage, where he served as the company’s Chief Executive Officer and Chairman (2016-2017), and President and Director (March 2016 through November 2019). During his tenure as Iridia’s Chief Executive Officer, Dr. Linton was responsible for raising more than $26 million, including investment capital from Western Digital Corporation. Also, in this role he oversaw all operations, financing efforts, financial management, intellectual property, human resources and investor relations. Currently, he serves as a Director and Chief Executive Officer emeritus, collaborating with the Chief Executive Officer in fundraising, strategic planning and investor relations. In late 2020, Dr. Linton also co-founded New Frontier Bio, a biotechnology-driven health and wellness company, where he is a Director and serves as an Executive Consultant, supporting strategic planning and fundraising. Dr. Linton has successfully raised over $129 million in capital, negotiated over $298 million in deals, and has participated in a number of exits, including Protometrix Inc, Genicon Sciences, Axiom Biotechnologies and Owl Biomedical, Inc. Early in his career, Dr. Linton was a Post-Doctoral Fellow at Merck Research Laboratories working on molecular cloning of genes responsible for FK-506-induced immunosuppression. He obtained his M.B.A. from the University of California at Davis and his Ph.D. in Molecular Genetics from Emory University. We believe Dr. Linton is well qualified to serve as a member of our Board of Directors due to his extensive strategic and operational experience in early-stage biotechnology companies.

Thomas F. Ryan, Jr., Director, has approximately twenty years of business development, marketing and sales management experience in the life sciences sector. Mr. Ryan founded NavigatorBIO in October of 2017 and currently serves as its Chief Executive Officer. In that role, Mr. Ryan leads the operational and business development teams to help the company’s global clientele overcome challenges in brand recognition, market positioning, and business development. Prior to NavigatorBIO, Mr. Ryan served as the Director of Business Development at Eurofins Central Laboratory from November 2014 until October 2017. During his time at Eurofins, Mr. Ryan earned the “Business Development Representative of the Year” award in 2016 in recognition of his excellence in sales and participated on several steering committees. Prior to Eurofins, Mr. Ryan served as Strategic Account Manager for Lantheus Medical Imaging from May 2011 to May 2014. In that role, Mr. Ryan partnered with sales representatives to initiate, design and negotiate agreements with healthcare systems such as Yale New Haven Health, Columbia Presbyterian, Northwell Health and Mass General Brigham. For his efforts, Mr. Ryan earned the “Summit Award” in 2011 in recognition of his outstanding sales leadership and the “Lantheus Star Award” in 2013 in recognition of his exemplary commitment, contribution and leadership. Mr. Ryan began his career in the life sciences sector with Covidien, where his tenure ran from June 2003 through March 2011. Mr. Ryan was fortunate to have moved through various positions at Covidien that continuously increased his level of responsibility. He started as a Business Development Representative in the New York area, was eventually promoted to Sales Trainer and rounded out the last 3 years of his tenure as a Region Manager. Mr. Ryan led a sales team of several business development executives covering the Midwest market, and, in 2010, he earned Covidien’s “Sharp – Safety Manager of the Year” award. In addition to his strategy and business development background, Mr. Ryan has extensive experience with building teams and ensuring execution of sales plans. His career has focused on business and sales process optimization to ensure successful execution of corporate strategy in the most efficient manner possible. We believe Mr. Ryan is well qualified to serve as a member of our Board of Directors due to his extensive strategic and operational experience in the life sciences sector, including his knowledge of the North American biotechnology market.

Matthew Rossen, MBA, Director, has 20 years’ experience in the pharmaceutical and biotech arena, working across multiple therapeutic categories including Anti-Infectives, Alzheimer’s, Cardiovascular, Hematology, Solid Tumor, and Sleep Science. From April 2019 until May 2021, Mr. Rossen was Vice President of Marketing at QED Therapeutics, a subsidiary of BridgeBio. From August 2010 until April 2019, Mr. Rossen held various roles at Jazz Pharmaceuticals, eventually becoming Senior Director of New Product Planning. Prior thereto, from July 2001 to July 2010, Mr. Rossen worked at Pfizer Inc., where he spent 10 years in positions of increasing responsibility, ultimately becoming Senior Manager of Commercial Development for Dimebon, a neuroprotective drug. He holds a B.S. in Kinesiology and Applied Human Physiology from the University of Colorado and received his MBA from NYU’s Stern School of Business. We believe Mr. Rossen is well qualified to serve as a Director due to his deep understanding of and appreciation for the investments needed to ensure development and commercial success in the biotechnology sector.

We believe our sponsor team, management team and Board of Directors have the skills and experience to identify, evaluate and consummate a business combination and is positioned to assist businesses we acquire. However, our team’s network of contacts, and its investing and operating experience, does not guarantee a successful initial business combination. We cannot guarantee that our current officers and directors will continue in their respective roles, or in any other role, after our initial business combination, and their expertise may only be of benefit to us until we complete our initial business combination. Past performance by our management team is not a guarantee of success with respect to any business combination we may consummate.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the completion of our initial business combination with a target business, we will pay to Gardiner Healthcare a fee of $10,000 per month for providing us with office space and certain office and secretarial services. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination. Other than the $10,000 per month general and administrative services fee payable to Gardiner Healthcare, and the $38,750 per month aggregate consulting fees payable to Mr. Jenkins, Drs. Pelletier, McGuirk, Anderson and Sciavolino, no compensation or fees of any kind, including finder’s fees, consulting fees and other similar fees, will be paid to any of the members of our management team, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

Director Independence

Nasdaq rules require that a majority of the Board of Directors of a company listed on Nasdaq must be composed of “independent directors.” An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We have determined that Frank C. Sciavolino, James P. Linton, Thomas F. Ryan, Jr. and Matthew Rossen are independent directors under the Nasdaq rules and Rule 10A-3 of the Exchange Act.

We will only enter into a business combination if it is approved by a majority of our independent directors and our co-sponsors. Additionally, we will only enter into transactions with our officers and directors and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related party transactions must be approved by our audit committee and a majority of disinterested directors.

Audit Committee

Effective as of the date of this prospectus, we have established an audit committee of the Board of Directors, which will consist of Messrs. Rossen, Ryan and Linton, each of whom is an independent director under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act. Mr. Rossen will serve as chair of the audit committee.

The audit committee will at all times be composed exclusively of independent directors who are “financially literate” as defined under Nasdaq’s listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the Nasdaq Global Market that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. We have determined that Mr. Linton satisfies Nasdaq’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•	setting clear hiring policies for employees or former employees of the independent auditors; and

•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Nominating and Corporate Governance Committee

Effective as of the date of this prospectus, we have established a nominating and corporate governance committee of the Board of Directors, which will consist of Messrs. Linton, Rossen and Sciavolino, each of whom is an independent director under Nasdaq’s listing standards. Mr. Linton is the chair of the nominating and corporate governance committee. The nominating and corporate governance committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. The nominating and corporate governance committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating and Corporate Governance Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•	should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating and corporate governance committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating and corporate governance committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we have established a compensation committee of the Board of Directors consisting of Messrs. Sciavolino, Ryan and Rossen, each of whom is an independent director. Mr. Sciavolino will serve as chair of the compensation committee. We will adopt a Compensation Committee Charter, which will detail the principal functions of the compensation committee, including:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and, either as a committee or together with the other independent directors (as directed by the board), determining and approving the compensation level (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of our other executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser, and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Compensation Committee Interlocks and Insider Participation

None of our directors who currently serve as members of our compensation committee is, or has at any time in the past been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee of any other entity that has one or more executive officers serving on our Board of Directors. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors of any other entity that has one or more executive officers serving on our compensation committee.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs, and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company. Our officers and directors are not prohibited from becoming either a director or officer of any other special purpose acquisition company with a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

•	Unless we consummate our initial business combination, our officers, directors and other insiders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account.

•	The insider shares beneficially owned by our officers and directors will be released from escrow only if our initial business combination is successfully completed. Additionally, if we are unable to complete an initial business combination within the required time frame, our officers and directors will not be entitled to receive any amounts held in the trust account with respect to any of their insider shares or private warrants. Furthermore, the co-sponsors have agreed that the private warrants will not be sold or transferred by it until after we have completed our initial business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effect our initial business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our certificate of incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. In order to minimize potential conflicts of interest which may arise from multiple affiliations, our officers and directors (other than our independent directors) have agreed to present to us for our consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of: (1) our consummation of an initial business combination and (2) 12 months (or up to 18 months at our co-sponsors’ option, as described herein) from the date of this prospectus. This agreement is, however, subject to any pre-existing fiduciary and contractual obligations such officer or director may from time to time have to another entity. Accordingly, if any of them becomes aware of a business combination opportunity which is suitable for an entity to which he or she has pre-existing fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the pre-existing fiduciary duties or contractual obligations of our officers and directors will materially undermine our ability to complete our business combination because in most cases the affiliated companies are closely held entities controlled by the officer or director or the nature of the affiliated company’s business is such that it is unlikely that a conflict will arise.

The following table summarizes the current material pre-existing fiduciary or contractual obligations of our officers, directors and director nominees:

Name of Individual	Name of Affiliated Company	Entity’s Business	Affiliation
Marc F. Pelletier	Gardiner Founder, LLC Pelletier Biotech, LLC	Life Sciences/Biotechnology Biotechnology	Managing Member Independent Consultant

Paul R. McGuirk	STINGINN, LLC Aeromics, Inc. PRM Pharmaceuticals, LLC Gardiner Founder, LLC	Biotechnology Pharmaceuticals Pharmaceuticals Life Sciences / Biotechnology	Independent Consultant Independent Consultant President Executive Vice President; Chief Development Officer

Frank C. Sciavolino	Thetis Pharmaceuticals LLC Gardiner Founder, LLC	Biopharmaceuticals Life Sciences / Biotechnology	President; Chief Scientific Officer; Co-Founder; Director Co-Founder; Director

James P. Linton	Iridia, Inc. Resolute Bio, Inc.	Biotechnology Biotechnology	Co-Founder; Chief Executive Officer Emeritus; Director Interim Chief Executive Officer

Janelle R. Anderson	Jazz House Kids Inc. Century Therapeutics Gardiner Founder, LLC	Non-profit Biotechnology Life Sciences/ Biotechnology	Director Former Chief Strategy Officer Chief Business Officer; Director

David P. Jenkins	Gardiner Founder, LLC Forest View Consulting, LLC Riverfront Recapture, Inc. Harriet Beecher Stowe Center Muhlenberg College	Life Sciences/ Biotechnology Consulting Non-Profit Non-Profit University/College	Chief Financial Officer Managing Member Director Trustee Trustee

Thomas F. Ryan, Jr.	NavigatorBIO	Biotechnology	Chief Executive Officer

Our insiders, including our officers and directors, have agreed to vote any shares of common stock held by them in favor of our initial business combination. In addition, they have agreed to waive their respective rights to receive any amounts held in the trust account with respect to their insider shares if we are unable to complete our initial business combination within the required time frame. If they purchase shares of common stock in this offering or in the open market, however, they would be entitled to receive their pro rata share of the amounts held in the trust account if we are unable to complete our initial business combination within the required time frame, but have agreed not to convert such shares in connection with the consummation of our initial business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our disinterested independent directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our officers, directors or other insiders, unless we have obtained (i) an opinion from an independent investment banking firm that the business combination is fair to our public stockholders from a financial point of view and (ii) the approval of a majority of our disinterested and independent directors. In no event will our insiders or any of the members of our management team be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).

Limitation on Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages resulting from breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors. Notwithstanding the foregoing, as set forth in our certificate of incorporation, such indemnification will not extend to any claims our insiders may make to us to cover any loss that they may sustain as a result of their agreement to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us as described elsewhere in this prospectus.

Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in accordance with the terms of such policy and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the date of this prospectus and as adjusted to reflect the sale of our shares of common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•        each person known by us to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock;

•        each of our executive officers, directors and director nominees; and

•        all of our executive officers, directors and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record of beneficial ownership of any shares of common stock issuable upon exercise of the warrants, as the warrants are not exercisable within 60 days of the date of this prospectus.

	Prior to Offering		After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of Common Stock	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of Common Stock
Gardiner Healthcare Holdings, LLC(3)	1,336,563	61.9%	1,153,750	12.3%
Chardan Gardiner LLC(4)	370,125	17.1%	319,500	3.4%
CCMAUS Pty Ltd (5)	349,562	16.2%	301,750	3.2%
Marc F. Pelletier(3)	--	--	--	--
David P. Jenkins	--	--	--	--
Paul R. McGuirk(3)	--	--	--	--
Janelle R. Anderson	--	--	--	--
Frank C. Sciavolino(3)(6)	25,000	1.2%	25,000	*
James P. Linton(6)	25,000	1.2%	25,000	*
Thomas F. Ryan, Jr.(6)	25,000	1.2%	25,000	*
Matthew Rossen (6)	25,000	1.2%	25,000	*
All executive officers, directors and director nominees as a group (8 individuals)	100,000	4.6%	100,000	1.1%

____________

*	Less than 1%
(1)	The business address of each of the individuals is c/o Gardiner Healthcare Acquisitions Corp., 3107 Warrington Road, Shaker Heights, Ohio 44120.
(2)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 281,250 shares of common stock held by our initial stockholders.
(3)	Gardiner Healthcare is the record holder of such shares. The business address of Gardiner Healthcare is 3107 Warrington Road, Shaker Heights, Ohio 44120. Gardiner Healthcare is a wholly-owned subsidiary of, and is managed by, Gardiner Founder, LLC. Gardiner Founder is controlled by a board of managers that includes Messrs. Pelletier, McGuirk and Sciavolino. Messrs. Pelletier, McGuirk and Sciavolino are the three managers of Gardiner Founder. Any action by Gardiner Healthcare with respect to the founder shares held by it, including voting and dispositive decisions are made by a majority vote of the board of managers of Gardiner Founder. Accordingly, under the so-called “rule of three,” because voting and dispositive decisions are made by a majority of Gardiner Founder’s managers, none of the managers of Gardiner Founder is deemed to be a beneficial owner of Gardiner Founder’s securities, except to the extent of any pecuniary interest they may have therein.
(4)	Chardan Gardiner is the record holder of such shares. The business address of Chardan Gardiner is 17 State Street, 21st Floor, New York, New York 10004. Jonas Grossman is the managing member of Chardan Gardiner, and as such has voting and investment discretion with respect to the common stock held of record by Chardan Gardiner and may be deemed to have beneficial ownership of the common stock held directly by Chardan Gardiner. Mr. Grossman disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.
(5)	CCMAUS is the record holder of such shares. The business address of CCMAUS is 32 Stewart Street, Artarmon, NSW 2064. Mohendra Moodley and James Garton are the directors of CCMAUS, and as such have voting and investment discretion with respect to the common stock held of record by CCMAUS and may be deemed to have beneficial ownership of the common stock held directly by CCMAUS. Messrs. Moodley and Garton disclaim any beneficial ownership of the reported common stock other than to the extent of any pecuniary interest they may have therein, directly or indirectly.
(6)	For each of Messrs. Sciavolino, Linton, Ryan and Rossen, the founder shares held include founder shares directly held by such individuals through stock grants for serving as an independent director.

Immediately after this offering, our initial stockholders will beneficially own 20% of the then issued and outstanding shares of common stock (assuming none of them purchase any units offered by this prospectus). None of our initial stockholders has indicated to us that he or it intends to purchase securities in this offering.

Because of the ownership block held by our initial stockholders, they may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, our initial stockholders will have up to an aggregate 281,250 shares of common stock subject to forfeiture. Only a number of shares necessary to maintain our initial stockholders’ collective 20% ownership interest in our shares of common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option will be forfeited.

All of the insider shares issued and outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until (1) with respect to 50% of the insider shares, the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our common stock equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, and (2) with respect to the remaining 50% of the insider shares, six months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares for cash, securities or other property. Up to 281,250 of the insider shares may also be released from escrow earlier than this date for forfeiture and cancellation if the over-allotment option is not exercised in full as described above.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (1) to any persons (including their affiliates and stockholders) participating in the private placement of the private warrants, officers, directors, stockholders, employees and members of the co-sponsors and their affiliates, (2) amongst initial stockholders or to our officers, directors and employees, (3) if a holder is an entity, as a distribution to its, partners, stockholders or members upon its liquidation, (4) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a holder or a member of a holder’s immediate family, for estate planning purposes, (5) by virtue of the laws of descent and distribution upon death, (6) pursuant to a qualified domestic relations order, (7) by certain pledges to secure obligations incurred in connection with purchases of our securities, (8) by private sales at prices no greater than the price at which the shares were originally purchased or (9) for the cancellation of up to 281,250 shares of common stock subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or is exercised in part or in connection with the consummation of our initial business combination, in each case (except for clause 9 or with our prior consent) where the transferee agrees to the terms of the escrow agreement and the insider letter, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate the trust account, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to their insider shares.

The private warrants and any shares of common stock issued upon conversion or exercise thereof are subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us to be entered into by the co-sponsors, officers, directors and Chardan. Those lock-up provisions provide that such securities are not transferable or salable until 30 days after the completion of our initial business combination, except (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of the co-sponsors or Chardan, or any affiliates of the co-sponsors or Chardan; (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial business combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) in the event of our liquidation prior to the completion of our initial business combination; or (g) by virtue of the laws of Delaware or the applicable limited liability company agreement upon dissolution of our co-sponsors or Chardan, provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements and by the same agreements entered into by the co-sponsors, officers, directors and Chardan, as the case may be, with respect to such securities (including provisions relating to voting, the trust account and liquidation distributions described elsewhere in this prospectus).

Gardiner Healthcare has committed to purchase from us 2,775,000 private warrants (or 2,985,938 private warrants if the over-allotment option is exercised in full), Chardan Gardiner has committed to purchase from us 475,714 private warrants (or 511,875 private warrants if the over-allotment option is exercised in full), and CCMAUS has committed to purchase from us 449,286 private warrants (or 483,438 private warrants if the over-allotment option in exercised in full), in each case, at a price of $1.00 per warrant, for an aggregate purchase price of $3,700,000 (or $3,981,250 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. We refer to these warrants, collectively, as the “private warrants” throughout this prospectus. Each private warrant is exercisable for one (1) share of common stock at an exercise price of $11.50 per share. Of the $3,700,000 (or $3,981,250 if the over-allotment option is exercised in full) we will receive from the sale of the private warrants, $2,350,000 (or $2,631,250 if the over-allotment option is exercised in full) will be used for offering expenses and $1,350,000 will be used for working capital. If we do not complete our initial business combination within 12 months (or up to 18 months at our co-sponsors’ option, as described herein) from the closing of this offering, the proceeds from the sale of the private warrants will be included in the liquidating distribution to the holders of our public shares. The private warrants are identical to the warrants sold as part of the public units in this offering except that (i) each private warrant is exercisable for one share of common stock at an exercise price of $11.50 per share, and (ii) the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees.

In order to meet our working capital needs following the consummation of this offering, our initial stockholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into additional private warrants to purchase shares of common stock at a conversion price of $1.00 per private warrant. Such private warrants will be identical to the private warrants to be issued at the closing of this offering, except that the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Our stockholders have approved the issuance of the private warrants and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans will not be repaid.

Each of our officers, directors and the co-sponsors is a “promoter,” as that term is defined under the federal securities laws.

CERTAIN TRANSACTIONS

On March 25, 2021, Gardiner Healthcare purchased 2,156,250 founder shares from us for $25,000, or approximately $0.012 per share. On April 9, 2021, Gardiner Healthcare sold (i) 388,125 founder shares to Chardan Gardiner and (ii) 366,562 founder shares to CCMAUS, in each case, for approximately $0.012 per share, resulting in Gardiner Healthcare holding a balance of 1,401,563 founder shares.

On October 15, 2021, Gardiner Healthcare, Chardan Gardiner and CCMAUS collectively granted 50,000 founder shares to our independent directors, Dr. Linton and Dr. Sciavolino, with each independent director receiving 25,000 founder shares. On October 15, 2021, Gardiner Healthcare, Chardan Gardiner and CCMAUS collectively granted 25,000 founder shares to our independent director, Mr. Ryan. On October 15, 2021, Gardiner Healthcare, Chardan Gardiner and CCMAUS collectively granted 25,000 founder shares to our independent director, Mr. Rossen.

Of the 100,000 founder shares granted to our independent directors, Gardiner Healthcare granted 65,000 founder shares, Chardan Gardiner granted 18,000 founder shares, and CCMAUS granted 17,000 founder shares, leaving Gardiner Healthcare, Chardan Gardiner and CCMAUS, respectively, with 1,336,563 founder shares, 370,125 founder shares, and 349,562 founder shares. We refer to these shares held by our co-sponsors, officers and directors as “founder shares” or “insider shares.”

If the underwriters do not exercise all or a portion of their over-allotment option, our initial stockholders have agreed that up to an aggregate of 281,250 founder shares, in proportion to the portion of the over-allotment option that was not exercised, are subject to forfeiture and would be immediately cancelled.

If the underwriters determine the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share capitalization or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial stockholder’s ownership at 20% of the number of shares issued and outstanding after the closing of this offering.

Gardiner Healthcare has committed to purchase from us 2,775,000 private warrants (or 2,985,938 private warrants if the over-allotment option is exercised in full), Chardan Gardiner has committed to purchase from us 475,714 private warrants (or 511,875 private warrants if the over-allotment option is exercised in full), and CCMAUS has committed to purchase from us 449,286 private warrants (or 483,438 private warrants if the over-allotment option is exercised in full), in each case, at a price of $1.00 per warrant, for an aggregate purchase price of $3,700,000 (or $3,981,250 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Each private warrant is exercisable for one (1) share of common stock at an exercise price of $11.50 per share. Of the $3,700,000 (or $3,981,250 if the over-allotment option is exercised in full) we will receive from the sale of the private warrants, $2,350,000 (or $2,631,250 if the over-allotment option is exercised in full) will be used for offering expenses and $1,350,000 will be used for working capital. If we do not complete our initial business combination within 12 months (or up to 18 months at our co-sponsors’ option, as described herein) from the closing of this offering, the proceeds from the sale of the private warrants will be included in the liquidating distribution to the holders of our public shares. The private warrants are identical to the warrants sold as part of the public units in this offering except that (i) each private warrant is exercisable for one share of common stock at an exercise price of $11.50 per share, and (ii) the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees.

In order to meet our working capital needs following the consummation of this offering, our initial stockholders, officers and directors and their respective affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into additional private warrants to purchase shares of common stock at a conversion price of $1.00 per private warrant. Such private warrants will be identical to the private warrants to be issued at the closing of this offering, except that (i) each private warrant is exercisable for one share of common stock at an exercise price of $11.50 per share, and (ii) the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Our stockholders have approved the issuance of the private warrants and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans would not be repaid.

The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of the private warrants (and all underlying securities), will be entitled to registration and stockholder rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. Notwithstanding the foregoing, Chardan Gardiner may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement of which this prospectus forms a part and may not exercise its demand rights on more than one occasion. We will bear the expenses incurred in connection with the filing of any such registration statements. The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of the private warrants, also have certain information rights with respect to material developments relating to the negotiation and consummation of our initial business combination.

On March 25, 2021, we issued an unsecured promissory note to Gardiner Healthcare, pursuant to which we may borrow up to an aggregate principal amount of $300,000. The promissory note is non-interest bearing and will be payable on the earlier of (i) December 31, 2021 or (ii) the date on which we consummate an initial public offering of our securities. As of September 30, 2021, we have drawn $45,025 under the promissory note.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to any initial stockholder or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.

Other than the $10,000 per month general and administrative services fee payable to Gardiner Healthcare, and the $38,750 per month aggregate consulting fees payable to Mr. Jenkins, Drs. Pelletier, McGuirk, Anderson and Sciavolino, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our officers or directors who owned our shares of common stock prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

We will enter into indemnity agreements with each of our officers and directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified to the fullest extent permitted by applicable law and our amended and restated articles of incorporation.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions, including the payment of any compensation, will require prior approval by a majority of our disinterested independent directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested independent directors (or, if there are no independent directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

We will also pay to Chardan, our underwriter of this offering and an affiliate of Chardan Gardiner, an underwriting discount of $0.25 per unit purchased by it in this offering. We have also engaged Chardan as an advisor in connection with our business combination, pursuant to the Business Combination Marketing Agreement described under “Underwriting (Conflicts of Interest) — Business Combination Marketing Agreement.” We will pay Chardan the Marketing Fee for such services upon the consummation of our initial business combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of this offering, including any proceeds from the full or partial exercise of the underwriters’ over-allotment option. As a result, Chardan will not be entitled to such fee unless we consummate our initial business combination.

Related Party Policy

Our Code of Ethics, which we will adopt upon consummation of this offering, will require us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board of Directors (or the audit committee). Related party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year (or, in the case of a smaller reporting company, the amount involved exceeds the lesser of $120,000 or one percent of the average of the smaller reporting company’s total assets at year end for the last two completed fiscal years), (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our disinterested independent directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our public stockholders from a financial point of view. Furthermore, in no event will any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

DESCRIPTION OF SECURITIES

General

Pursuant to our certificate of incorporation, our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this prospectus, 2,156,250 shares of common stock are issued and outstanding, held by the co-sponsors and our directors. No preferred shares are issued or outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each whole warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. Each warrant will become exercisable on the later of one year after the closing of this offering or the consummation of an initial business combination, and will expire five years after the completion of an initial business combination, or earlier upon redemption

.

The shares of common stock and warrants comprising the units will not be separately traded until 90 days after the effective date of this prospectus unless Chardan informs us of its decision to allow earlier separate trading, but in no event will the shares of common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will reflect proceeds we received from the exercise of the over-allotment option if such option is exercised prior to the filing of the Current Report on Form 8-K. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common Stock

Our holders of record of our common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve our initial business combination, our insiders, officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering, including both the insider shares and any shares acquired in this offering or following this offering in the open market, in favor of the proposed business combination.

We will consummate our initial business combination only if public stockholders do not exercise conversion rights in an amount that would cause our net tangible assets to be less than $5,000,001 and a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

Pursuant to our certificate of incorporation, if we do not consummate our initial business combination within 12 months (or up to 18 months at our co-sponsors’ option, as described herein) from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board of Directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our insiders have agreed to waive their rights to share in any distribution with respect to their insider shares. If we anticipate that we may not be able to consummate our initial business combination within 12 months, we may, by resolution of our Board of Directors if requested by our co-sponsors, extend the period of time we will have to consummate an initial business combination up to two times, each by an additional three months (for a total of up to 18 months from the closing of this offering), provided that, pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our co-sponsors or their affiliates or designees, upon five days’ advance notice prior to the applicable deadline, must deposit into the trust account $750,000, or $862,500 if the over-allotment option is exercised in full ($0.10 per share in either case, or an aggregate of $1,500,000 (or $1,725,000 if the over-allotment option is exercised in full)), on or prior to the date of the applicable deadline. Our public stockholders will not be entitled to vote or redeem their shares in connection with any such extension. In the event that our co-sponsors elect to extend the time to complete a business combination and deposits the applicable amount of money into trust, the co-sponsor would receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. In the event that we receive notice from our co-sponsors five days prior to the applicable deadline of its intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our co-sponsors and their affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. To the extent that some, but not all, of our co-sponsors’ affiliates or designees, decide to extend the period of time to consummate our initial business combination, such affiliates or designees may deposit the entire amount required. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than 10 business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our taxes, and then seek to dissolve and liquidate. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders. In the event of our dissolution and liquidation, the private warrants will expire and be worthless.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that public stockholders have the right to sell their shares to us in any tender offer or have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote on the proposed business combination and the business combination is completed.

If we hold a stockholder vote to amend any provisions of our certificate of incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes or for working capital purposes, divided by the number of then outstanding public shares, in connection with any such vote. In either of such events, converting stockholders would be paid their pro rata portion of the trust account promptly following consummation of the business combination or the approval of the amendment to the certificate of incorporation. If the business combination is not consummated or the amendment is not approved, stockholders will not be paid such amounts.

Preferred Stock

There are no shares of preferred stock outstanding. No shares of preferred stock are being issued or registered in this offering. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we reserve the right to do so in the future.

Warrants

No warrants are currently outstanding. Each whole public warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as described below, at any time commencing on the later of one year after the closing of this offering or the consummation of an initial business combination. However, no public warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within 120 days from the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. The warrants will expire five years from the closing of our initial business combination at 5:00 p.m., New York City time.

The private warrants will be identical to the public warrants underlying the units being offered by this prospectus, except that each private warrant will be exercisable for cash (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates.

We may call the outstanding warrants for redemption (excluding the private warrants but including any warrants already issued upon exercise of the unit purchase option), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•        if, and only if, the reported last sale price of the shares of common stock equals or exceeds $16.50 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders, and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our common shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a newly issued price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our Board of Directors and, in the case of any such issuance to our initial stockholders or their affiliates, without taking into account any founder shares or private warrants held by them, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the Market Value is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the newly issued price and the $16.50 per share redemption trigger price described below under will be adjusted (to the nearest cent) to be equal to 165% of the higher of the Market Value and the newly issued price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no public warrants will be exercisable for cash, and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants, and we will not be required to settle any such warrant exercise. If the prospectus relating to the shares of common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.99% or 9.99% (or such other amount as a holder may specify) of common stock outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Contractual Arrangements with respect to the Certain Warrants

We have agreed that so long as the private warrants are still held by the initial purchasers or their affiliates, we will not redeem such warrants, and we will allow the holders to exercise such warrants on a cashless basis (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective). However, once any of the foregoing warrants are transferred from the initial purchasers or their affiliates, these arrangements will no longer apply. Furthermore, because the private warrants will be issued in a private transaction, the holders and their transferees will be allowed to exercise the private warrants for cash even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective and receive unregistered shares of common stock.

Dividends

We have not paid any cash dividends on our shares of common stock to date, and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our shares of common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

We have opted out of Section 203 of the Delaware General Corporate Law, or the DGCL. However, our certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•        prior to such time, our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•        upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•        at or subsequent to that time, the business combination is approved by our Board of Directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 20% or more of our voting stock.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our Board of Directors because the stockholder approval requirement would be avoided if our Board of Directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board of Directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our certificate of incorporation provides that the co-sponsors and their respective affiliates, any of their respective direct or indirect transferees of at least 20% of our outstanding common stock and any group as to which such persons are party to, do not constitute “interested stockholders” for purposes of this provision.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our Board of Directors, by our Chief Executive Officer or by our Chairman.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (1) derivative action or proceeding brought on behalf of our company, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of our company to our company or our stockholders, or any claim for aiding and abetting any such alleged breach, (3) action asserting a claim against our company or any director or officer of our company arising pursuant to any provision of the DGCL or our certificate of incorporation or our bylaws, or (4) action asserting a claim against us or any director or officer of our company governed by the internal affairs doctrine except for, as to each of (1) through (4) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) arising under the federal securities laws, including the Securities Act as to which the Court of Chancery and the federal district court for the District of Delaware shall concurrently be the sole and exclusive forums. Notwithstanding the foregoing, the inclusion of such provision in our certificate of incorporation will not be deemed to be a waiver by our stockholders of our obligation to comply with federal securities laws, rules and regulations, and the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Furthermore, the enforceability of choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

SECURITIES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 9,375,000 shares of common stock issued and outstanding, or 10,781,250 shares of common stock if the over-allotment option is exercised in full. Of these shares, the 7,500,000 shares sold in this offering, or 8,625,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares will not be transferable except in limited circumstances described elsewhere in this prospectus.

Rule 144

A person who has beneficially owned restricted shares of common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•        1% of the number of shares of common stock then issued and outstanding, which will equal 93,750 shares immediately after this offering (or 107,812 if the over-allotment option is exercised in full); and

•        The average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our initial stockholders will be able to sell their insider shares freely without registration one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Registration and Stockholder Rights

The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of the private warrants (and underlying securities), will be entitled to registration and stockholder rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private warrants (and underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. Notwithstanding the foregoing, Chardan Gardiner may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement of which this prospectus forms a part and may not exercise its demand rights on more than one occasion. We will bear the expenses incurred in connection with the filing of any such registration statements. The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of the private warrants, also have certain information rights with respect to material developments relating to the negotiation and consummation of our initial business combination.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units, shares of common stock and warrants, which we refer to collectively as our securities. Because the components of a unit are separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying common stock and redeemable warrant components of the unit, as the case may be. As a result, the discussion below with respect to holders of common stock and warrants should also apply to holders of units (as the deemed owners of the underlying common stock and warrants that comprise the units). This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who purchased units in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•        our co-sponsors, founders, officers or directors;

•        financial institutions or financial services entities;

•        broker-dealers;

•        governments or agencies or instrumentalities thereof;

•        regulated investment companies;

•        real estate investment trusts;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own five percent or more of our shares by vote or value;

•        insurance companies;

•        dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•        persons holding our securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•        U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•        persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•        partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•        tax-exempt entities.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. Partnerships holding our securities and partners in such partnerships are urged to consult their own tax advisors.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

Personal Holding Company Status

We would be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our initial stockholders and certain tax-exempt organizations, pension funds and charitable trusts, it is possible that more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by five or fewer such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of the units or instruments with terms similar to the units for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our common stock and one warrant to acquire one share of common stock. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you agree to adopt such treatment for tax purposes. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one share of common stock and the one warrant based on the relative fair market value of each at the time of issuance. No statutory, administrative or judicial authority directly addresses how to determine the fair market value of securities, such as the common stock and the one warrant, that are included as part of a unit but that do not trade separately from the unit at such time (which will be the case on the date the units are issued pursuant to this offering). Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of value for these purposes. The price allocated to each share of common stock and one warrant should be the stockholder’s initial tax basis in such share of common stock or one warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of common stock and one warrant comprising the unit, and the amount realized on the disposition should be allocated between the common stock and the one warrant based on their respective relative fair market values (as determined by each such unit holder based on all the relevant facts and circumstances) at the time of disposition. The separation of the share of common stock and one warrant comprising a unit should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the units and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our units, shares of common stock or warrants who or that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions.    If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” subject to tax at the preferential long-term capital gains rates. It is unclear whether the redemption rights with respect to the common stock described in this prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants.    Upon a sale or other taxable disposition of our common stock or warrants which, in general, would include a redemption of common stock or warrants that is treated as a sale of such securities as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock or warrants so disposed of. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock or warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the common stock is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders are currently eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock or the warrants based upon the then relative fair market values of the common stock and the warrants included in the units) and (ii) the U.S. holder’s adjusted tax basis in its common stock or warrants so disposed of. A U.S. holder’s adjusted tax basis in its common stock or warrants generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, determined based on the portion of the purchase price of a unit allocated to a share of common stock or one warrant or, as discussed below, the U.S. holder’s initial basis for common stock received upon exercise of warrants) less, in the case of a share of common stock, any prior distributions treated as a return of capital.

Redemption of Common Stock.    In the event that a U.S. holder’s common stock is redeemed pursuant to the redemption provisions described in this prospectus under the section of this prospectus entitled “Description of Securities — Common Stock” or if we purchase a U.S. holder’s common stock in an open market transaction (each of which we refer to as a “redemption”), the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the common stock under Section 302 of the Code. If the redemption qualifies as a sale or exchange of common stock, the U.S. holder will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” above. If the redemption does not qualify as a sale or exchange of common stock, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders — Taxation of Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as owned by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of owning warrants) relative to all of our shares outstanding both before and after the redemption. The redemption of common stock generally will be treated as a sale of the common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other shares of our stock (including any stock constructively owned by the U.S. holder as a result of owning warrants). The redemption of the common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances.

However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders — Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it. A U.S. holder should consult its own tax advisors as to the allocation of any remaining basis.

Exercise, Lapse or Redemption of a Warrant.    Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of common stock upon exercise of a warrant for cash. The U.S. holder’s tax basis in the share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for the units that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrant. It is unclear whether the U.S. holder’s holding period for the common stock received upon exercise of the warrants will begin on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period in the common stock would be treated as commencing on the date of exercise or the day following the date of exercise of the warrants; in either case, the holding period would not include the period during which the U.S. holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered a number of warrants having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. holder’s tax basis in such warrants. Such gain or loss would be long-term or short-term, depending on the U.S. holder’s holding period in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the U.S. holder’s tax basis in the warrants exercised (i.e., the portion of the U.S. holder’s purchase price for the units that is allocated to the warrants, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrants. It is unclear whether a U.S. holder’s holding period for the common stock would commence on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period would not include the period during which the U.S. holder held the warrants. There may also be alternative characterizations of any such taxable exchange that would result in similar tax consequences.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants.” The tax consequences of an exercise of a warrant occurring after our giving notice of an intention to redeem the warrants as described in the section of this prospectus entitled “Description of Securities —Warrants” are unclear under current law. In the case of a cashless exercise, the exercise may be treated either as if we redeemed such warrant for shares of common stock or as an exercise of the warrant. If the cashless exercise of a warrant for shares of common stock is treated as a redemption, then such redemption generally should be treated as a tax-deferred recapitalization for U.S. federal income tax purposes, in which case a U.S. holder should not recognize any gain or loss on such redemption and accordingly, a U.S. holder’s basis in the shares of common stock received should equal the U.S. holder’s basis in the warrant and the holding period of the shares of common stock would include the holding period of the warrant. If the cashless exercise of a warrant is treated as such, the tax consequences generally should be as described in the previous paragraphs under this heading “U.S. Holders — Exercise, Lapse or Redemption of a Warrant.” In the case of an exercise of a warrant for cash, the tax treatment generally should be as described above in the first paragraph under the heading “U.S. Holders — Exercise, Lapse or Redemption of a Warrant.” Due to the lack of clarity under current law regarding the treatment of an exercise of a warrant after our giving notice of an intention to redeem the warrant, there can be no assurance as to which, if any, of the alternative tax consequences described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of the exercise of a warrant occurring after our giving notice of an intention to redeem the warrant as described above.

Possible Constructive Distributions.    The terms of each warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our common stock, or as a result of the issuance of a stock dividend to holders of shares of our common stock, in each case which is taxable to the U.S. holders of such shares as a distribution (as described under “U.S. Holders — Taxation of Distributions” above). Such constructive distribution would be subject to tax in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest resulting from the adjustment.

Information Reporting and Backup Withholding.    In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our units, shares of common stock and warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. All U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our units, common stock or warrants who or that is for U.S. federal income tax purposes:

•        a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•        a foreign corporation or

•        an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership and sale or other disposition of our securities.

Taxation of Distributions.    In general, any distributions (including constructive distributions) we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and are not attributable to a U.S. permanent establishment under an applicable treaty), we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sales proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits, including a distribution in redemption of shares of our common stock. See also “Non-U.S. Holders — Possible Constructive Distributions” for potential U.S. federal tax consequences with respect to constructive distributions.

The withholding tax does not apply to dividends paid to a Non-U.S. holder that are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (or, if an income tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder), provided such Non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, the effectively connected dividends will generally be subject to regular U.S. federal income tax as if the Non-U.S. holder were a United States resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants.    Subject to the discussion of FATCA and backup withholding below, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, which would include a dissolution and liquidation in the event we do not complete an initial business combination within 12 months (or up to 18 months at our co-sponsors’ option, as described herein) from the closing of this offering, or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•        the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•        we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are treated as regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose. If we are or have been a “United States real property holding corporation” and you own warrants, you are urged to consult your own tax advisor regarding the application of these rules.

Unless an applicable income tax treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a United States resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, if our common stock will not be treated as regularly traded on an established securities market, a buyer of our common stock or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We cannot determine whether we will be a United States real property holding corporation in the future until we complete an initial business combination. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Redemption of Common Stock.    The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s common stock generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s common stock, as described under “U.S. Holders — Redemption of Common Stock” above, and the consequences of the redemption to the Non-U.S. holder will be as described above under “Non-U.S. Holders — Taxation of Distributions” and “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants,” as applicable.

Exercise, Lapse or Redemption of a Warrant.    The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. Holders — Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described above in “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants.” The U.S. federal income tax treatment for a Non-U.S. holder of a redemption of warrants for common stock will correspond to the U.S. federal income tax treatment for a U.S. holder of a redemption of warrants for common stock, as described above in “U.S. Holders — Exercise, Lapse or Redemption of a Warrant.” The U.S. federal income tax treatment for a Non-U.S. holder of a redemption of warrants for cash (or if we purchase warrants in an open market transaction) would be similar to that described above under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Possible Constructive Distributions.    The terms of each warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The Non-U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our common stock, or as a result of the issuance of a stock dividend to holders of shares of our common stock, in each case which is taxable to the holders of such shares as a distribution (as described under “Non-U.S. Holders — Taxation of Distributions” above). Such constructive distribution would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if the Non-U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest resulting from the adjustment without any corresponding receipt of cash.

Information Reporting and Backup Withholding.    Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our units, shares of common stock and warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well.

Backup withholding is not an additional tax.    The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

All Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

FATCA Withholding Taxes.    Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that would generally not apply these withholding requirements to gross proceeds from sales or other disposition proceeds from our securities. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes; and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. All prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK AND WARRANTS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

UNDERWRITING (CONFLICTS OF INTEREST)

We intend to offer our securities described in this prospectus through the underwriters named below. Chardan Capital Markets LLC is the representative for the underwriters. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase from us the number of units listed next to its name in the following table:

Underwriter	Number of Units
Chardan Capital Markets LLC
Total	7,500,000

A copy of the form of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Listing of our Securities

Our units, shares of common stock and warrants will be quoted on Nasdaq under the symbols “GDNRU,” “GDNR,” and “GDNRW,” respectively. Our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date that our shares of common stock and warrants are eligible to trade separately, we anticipate that our shares of common stock and warrants will be listed separately and as a unit on Nasdaq. We cannot guarantee that our securities will continue to be listed on Nasdaq after this offering.

Over-allotment Option

We have granted the underwriters an option to buy up to 1,125,000 additional units. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional units approximately in proportion to the amounts specified in the table above.

Commissions and Discounts

Units sold by the underwriters to the public will initially be offered at the offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount of up to $[__] per unit from the public offering price. Any of these securities dealers may resell any units purchased from the underwriters to other brokers or dealers at a discount of up to $[__] per unit from the public offering price. If all of the units are not sold at the initial public offering price, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the units at the prices and upon the terms stated therein, and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms.

On March 25, 2021, Gardiner Healthcare purchased 2,156,250 founder shares from us for $25,000, or approximately $0.012 per share. On April 9, 2021, Gardiner Healthcare sold (i) 388,125 founder shares to Chardan Gardiner and (ii) 366,562 founder shares to CCMAUS, in each case, for approximately $0.012 per share, resulting in Gardiner Healthcare holding a balance of 1,401,563 founder shares.

On October 15, 2021, Gardiner Healthcare, Chardan Gardiner and CCMAUS collectively granted 50,000 founder shares to our independent directors, Dr. Linton and Dr. Sciavolino, with each independent director receiving 25,000 founder shares. On October 15, 2021, Gardiner Healthcare, Chardan Gardiner and CCMAUS collectively granted 25,000 founder shares to our independent director, Mr. Ryan. On October 15, 2021, Gardiner Healthcare, Chardan Gardiner and CCMAUS collectively granted 25,000 founder shares to our independent director, Mr. Rossen.

Of the 100,000 founder shares granted to our independent directors, Gardiner Healthcare granted 65,000 founder shares, Chardan Gardiner granted 18,000 founder shares, and CCMAUS granted 17,000 founder shares, leaving Gardiner Healthcare, Chardan Gardiner and CCMAUS, respectively, with 1,336,563 founder shares, 370,125 founder shares, and 349,562 founder shares.

In addition, our co-sponsor, Chardan Gardiner, has committed to purchase from us 475,714 warrants (or 511,875 warrants if the over-allotment option is exercised in full), at a price of $1.00 per warrant, in a private placement that will close simultaneously with the closing of this offering. See “Certain Transactions” in this prospectus for more information.

Such founder shares and private warrants (and underlying securities) will be considered underwriting compensation in connection with this offering. Such founder shares and private warrants (and underlying securities) will be subject to lock-up restrictions, as required by FINRA rule 5110(e)(1) and may not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness of the registration statement of which this prospectus forms a part or commencement of sales of the offering, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners; provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period. In addition, for so long as they are held by Chardan Gardiner, the private warrants will not be exercisable more than five years from the effective date of the registration statement of which this prospectus forms a part in accordance with FINRA rules. We have granted the holders of private warrants the registration rights as described under Securities Eligible for Future Sale — Registration and Stockholder Rights.” As described under the section “Securities Eligible for Future Sale — Registration and Stockholder Rights,” Chardan Gardiner may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement of which this prospectus forms a part and may not exercise its demand rights on more than one occasion.

We have also agreed to reimburse the underwriters for accountable out-of-pocket expenses up to an aggregate amount of $125,000.

The following table shows the per unit and total underwriting discounts and commissions we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase up to an additional 1,125,000 units.

	Per Unit	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$75,000,000	$86,250,000
Underwriting discounts and commissions	$0.25	$1,875,000	$2,156,250

The offering expenses are estimated at $475,000.

Pricing of Securities

We have been advised by the representative of the underwriters that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the shares of common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	the per share amount of net proceeds being placed into the trust account;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Business Combination Marketing Agreement

We have engaged Chardan as an advisor in connection with our business combination to introduce us to potential investors that are interested in purchasing our securities in connection with the potential business combination, assist us in obtaining stockholder approval for the business combination and assist us with our press releases and public filings in connection with the business combination. We will pay Chardan the Marketing Fee for such services upon the consummation of our initial business combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of this offering, including any proceeds from the full or partial exercise of the over-allotment option (exclusive of any other fees which might become payable pursuant to any other agreement among Chardan and us or any target business). We have also agreed, pursuant to the business combination marketing agreement, to retain Chardan as lead financial advisor to us in connection with our initial business combination, and as a non-exclusive placement agent in connection with any private placement undertaken in connection with such business combination, in each case on mutually agreeable terms and conditions and pursuant to one or more separate engagement letters to be entered into between the parties.

Conflicts of Interest

Chardan Gardiner, an affiliate of Chardan, beneficially owns in excess of 10% of our issued and outstanding common stock. Because Chardan is an underwriter in this offering and its affiliate owns in excess of 10% of our issued and outstanding common stock, Chardan is deemed to have a “conflict of interest” under Rule 5121.

Accordingly, this offering is being made in compliance with the requirements of Rule 5121, which requires, among other things, that a qualified independent underwriter participate in the preparation of, and exercise the usual standards of due diligence with respect to, the registration statement and this prospectus. B. Riley Securities, Inc. has agreed to act as a qualified independent underwriter for this offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 thereof. B. Riley Securities, Inc. will receive $100,000 for serving as a qualified independent underwriter in connection with this offering. We have agreed to indemnify B. Riley Securities, Inc. against liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act. Pursuant to Rule 5121, Chardan will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•        Stabilizing Transactions.    The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $10.00 and the underwriters comply with all other applicable rules.

•        Over-Allotments and Syndicate Coverage Transactions.    The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus up to the amount of the over-allotment option. This is known as a covered short position. The underwriters may also create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus and the units allowed by the over-allotment option. This is known as a naked short position. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option. Determining what method to use in reducing the short position depends on how the units trade in the aftermarket following the offering. If the unit price drops following the offering, the short position is usually covered with shares purchased by the underwriters in the aftermarket. However, the underwriters may cover a short position by exercising the over-allotment option even if the unit price drops following the offering. If the unit price rises after the offering, then the over-allotment option is used to cover the short position. If the short position is more than the over-allotment option, the naked short must be covered by purchases in the aftermarket, which could be at prices above the offering price.

•        Penalty Bids.    The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on Nasdaq, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering,but we may do so at our discretion. However, any of the underwriters may, among other things, introduce us to potential target businesses, provide financial advisory services to us in connection with a business combination or assist us in raising additional capital in the future, including by acting as a non-exclusive placement agent in a private offering or underwriting or arranging debt financing If any underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 60 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering. We may pay any underwriter of this offering or any entity with which it is affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination. Any fees we may pay an underwriter or its affiliates for services rendered to us after this offering may be contingent on the completion of a business combination and may include non-cash compensation. If Chardan or its affiliates provide these services to us, it may have a potential conflict of interest given that Chardan is entitled to the Marketing Fee only if an initial business combination is completed within the specified timeframe.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Resale Restrictions

We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

•        the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

•        where required by law, that the purchaser is purchasing as principal and not as agent;

•        the purchaser has reviewed the text above under Resale Restrictions; and

•        the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

LEGAL MATTERS

Reed Smith LLP is acting as counsel in connection with the registration of our securities under the Securities Act and will pass on the validity of the securities offered in the prospectus. Greenberg Traurig, LLP is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Gardiner Healthcare Acquisitions Corp. as of April 8, 2021, and for the period from March 25, 2021 (inception) through April 8, 2021 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

GARDINER HEALTHCARE ACQUISITIONS CORP.

INDEX TO FINANCIAL STATEMENTS

PAGE
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of September 30, 2021 (unaudited) and April 8, 2021 (audited)	F-3
Statements of Operations for the period March 25, 2021 (inception) through September 30, 2021 (unaudited) and for the period from March 25, 2021 (inception) through April 8, 2021 (audited)	F-4
Statements of Changes in Stockholder’s Equity for the period March 25, 2021 (inception) through September 30, 2021 (unaudited) and for the period from March 25, 2021 (inception) through April 8, 2021 (audited)	F-5
Statements of Cash Flows for the period March 25, 2021 (inception) through September 30, 2021 (unaudited) and for the period from March 25, 2021 (inception) through April 8, 2021 (audited)	F-6
Notes to Financial Statements	F-7

Report of Independent Registered Public Accounting Firm

Stockholders and Board of Directors

Gardiner Healthcare Acquisitions Corp.

New York, New York

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Gardiner Healthcare Acquisitions Corp. (the “Company”) as of April 8, 2021, the related statements of operations, changes in stockholder’s equity and cash flows for the period from March 25, 2021 (inception) through April 8, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 8, 2021, and the results of its operations and its cash flows for the period from March 25, 2021 (inception) through April 8, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, as of April 8, 2021, the Company does not have sufficient cash and working capital to sustain its operations and the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BDO USA, LLP

We have served as the Company's auditor since 2021.

New York, New York

June 3, 2021

Gardiner Healthcare Acquisitions Corp.

BALANCE SHEETS

	September 30, 2021	April 8, 2021
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Cash	$1,563	$25
Total current assets	1,563	25
OTHER ASSETS
Deferred offering costs	143,737	50,000
Total other assets	143,737	50,000
TOTAL ASSETS	$145,300	$50,025
LIABILITIES AND SHAREHOLDERS' EQUITY CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,154	$1,000
Accrued offering costs	75,300	-
Promissory note - related party	45,025	25,025
Total current liabilities	121,479	26,025
TOTAL LIABILITIES	$121,479	$26,025
COMMITMENTS AND CONTINGENCIES SHAREHOLDERS' EQUITY
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	$-	$-
Common stock; $0.0001 par value; 50,000,000 shares authorized; 2,156,250 issued and outstanding (1)	215	215
Additional paid-in capital	24,785	24,785
Accumulated deficit	(1,179)	(1,000)
TOTAL SHAREHOLDERS' EQUITY	23,821	24,000
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$145,300	$50,025

(1) This number includes an aggregate of up to 281,250 shares of common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 4).

The accompanying notes are an integral part of these financial statements.

Gardiner Healthcare Acquisitions Corp.

STATEMENTS OF OPERATIONS

	For the period March 25, 2021 (inception) through September 30, 2021 (unaudited)	For the period March 25, 2021 (inception) through April 8, 2021 (audited)
EXPENSES
General and administrative expenses	$1,179	$1,000

Total expenses	1,179	1,000

NET LOSS	$(1,179)	$(1,000)

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC AND DILUTED (1)	1,875,000	1,875,000

BASIC AND DILUTED NET LOSS PER SHARE	$(0.00)	$(0.00)

(1) This number excludes an aggregate of up to 281,250 shares of common stock subject to forfeiture if the overallotment option is not exercised in full or in part by the underwriter (see Note 4).

The accompanying notes are an integral part of these financial statements.

Gardiner Healthcare Acquisitions Corp.

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

	Common stock				Total
			Additional	Accumulated	stockholder's
	Shares	Amount	paid-in capital	deficit	equity
Balance, March 25, 2021 (inception)	-	$-	$-	$-	$-

Issuance of common stock to Sponsor (1)	2,156,250	215	24,785	-	25,000

Net loss	-	-	-	(1,000)	(1,000)

Balance, April 08, 2021 (audited)	2,156,250	$215	$24,785	$(1,000)	$24,000

Net loss
Balance, June 30, 2021 (unaudited)	2,156,250	$215	$24,785	$(1,000)	$24,000

Net loss	-	-	-	(179)	(179)
Balance, September 30, 2021 (unaudited)	2,156,250	$215	$24,785	$(1,179)	$23,821

(1) This number includes an aggregate of up to 281,250 shares of common stock subject to forfeiture if the overallotment option is not exercised in full or in part by the underwriter (see Note 4).

The accompanying notes are an integral part of these financial statements

Gardiner Healthcare Acquisitions Corp.

STATEMENTS OF CASH FLOWS

	For the period March 25, 2021 (inception) through September 30, 2021 (unaudited)	For the period March 25, 2021 (inception) through April 08, 2021 (audited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,179)	$(1,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities: Accounts payable	1,154	1,000
Net cash flows used in operating activities	(25)	-
CASH FLOWS FROM FINANCING ACTIVITIES
Payment of Deferred Offering Costs	(18,437)
Proceeds from promissory note - related party	20,025	25
Net cash flows provided by financing activities	1,588	25
NET CHANGE IN CASH	1,563	25
CASH, BEGINNING OF PERIOD	-	-
CASH, END OF PERIOD	$1,563	$25
Supplemental disclosure of noncash activities: Payment of deferred offering costs by note payable - related party	$25,000	$25,000
Deferred offering costs included in accrued offering costs	$75,300	$-
Payment of deferred offering costs by the Sponsor in exchange for the issuance of common stock	$25,000	$25,000

The accompanying notes are an integral part of these financial statements

GARDINER HEALTHCARE ACQUISITIONS CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Gardiner Healthcare Acquisitions Corp. (the “Company”) was incorporated in Delaware on March 25, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses (the “Business Combination”). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus on the healthcare or healthcare related industries. In particular, we will target North American or European companies in the life sciences and medical technology sectors, with a specific focus on small and large molecule therapeutics. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2021, the Company had not commenced any operations. All activity for the period from March 25, 2021 (inception) through September 30, 2021 relates to the Company’s formation and the proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the “Proposed Public Offering”) of 7,500,000 units (each, a “Unit” and collectively, the “Units”) at $10.00 per Unit (or 8,625,000 units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 3,700,000 warrants (or 3,981,250 warrants if the underwriters’ over-allotment option is exercised in full) (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering will be held in a trust account (“Trust Account”), located in the United States at J.P. Morgan Chase, N.A., with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company will provide its holders of the outstanding shares of its common stock, par value $0.0001 (“common stock”), sold in the Proposed Public Offering (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Share upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares (as defined below in Note 3) for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote its Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination. Subsequent to the consummation of the Proposed Public Offering, the Company will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with the Company’s legal counsel prior to execution. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the common stock sold in the Proposed Public Offering, without the prior consent of the Company.

The Company’s co-sponsors, officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their shares of common stock in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 12 months (or up to 18 months at our co-sponsors’ option, as described herein) from the closing of the Proposed Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay the Company’s franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s Board of Directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders should acquire Public Shares in or after the Proposed Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to its deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, our co-sponsor, Gardiner Healthcare has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

As of September 30, 2021, the Company had $1,563 in cash and a working capital deficit of $119,916. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. The Company lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. Management’s plans to address this need for capital through the Proposed Public Offering. The Company cannot assure that its plans to raise capital or to consummate an initial Business Combination will be successful. In addition, management is currently evaluating the impact of the COVID-19 pandemic on the industry and its effect on the Company’s financial position, results of its operations and/or closing the initial public offering or search for a target company.

These factors, among others, raise substantial doubt about the Company’s ability to continue as going concern one year from the date these financial statements are issued. The financial statements do not include any adjustments that might result from its inability to consummate the Proposed Public Offering or its inability to continue as a going concern.

On January 30, 2020, the World Health Organization ("WHO") announced a global health emergency because of a new strain of coronavirus (the "COVID-19 pandemic"). The full impact of the COVID-19 pandemic continues to evolve. Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

The accompanying unaudited financial statements as of September 30, 2021 and for the period from March 25, 2021 (inception) through September 30, 2021 have been prepared in accordance with U.S. GAAP for interim financial information and Article 10 of Regulation S-X. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the period from March 25, 2021 (inception) through September 30, 2021 are not necessarily indicative of the results that may be expected for the period ending December 31, 2021, or any future period.

Emerging Growth Company

The Company is an “emerging growth company” as defined in Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statement with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of September 30, 2021 and April 8, 2021, the Company had $1,563 and $25 of cash and cash equivalents, respectively. The Company has no cash equivalents as of September 30, 2021 or April 8, 2021.

Deferred Offering Costs Associated with the Proposed Public Offering

Deferred offering costs will consist of direct costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Net Loss Per Common Share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” As of September 30, 2021 and April 8, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Stock Compensation Expense

The Company accounts for stock-based compensation expense in accordance with ASC 718, “Compensation – Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date and recognized over the requisite service period. To the extent a stock-based award is subject to a performance condition, the amount of expense recorded in a given period, if any, reflects an assessment of the probability of achieving such performance condition, with compensation recognized once the event is deemed probable to occur. The fair value of equity awards has been estimated using a market approach. Forfeitures are recognized as incurred.

The Company’s Founder Shares were granted to certain independent directors subject to a performance condition, namely the occurrence of a Business Combination. This market condition is considered in determining the grant date fair value of these instruments using Monte Carlo simulation. Compensation expense related to the Founder Shares is recognized only when the performance condition is probable of occurrence, or more specifically when a Business Combination is consummated. Therefore, no stock-based compensation expense has been recognized during the period from inception to September 30, 2021 or April 8, 2021.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the federal depository insurance coverage of $250,000. As of September 30, 2021 and April 8, 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

ASC Topic 820, “Fair value Measurement”, defines fair value as the amount that would be received to sell an asset or paid to transfer a liability, in an orderly transaction between market participants.

Fair value measurements are classified on a three-tier hierarchy as follows:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In many cases, a valuation technique used to measure fair value includes inputs from multiple levels of the fair value hierarchy described above. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.

The fair value of the Company's assets and liabilities, which qualify as financial instruments approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. There were no derivative financial instruments as of September 30, 2021 or April 8, 2021.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation, or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of September 30, 2021 or April 8, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties for the period from March 25, 2021 (date of inception) to September 30, 2021 or March 25, 2021 (date of inception) to April 8, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed to be de minimis for the period March 25, 2021 (inception) through September 30, 2021 and March 25, 2021 (inception) through April 8, 2021.

Recent Accounting Standards

The Company has considered all new accounting standards and has concluded that there are no new standards that may have a material impact on the results of operations, financial condition, or cash flows, based on the current information.

Note 3 — Public Offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 7,500,000 Units at a price of $10.00 per Unit (or 8,625,000 Units if the underwriters’ over-allotment option is exercised in full). Each Unit consists of one share of common stock (such shares of common stock included in the Units being offered, the “Public Shares”), and one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4 — Related Party Transactions

Founder Shares

On March 25, 2021, the Company’s initial stockholders purchased 2,156,250 shares (the “Founder Shares”) of the Company’s common stock for an aggregate price of $25,000. The initial stockholders have agreed to forfeit up to 281,250 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares after the Proposed Public Offering. If the Company increases or decreases the size of the offering, the Company will effect a stock dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the Proposed Public Offering in such amount as to maintain the Founder Share ownership of the Company’s stockholders prior to the Proposed Public Offering at 20.0% of the Company’s issued and outstanding common stock upon the consummation of the Proposed Public Offering.

The initial stockholders will agree, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until (A) with respect to 50% of the Founder Shares, the earlier of six months after the date of the consummation of the initial Business Combination and date on which the closing price of the common stock equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganization and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the initial Business Combination, and (B) with respect to the remaining 50% of the Founder Shares, six month after the date of the consummation of the initial Business Combination, or earlier, in either case, if, subsequent to the initial Business Combination, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares for cash, securities or other property.

Promissory Note – Related Party

On March 25, 2021, Gardiner Healthcare Holdings, LLC agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Proposed Public Offering pursuant to a sponsor note (the “Note”). This loan is non-interest bearing and payable on the earlier of December 31, 2021 or the completion of the Proposed Public Offering. As of September 30, 2021 and April 8, 2021, there was $45,025 and $25,025 outstanding under the Note, respectively.

Related Party Loans

In addition, in order to finance transaction costs in connection with a Business Combination, certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2.0 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of September 30, 2021 and April 8, 2021, there were no Working Capital Loans outstanding.

Support Services

The Company intends to pay Gardiner Healthcare Holdings, LLC a fee of approximately $10,000 per month following the consummation of the Proposed Public Offering until the earlier of the consummation of the Business Combination or liquidation for the use of office space and administrative support services.

Note 5 — Private Placement Warrants

Our initial stockholders have agreed to purchase an aggregate of 3,700,000 Private Placement Warrants (or 3,981,250 the over-allotment option is exercised in full) at a price of $1.00 per Private Placement Warrant ($3,700,000 in the aggregate or $3,981,250 million in the aggregate if the over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each whole Private Placement Warrant is exercisable for one whole share of common stock at a price of $11.50 per share. The proceeds from the Private Placement Warrants will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by our initial stockholders or their permitted transferees.

Our initial stockholders and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Note 6 — Commitments & Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Proposed Public Offering. These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the date of this prospectus to purchase up to 1,125,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to an underwriting discount of $0.25 per unit, or $1,875,000 in the aggregate (or $2,156,250 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering.

Business Combination Marketing Agreement

The Company has engaged Chardan Capital Markets, LLC (“Chardan”) as an advisor in connection with the Company’s business combination to introduce us to potential investors that are interested in purchasing the Company’s securities in connection with the potential business combination, assist the Company in obtaining stockholder approval for the business combination and assist the Company with its press releases and public filings in connection with the business combination. The Company will pay Chardan the Marketing Fee for such services upon the consummation of the Company’s initial Business Combination in an amount equal to 3.5% of the gross proceeds of this offering, including any proceeds from the full or partial exercise of the over-allotment option (exclusive of any other fees which might become payable pursuant to any other agreement among Chardan and the Company or any target business). The Company has also agreed, pursuant to the business combination marketing agreement, to retain Chardan as lead financial advisor to the Company in connection with the Company’s initial business combination, and as a non-exclusive placement agent in connection with any private placement undertaken in connection with such business combination, in each case on mutually agreeable terms and conditions and pursuant to one or more separate engagement letters to be entered into between the parties.

Note 7 — Warrant Liabilities

The Company will account for the 3,700,000 private placement warrants in accordance with the guidance contained in ASC 815-40, “Derivatives and Hedging - Contracts in Entity’s Own Equity”. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, we will classify each private warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re- measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in our statement of operations.

Note 8 — Stockholder’s Equity

Common Stock

Common Stock — The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.0001 per share. As of September 30, 2021 and April 8, 2021, there were 2,156,250 shares of common stock issued or outstanding of which up to 281,250 are subject to forfeiture if the underwriter’s over-allotment is not exercised.

On October 15 , 2021, Gardiner Healthcare, Chardan Gardiner and CCMAUS collectively granted 100,000 founder shares to our independent directors, Dr. Linton, Dr. Sciavolino, Mr, Ryan, and Mr. Rossen, with each independent director receiving 25,000 founder shares. Independent directors acknowledge that if either (i) the Company is no longer in good faith pursuing the consummation of an initial public offering of the Company; or (ii) at any time prior to consummation of the Company’s initial business combination, (a) independent director resigns as a director of the Company (other than a resignation in connection with such business combination), for any reason or no reason, or (b) independent director is removed as a director of the Company for cause, then, upon written notice, the transferred shares shall automatically be forfeited and transferred back for no consideration.

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of September 30, 2021 and April 8, 2021, there were no shares of preferred stock issued or outstanding.

Warrants

The Public Warrants will be accounted for as an equity instrument in the Company’s financial statements. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Proposed Public Offering. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

 Once the warrants become exercisable, the Company may redeem the Public Warrants:

•              in whole and not in part;

•              at a price of $0.01 per warrant;

•              upon not less than 30 days’ prior written notice of redemption;

•             if, and only if, the reported last sale price of the shares of common stock equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•             if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying the warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The Private Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Private Warrants and the shares of common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s Board of Directors, and in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities.

Note 9 — Subsequent events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued. Based on this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the audited financial statements.

Note 10 — Subsequent events

Other than the shares issued on October 15, 2021 (see note 8), there were no significant unrecognized events through the date of the issuance of the unaudited financial statements.

$75,000,000

Gardiner Healthcare Acquisitions Corp.

7,500,000 Units

PRELIMINARY PROSPECTUS

Sole Book-Running Manager

Chardan

_______, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustee’s fee	$6,500
SEC registration fee	7,996
FINRA filing fee	13,438
Accounting fees and expenses	40,000
Nasdaq listing and filing fees	75,000
Printing and filing expenses	35,000
Legal fees and expenses	250,000
Miscellaneous expenses	47,066
Total	$475,000

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, or the DGCL.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)      A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)      A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)      To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. For indemnification with respect to any act or omission occurring after December 31, 2020, references to “officer” for purposes of this paragraphs (c)(1) and (2) of this section shall mean only a person who at the time of such act or omission is deemed to have consented to service by the delivery of process to the registered agent of the corporation pursuant to § 3114(b) of Title 10 (for purposes of this sentence only, treating residents of this State as if they were nonresidents to apply § 3114(b) of Title 10 to this sentence).

(d)      Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination: (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)      Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)      The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)      A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)      For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)       For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)       The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)      The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our certificate of incorporation provides that our directors will not be personally liable for monetary damages resulting from breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors. The effect of this provision of our certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended.

Our certificate of incorporation also provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our Board of Directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our certificate of incorporation.

Our bylaws, which we intend to adopt immediately prior to the closing of this offering, include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our Board of Directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We will enter into indemnity agreements with each of our officers and directors, a form of which is filed as Exhibit 10.6 to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement that will be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

•        On March 25, 2021, Gardiner Healthcare purchased 2,156,250 founder shares from us for $25,000, or approximately $0.012 per share. On April 9, 2021, Gardiner Healthcare sold (i) 388,125 founder shares to Chardan Gardiner and (ii) 366,562 founder shares to CCMAUS, in each case for approximately $0.012 per share, resulting in Gardiner Healthcare holding a balance of 1,401,563 founder shares. On October 15, 2021, Gardiner Healthcare, Chardan Gardiner and CCMAUS collectively granted 50,000 founder shares to our independent directors, Dr. Linton and Dr. Sciavolino, with each independent director receiving 25,000 founder shares. On October 15, 2021, Gardiner Healthcare, Chardan Gardiner and CCMAUS collectively granted 25,000 founder shares to our independent director, Mr. Ryan. On October 14, 2021, Gardiner Healthcare, Chardan Gardiner and CCMAUS collectively granted 25,000 founder shares to our independent director, Mr. Rossen. Of the 100,000 founder shares granted to our independent directors, Gardiner Healthcare granted 65,000 founder shares, Chardan Gardiner granted 18,000 founder shares, and CCMAUS granted 17,000 founder shares, leaving Gardiner Healthcare, Chardan Gardiner and CCMAUS, respectively, with 1,336,563 founder shares, 370,125 founder shares, and 349,562 founder shares. We refer to these shares held by our co-sponsors, officers and directors as “founder shares” or “insider shares.” The founder shares include an aggregate of up to 281,250 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or is exercised in part. Because these offers and sales were made in transactions not involving a public offering, the shares were issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act.

•        Gardiner Healthcare has committed to purchase from us 2,775,000 warrants (or 2,985,938 warrants if the over-allotment option is exercised in full), Chardan Gardiner has committed to purchase from us 475,714 warrants (or 511,875 warrants if the over-allotment option is exercised in full), and CCMAUS has committed to purchase from us 449,286 warrants (or 483,438 warrants if the over-allotment option is exercised in full), in each case, at a price of $1.00 per warrant, for an aggregate purchase price of $3,700,000 (or $3,981,250 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. We refer to these warrants, collectively, as the “private warrants” throughout this prospectus. Each private warrant is exercisable for one (1) share of common stock at an exercise price of $11.50 per share. Because this offer and sale is being made to existing stockholders, the sale does not involve a public offering and is being made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)      The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
1.2**	Form of Business Combination Marketing Agreement.
3.1*	Certificate of Incorporation.
3.2*	Form of Amended and Restated Certificate of Incorporation.
3.3*	Bylaws.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Common Stock Certificate.
4.3*	Specimen Warrant Certificate.
4.4**	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1*	Opinion of Reed Smith LLP.
10.1*	Form of Letter Agreement among the Registrant, Gardiner Healthcare Holdings, LLC, Chardan Gardiner LLC and CCMAUS Pty Ltd.
10.2*	Form of Letter Agreement among the Registrant and the Registrant’s officers, directors and director nominees.
10.3*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.

10.4*	Form of Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.
10.5**	Form of Registration and Stockholder Rights Agreement among the Registrant and the Initial Stockholders.
10.6*	Subscription Agreement between the Registrant and Gardiner Healthcare Holdings, LLC.
10.7*	Form of Indemnity Agreement.
10.8*	Promissory Note
10.9*	Amended and Restated Promissory Note.
10.10*	Private Placement Warrants Purchase Agreement between the Registrant and Gardiner Healthcare Holdings, LLC.
10.11*	Private Placement Warrants Purchase Agreement between the Registrant and Chardan Gardiner LLC.
10.12*	Private Placement Warrants Purchase Agreement between the Registrant and CCMAUS PTY LTD.
10.13*	Form of Administrative Services Agreement.
10.14*	Founder Shares Purchase Agreement among Gardiner Healthcare Holdings, LLC and CCMAUS Pty Ltd.
10.15*	Founder Shares Purchase Agreement among Gardiner Healthcare Holdings, LLC and Chardan Gardiner LLC.
14.1*	Form of Code of Ethics.
23.1**	Consent of BDO USA, LLP.
23.2*	Consent of Reed Smith LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (previously included on the signature page of this Registration Statement).
99.1*	Form of Nominating and Corporate Governance Committee Charter.
99.2*	Form of Audit Committee Charter.
99.3*	Form of Compensation Committee Charter.

*	Filed previously.

**	Filed herewith.

Item 17. Undertakings.

(a)      The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)      The undersigned registrant hereby undertakes that:

(1)      For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)      For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shaker Heights, State of Ohio on the 19th day of November, 2021.

GARDINER HEALTHCARE ACQUISITIONS CORP.
By:	/s/ Marc F. Pelletier
Name:	Marc F. Pelletier
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Marc F. Pelletier	Chairman and Chief Executive Officer	November 19, 2021
Marc F. Pelletier	(Principal Executive Officer)

*	Chief Financial Officer	November 19, 2021
David P. Jenkins	(Principal Financial and Accounting Officer)

*	Executive Vice President, Chief Development Officer and Director	November 19, 2021
Paul R. McGuirk

*	Chief Business Officer and Director	November 19, 2021
Janelle R. Anderson

*	Director	November 19, 2021
Frank C. Sciavolino

*	Director	November 19, 2021
James P. Linton

*	Director	November 19, 2021
Thomas F. Ryan, Jr.

*	Director	November 19, 2021
Matthew Rossen

*	By:	/s/ Marc F. Pelletier
	Name: Title:	Marc F. Pelletier Attorney-in-Fact